                                                                    EXHIBIT 10.2



================================================================================


                                  $250,000,000

                                CREDIT AGREEMENT


                           Dated as of June 12, 1998


                                     Among


                           ARKANSAS BEST CORPORATION

                                as the Borrower,


                       SOCIETE GENERALE, SOUTHWEST AGENCY

                            as Administrative Agent,


                       BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION

                                      and

                        WELLS FARGO BANK (TEXAS), N.A.,

                          as Co-Documentation Agents,


                                      and


                             THE BANKS NAMED HEREIN

                                  as the Banks


================================================================================

                               TABLE OF CONTENTS

                                                                                                            Page

ARTICLE I                                    DEFINITIONS AND ACCOUNTING TERMS
     Section 1.1      Certain Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Section 1.2      Computation of Time Periods   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Section 1.3      Accounting Terms; Changes in GAAP   . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Section 1.4      Types of Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Section 1.5      Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE II                                THE ADVANCES AND THE LETTERS OF CREDIT
     Section 2.1      The Advances.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Section 2.2      Method of Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Section 2.3      Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Section 2.4      Reduction of the Revolving Commitments  . . . . . . . . . . . . . . . . . . . . . . .  25
     Section 2.5      Repayment of Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 2.6      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 2.7      Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Section 2.8      Breakage Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 2.9      Increased Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 2.10     Payments and Computations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     Section 2.11     Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     Section 2.12     Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     Section 2.13     Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     Section 2.14     Determination of Borrowing Base   . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Section 2.15     Bank Replacement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Section 2.16     Sharing of Payments, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     Section 2.17     Collateral.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE III                                       CONDITIONS OF LENDING
     Section 3.1      Conditions Precedent to Effectiveness of this Agreement   . . . . . . . . . . . . . .  41
     Section 3.2      Conditions Precedent for each Borrowing or Letter of Credit   . . . . . . . . . . . .  42

ARTICLE IV                                    REPRESENTATIONS AND WARRANTIES
     Section 4.1      Corporate Existence; Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Section 4.2      Corporate Power   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Section 4.3      Authorization and Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Section 4.4      Enforceable Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 4.5      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 4.6      True and Complete Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 4.7      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 4.8      Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

     Section 4.9      Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     Section 4.10     Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     Section 4.11     Pension Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 4.12     Condition of Property; Casualties   . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 4.13     Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 4.14     No Burdensome Restrictions; No Defaults   . . . . . . . . . . . . . . . . . . . . . .  46
     Section 4.15     Environmental Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     Section 4.16     Permits, Licenses, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     Section 4.17     Existing Mortgage Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     Section 4.18     Year 2000   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE V                                         AFFIRMATIVE COVENANTS
     Section 5.1      Compliance with Laws, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     Section 5.2      Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     Section 5.3      Preservation of Corporate Existence, Etc.   . . . . . . . . . . . . . . . . . . . . .  49
     Section 5.4      Payment of Taxes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     Section 5.5      Visitation Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     Section 5.6      Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     Section 5.7      Maintenance of Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     Section 5.8      Ownership of ABF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE VI                                          NEGATIVE COVENANTS
     Section 6.1      Liens, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     Section 6.2      Amendment of Material Documents   . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     Section 6.3      Agreements Restricting Distributions From Subsidiaries  . . . . . . . . . . . . . . .  54
     Section 6.4      Merger or Consolidation; Asset Sales  . . . . . . . . . . . . . . . . . . . . . . . .  54
     Section 6.5      Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     Section 6.6      Investments, Loans, Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     Section 6.7      Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     Section 6.8      Maintenance of Ownership of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . .  56
     Section 6.9      No Further Negative Pledges   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     Section 6.10     Other Businesses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     Section 6.11     Debt Service Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     Section 6.12     Net Worth   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     Section 6.14     Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     Section 6.15     Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     Section 6.16     Acquisition Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE VII                                              REMEDIES
     Section 7.1      Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     Section 7.2      Optional Acceleration of Maturity   . . . . . . . . . . . . . . . . . . . . . . . . .  60
     Section 7.3      Automatic Acceleration of Maturity  . . . . . . . . . . . . . . . . . . . . . . . . .  61
     Section 7.4      Cash Collateral Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

     Section 7.5      Non-exclusivity of Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Section 7.6      Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE VIII                                AGENCY AND ISSUING BANK PROVISIONS
     Section 8.1      Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Section 8.2      Agent's Reliance, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Section 8.3      The Agent and Its Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     Section 8.4      Bank Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     Section 8.5      Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     Section 8.6      Successor Agent and Issuing Banks   . . . . . . . . . . . . . . . . . . . . . . . . .  64
     Section 8.7      Co-Documentation Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

ARTICLE IX                                            MISCELLANEOUS
     Section 9.1      Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
     Section 9.2      Notices, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     Section 9.3      No Waiver; Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     Section 9.4      Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     Section 9.5      Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     Section 9.6      Bank Assignments and Participations   . . . . . . . . . . . . . . . . . . . . . . . .  66
     Section 9.7      Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     Section 9.8      Execution in Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     Section 9.9      Survival of Representations, etc  . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     Section 9.10     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     Section 9.11     Business Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     Section 9.12     Usury Not Intended  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     Section 9.13     Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     Section 9.14     Consent to Jurisdiction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     Section 9.15     Banks Not in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     Section 9.16     Headings Descriptive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     Section 9.17     WAIVERS OF JURY TRIAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     Section 9.18     ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71


EXHIBITS:

Exhibit A     -       Form of Note
Exhibit B     -       Form of Subsidiary Guaranty and Contribution Agreement
Exhibit C     -       Form of Borrower Security Agreement
Exhibit D     -       Form of Guarantors Security Agreement
Exhibit E     -       Form of Notice of Borrowing
Exhibit F     -       Form of Notice of Conversion or Continuation
Exhibit G     -       Form of Assignment and Acceptance
Exhibit H     -       Form of Borrower's/Guarantors' Counsel Opinion


Exhibit I     -       Form of Agent's Counsel Opinion
Exhibit J     -       Form of Compliance Certificate
Exhibit K     -       Form of Borrowing Base Certificate
Exhibit L    -        Form of Swingline Note

SCHEDULES:

Schedule 1.1(a)       -        Revolving Commitments
Schedule 1.1(b)       -        Letters of Credit Outstanding
Schedule 2.17         -        Locations of Certificates of Title
Schedule 4.1          -        Subsidiaries
Schedule 4.7          -        Litigation
Schedule 4.10         -        Tax Disclosure
Schedule 6.1          -        Existing Liens and Secured Indebtedness
Schedule 6.7          -        Certain Intercompany Arrangements
Schedule 6.15         -        Outstanding Indebtedness
Schedule 9.2          -        Notice Information for Banks

                                CREDIT AGREEMENT


     This Credit Agreement dated as of June 12, 1998 is among Arkansas Best Corporation, a Delaware corporation, as the Borrower, Societe Generale, Southwest Agency, as Administrative Agent, Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents, and the Banks.

     The parties hereto do hereby agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     Section I.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Acceptable Security Interest" means a valid, binding, and enforceable Lien in any collateral (a) which exists in favor of the Agent for the benefit of the Agent, the Co-Documentation Agents and the Banks, (b) which upon perfection will be superior to all other Liens, other than Liens permitted under Section 6.1 of this Agreement, (c) which secures the Obligations, and (d) which (i) is perfected, except to the extent nonperfection is expressly permitted by the Credit Documents or (ii) will be perfected upon filing or recording under applicable law all documents or instruments necessary to perfect the same and all such documents and instruments have been duly executed by the Borrower or a Guarantor, as the case may be, and delivered to the Agent on or prior to the Effective Date.

     "Accession Agreement" means an Accession Agreement in the form attached to the Guaranty as Annex 2 thereto, which agreement causes the Person executing and delivering the same to the Agent to become a party to the Guaranty and to the Guarantors Security Agreement.

     "Acquisition Expenditures" means, for any period, the aggregate of all expenditures and costs of the Borrower and its Subsidiaries paid in cash, debt securities, Property other than common stock, or the assumption of Indebtedness during such period for (a) the purchase or acquisition of assets of a business of another Person other than the Borrower and any of its Subsidiaries, and (b) the acquisition of stock, partnership, joint venture interests or other equity interests in any Person other than the Borrower and any of its Subsidiaries.

     "Adjusted Consolidated" means Consolidated (as herein defined) less accounts of Treadco.

     "Adjusted Prime Rate" means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2%.

     "Advance" means either a Revolving Advance or a Swingline Advance, any such Revolving Advance being either a Prime Rate Advance or a Eurodollar Rate Advance.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract or otherwise.

     "Agent" means Societe Generale, Southwest Agency in its capacity as Administrative Agent for the Banks pursuant to Article VIII and any successor Administrative Agent pursuant to Section 8.6.

     "Agent's Fee Letter" means the letter agreement dated as of April 13, 1998 between the Borrower and the Agent.

     "Agreement" means this Credit Agreement dated as of June 12, 1998 among the Borrower, the Agent, the Co-Documentation Agents and the Banks, as it may be amended hereafter in accordance with its terms.

     "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Prime Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

     "Applicable Margin" means, at any time with respect to any Revolving Advance, commitment fees or letter of credit fees hereunder (except as otherwise provided below), the lesser of the applicable percentages set forth in the following two tables. Except as otherwise provided herein, the "Applicable Margin" shall mean the following percentages determined as a function of the Borrower's Leverage Ratio:

                                   Eurodollar                                Letter of
    Tier           Leverage           Rate       Prime Rate    Commitment      Credit
    Level           Ratio           Advances      Advances        Fees          Fees
    -----           -----           --------      --------        ----          ----

      I             $3.25            1.250%        0.250%        0.375%        1.125%

     II        $2.75 and <3.25       1.125%        0.125%        0.375%        1.000%

    III        $2.25 and <2.75       0.875%        0.000%        0.250%        0.750%

     IV        $2.00 and <2.25       0.750%        0.000%        0.250%        0.625%

      V        $1.50 and <2.00       0.625%        0.000%        0.200%        0.500%

     VI        $1.25 and <1.50       0.500%        0.000%        0.200%        0.375%

    VII         less than 1.25       0.400%        0.000%        0.200%        0.275%

     The foregoing ratio (a) shall be established at Tier Level III for the period from the Effective Date through June 30, 1998, and (b) shall thereafter be determined from the financial statements of the Borrower and its Consolidated Subsidiaries most recently delivered pursuant to Section 5.6(a) or
Section 5.6(b) and certified to by an authorized financial officer of the Borrower in accordance with such Sections. Any change in the Applicable Margin shall be effective upon the date of delivery of the financial statements pursuant to Section 5.6(a) or Section 5.6(b), as the case may be, and receipt by the Agent of the Compliance Certificate required by such Sections. If the Borrower fails to deliver any financial statements within the times specified in Section 5.6(a) or 5.6(b), as the case may be, such ratio shall be (i) established at Tier Level I from the date such financial statements should have been delivered until the Borrower delivers such financial statements to the Agent and the Banks, and (ii) when such financial statements are in fact received by the Agent and the Banks, if it is determined that the actual ratio was less than that established at Tier Level I, then the Applicable Margin for the period from the date such financial statements should have been delivered until the date the Agent and the Banks actually received such financial statements shall be recalculated to reflect the actual ratio for such period of time, and if interest or fees have been paid in the period prior to such recalculation, appropriate adjustment shall be made to the next scheduled payment of interest or fees to be made by the Borrower.

     Notwithstanding the foregoing but subject to the paragraph below, if at any time, the Borrower's Senior Debt is rated BB+ or higher by S&P or Ba1 or higher by Moody's, then "Applicable Margin" shall mean, at any time with respect to any Revolving Advance, commitment fees or letter of credit fees hereunder, the following percentages determined as a function of the ratings by S&P or Moody's applicable on such date of the Borrower's Senior Debt as set forth below:

                     Senior                Eurodollar                                               Letter of
    Tier           Debt Rating                Rate              Prime Rate         Commitment        Credit
    Level          -----------              Advances             Advances             Fees            Fees
    -----                                   --------             --------             ----            ----

                 S&P       Moody's
                 ---       -------


      I        BBB+or       Baa1             0.300%               0.000%             0.1250%         0.175%
              higher         or
                           higher

     II          BBB        Baa2             0.350%               0.000%             0.1500%         0.225%

    III         BBB-        Baa3             0.400%               0.000%             0.1875%         0.275%

     IV          BB+         Ba1             0.625%               0.000%             0.2000%         0.500%

If ratings fall within different Tier Levels, the Applicable Margin shall be based on the numerically lower of the two Tier Levels (where Tier I is the numerically lowest such Tier and Tier IV is the numerically highest such Tier) unless the numerically higher Tier Level is two or more Tier Levels above the numerically lower Tier Level, in which case the Tier Level which is one level above the numerically lower Tier Level will apply. In the event that one rating falls within Tier Level IV and the other such rating is one rating level immediately below (ie. either

BB or Ba2), then the Applicable Margin will be based on Tier Level IV; provided, however that if the other such rating differs by more than one rating immediately below (ie. either BB- or Ba3 or lower), then the Applicable Margin shall be determined by reference to the Leverage Ratio as provided above. If the ratings established by Moody's or S&P for Senior Debt change (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. If the rating system of either Moody's or S&P shall change when a rating for Senior Debt exists from both Moody's and S&P or if either such rating agency shall cease to be in the business of rating corporate debt obligations while the other remains in such business, the Applicable Margin shall be based on the rating of the agency that has not changed its rating system or that remains in the business of rating corporate debt obligations.
If both Moody's and S&P shall change their rating system, cease rating the Borrower's Senior Debt or cease to be in the business of rating corporate debt obligations, then the Borrower and the Agent shall select a substitute nationally recognized statistical rating agency or agencies, as the case may be; provided, however that if the Borrower and the Agent cannot mutually agree on such a substitute rating agency, the Applicable Margin shall be determined by reference to the Borrower's Leverage Ratio as provided above.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, in substantially the form of the attached Exhibit G.

     "Authorized Sale of Property" means any sale by the Borrower or any Guarantor of (a) real property owned by the Borrower or such Guarantor which is to be sold to a third party for fair market value, or (b) Revenue Equipment owned by the Borrower or such Guarantor, to the extent such sale is in the ordinary course of business; provided that in each case, such sale would not, after giving effect to such sale, cause any Default.

     "Banks" means each of the lenders party to this Agreement, including without limitation each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.6.

     "Borrower" means Arkansas Best Corporation, a Delaware corporation, and any successor, legal representative or permitted assignee thereof.

     "Borrower Security Agreement" means the Security Agreement dated of even date herewith executed by the Borrower in substantially the form of Exhibit C, as it may be amended from time to time in accordance with its terms.

     "Borrowing" means a Revolving Borrowing or the making of a Swingline Advance by SG.

     "Borrowing Base" means an amount equal to the sum of (a) 80% of the Net Depreciated Value of Eligible Revenue Equipment, plus (b) 50% of the Current Market Value of Treadco Shares, plus (c) 85% of the aggregate outstanding amount of Eligible Receivables, plus (d) 50% of the Net Depreciated Value of Eligible Other Equipment, plus (e) 70% of the Real Estate Value of Eligible Real Property.

     "Borrowing Base Certificate" means a certificate of the Borrower in substantially the form of the attached Exhibit K.

     "Borrowing Base Determination Date" means any date the Borrowing Base is determined in accordance with Section 2.14.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or Dallas, Texas and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on by banks in the London interbank market.

     "Calculation Day" means the last day of each calendar quarter.

     "Calculation Period" means, with respect to any Calculation Day, the period of the four consecutive calendar quarters ending on such day.

     "Canadian Subsidiaries" means, collectively, ABF Freight System (B.C.) Ltd., a British Columbia corporation, ABF Freight System Canada, Ltd., a Canadian corporation, and CaroTrans Canada, Ltd., a Canadian corporation.

     "Capital Expenditure" means any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of such Person making such expenditure, including, without limitation, amounts paid or payable for such purpose under any conditional sale or other title retention agreement or under any Capital Lease, but excluding repairs of Property made during such period in the normal and ordinary course of business in keeping with past practices.

     "Capital Lease" means, for any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Cash Collateral Account" means a special cash collateral account containing cash deposited pursuant to Sections 2.7(c), 7.2(b) or 7.3(b) to be maintained at the Agent's office in accordance with Section 7.4.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "Co-Documentation Agents" means Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as co-documentation agents for the Banks pursuant to Article VIII.

     "Collateral" shall have the meaning set forth in the Security Agreements.

     "Commitment" means, with respect to any Bank, such Bank's Revolving Commitment.

     "Compliance Certificate" means a certificate of the Borrower in substantially the form of the attached Exhibit J.

     "Consolidated" refers to the consolidation of the accounts of the Borrower and its Subsidiaries in accordance with GAAP, including, when used in reference to the Borrower, principles of consolidation consistent with those applied in the preparation of the Financial Statements.

     "Control Percentage" means, with respect to any Person, the percentage of the outstanding capital stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the Board of Directors of such Person.

     "Controlled Group" means all members of a controlled group of corporations and all trades (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

     "Convert", "Conversion", and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.2(b).

     "Credit Documents" means this Agreement, the Notes, the Guaranty, the Security Agreements, Hedge Agreements between the Borrower and any Bank or any Affiliate of any Bank, the Agent's Fee Letter, and each other agreement, instrument or document executed by the Borrower or any of its Subsidiaries at any time in connection with this Agreement.

     "Current Market Value of Treadco Shares" means, as of any date of determination thereof, (a) the number of shares of Treadco owned by the Borrower or a wholly-owned Subsidiary of the Borrower and free and clear of all Liens, other than Liens in favor of the Agent and the Agent for the benefit of the Banks multiplied by (b) the most recent closing price of shares of Treadco reported on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") National Market System or, if applicable, the average of the closing bid and asked quotations for such security as reported on NASDAQ, or if such shares become listed on another recognized national securities exchange, the most recent closing price of such shares on such other exchange.

     "Debt Service" means, for any Person for the period for which such amount is being determined, (a) the amount (without duplication) of all scheduled principal payments actually made and interest accrued with respect to any Indebtedness of such Person and all payments made in respect of Capital Leases of such Person, less (b) interest income earned by such Person.

     "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Dollar Equivalent" means the equivalent in another currency of an amount in Dollars to be determined by reference to the rate of exchange quoted by the Agent, at 10:00 a.m. (Dallas, Texas time) on the date of determination, for the spot purchase in the foreign exchange market of such amount of Dollars with such other currency.

     "Dollars" and "$" means lawful money of the United States of America.

     "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on
Schedule 9.2 or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

     "EBITDA" means, without duplication, for any period for which such amount is being determined, the sum of the amounts for such period of (a) Adjusted Consolidated operating income plus (b) to the extent deducted in determining Adjusted Consolidated operating income, depreciation, amortization and surety bonds and letter of credit fees.

     "Effective Date" means the date all of the conditions precedent set forth in Section 3.1 have been satisfied, and the Agent shall have confirmed the same in writing to the Banks.

     "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any State thereof, and having primary capital of not less than $250,000,000 and approved by the Agent, the Issuing Banks, and (provided no Default has occurred and is continuing) the Borrower, which approvals will not be unreasonably withheld, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development and having primary capital (or its equivalent) of not less than $250,000,000 (or its Dollar Equivalent) and approved by the Agent, the Issuing Banks, and (provided no Default has occurred and is continuing) the Borrower, which approvals will not be unreasonably withheld, (c) a Bank and approved by the Agent, the Issuing Banks, and (provided no Default has occurred and is continuing) the Borrower, which approvals will not be unreasonably withheld, and (d) an Affiliate of the respective assigning Bank, without approval of any Person but otherwise meeting the eligibility requirements of (a) or (b) above.

     "Eligible Other Equipment" means, as of any Borrowing Base Determination Date, all Other Equipment which is owned by the Borrower or any Guarantor other than a Canadian Subsidiary on such date and was so owned on the date of the most recent Borrowing Base Certificate delivered to the Banks.

     "Eligible Real Property" means, as of any Borrowing Base Determination Date, any real property (other than Properties which are acquired after the date hereof and which are unacceptable to the Agent, in its sole reasonable discretion) which is owned by the Borrower or any Guarantor on such date and was so owned on the date of the most recent Borrowing Base Certificate delivered to the Banks.

     "Eligible Receivables" means, as of any Borrowing Base Determination Date, all Receivables of the Borrower or any Guarantor other than a Canadian Subsidiary as of the date of the most recent Borrowing Base Certificate delivered to the Banks, except:

              (1) any Receivable which remains unpaid more than 90 days after the date of the original invoice for such Receivable;

              (2) any Receivable which is from an obligor which is to the Borrower's or any Guarantor's knowledge Insolvent;

              (3) any Receivable which is not to the Borrower's or any Guarantor's knowledge free and clear of all Liens except (i) Liens in favor of the Agent for the benefit of the Banks and (ii) Permitted Liens on Receivables of a Intermodal Subsidiary described in Section 6.1(l) to the extent the aggregate obligations secured by such Liens do not exceed $3,000,000 in the aggregate;

              (4) any Receivable which does not arise under a contract representing the legal, valid and binding payment obligation of the obligor thereon, enforceable by the Borrower or such Guarantor in accordance with its terms;

              (5) any Receivable which together with the related contract does not comply in all material respects with all Legal Requirements of the jurisdictions where it originated;

              (6) any Receivable which does not provide, according to its original terms, that the amount payable thereunder will be due within 60 days following the date upon which the related obligor became obligated thereon;

              (7) any Receivable which is payable by an obligor which is located in any jurisdiction outside of the United States of America, Puerto Rico or Canada;

              (8) any Receivable which is unacceptable to the Majority Banks for credit reasons in their reasonable discretion; and

              (9) any Receivable which is payable by an Affiliate of the Borrower (other than Treadco);

              (10) any Receivable which is subject to setoff, counterclaim, defense, allowance, dispute or adjustment other than allowances or discounts in the ordinary course of business consistent with past practices.

     "Eligible Revenue Equipment" means, as of any Borrowing Base Determination Date, all Revenue Equipment which is owned by the Borrower or any Guarantor other than a Canadian Subsidiary as of such date and was so owned as of the date of the most recent Borrowing Base Certificate delivered to the Banks.

     "Environment" or "Environmental" shall have the meanings set forth in 42 U.S.C. ' 9601(8) (1998).

     "Environmental Claim" means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

     "Environmental Law" means all Legal Requirements arising from, relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical, infectious, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or wastes.

     "Environmental Permit" means any permit, license, order, approval or other authorization under Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

     "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on
Schedule 9.2 (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

     "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) equal to (a) the rate set forth on the applicable Telerate Page as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; provided that, if no such quotation appears on the applicable Telerate Page, the Eurodollar Rate shall be an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of SG in London, England to prime banks in the London interbank market at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period, in the case of Advances made in Dollars in each case in an amount substantially equal to SG's Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period divided by (b) one minus the applicable statutory reserve requirements of the Agent, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Federal Reserve Board. It is agreed that for purposes of this definition, Eurodollar Rate Advances made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

     "Eurodollar Rate Advance" means an Advance which bears interest as provided in Section 2.6(b).

     "Events of Default" has the meaning set forth in Section 7.1.

     "Existing Credit Agreement" means the Amended and Restated Credit Agreement dated as of February 21, 1996, as amended, among the Borrower, the banks party thereto, SG, as Managing Agent and Administrative Agent, and NationsBank of Texas, N.A., as Documentation Agent.

     "Existing Lien" means a mortgage Lien on real property which is existing on the Effective Date and which is identified on Schedule 6.1.

     "Expiration Date" means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

     "Financial Statements" means the financial statements described in Section 4.5.

     "Fuel Hedge Agreement" means a swap, collar, floor, cap, option, forward sale or purchase or other similar arrangement between the Borrower or any of its Subsidiaries and a financial institution which is intended to reduce or eliminate the risk of fluctuations in the price of fuel.

     "Fund," "Trust Fund," or "Superfund" means the Hazardous Substance Response Trust Fund, established pursuant to 42 U.S.C. ' 9631 (1988) and the Post-closure Liability Trust Fund, established pursuant to 42 U.S.C. ' 9641
(1988), which statutory provisions have been amended or repealed by the Superfund Amendments and Reauthorization Act of 1986, and the "Fund," "Trust Fund," or "Superfund" that are now maintained pursuant to ' 9507 of the Code.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.

     "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Bank, the Borrower, or the Borrower's Subsidiaries or any of their respective Properties.

     "Governmental Proceedings" means any action or proceedings by or before any Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.

     "Guarantor" means each Subsidiary of the Borrower that is a party to the Guaranty, and "Guarantors" means such Persons collectively. The Guarantors on the Effective Date are identified on Schedule 4.1.

     "Guarantors Security Agreement" means the Security Agreement dated of even date herewith executed by the Guarantors in substantially the form of Exhibit D, as it may be amended from time to time in accordance with its terms.

     "Guaranty" means the Subsidiary Guaranty and Contribution Agreement dated of even date herewith in substantially the form of the attached Exhibit B executed by certain Subsidiaries of the Borrower, as it may be amended hereafter in accordance with its terms.

     "Hazardous Substance" means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

     "Hazardous Waste" means the substances regulated as such pursuant to any Environmental Law.

     "Hedge Agreement" means any Interest Hedge Agreement or any Fuel Hedge Agreement.

     "Hedging Obligations" means all obligations of the Borrower or any of its Subsidiaries under any Hedge Agreement.

     "Indenture" means the Indenture dated as of April 15, 1986 between the Borrower (as successor in interest to Carolina Freight Corporation) and First Union National Bank of North Carolina, N.A. (formerly known as First Union National Bank), as Trustee, as it may be amended or supplemented in accordance with its terms.

     "Indebtedness" means (without duplication), at any time and with respect to any Person, (a) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables or bank drafts (payable within 120 days) arising in the ordinary course); (b) indebtedness of others which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefor; (c) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness; (d) obligations of such Person in respect of letters of credit, surety bonds, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (other than trade payables or bank drafts (payable within 120 days) arising in the ordinary course); (e) obligations of such Person under Capital Leases; and (f) outstanding amount of preferred trust securities or other similar arrangements.

     "Insolvent" means, with respect to any Person, that (a) the present fair saleable value of such Person's assets is less than the amount that will be required to pay its probable liability on its then existing legal liabilities, either matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as they become absolute or matured, or (b) the property remaining in its hands is an unreasonably small capital for the business or transaction in which it is engaged or is about to engage.

     "Interest Expense" means, for any Person, for any period for which such amount is being determined, total interest expense (including that properly attributable to Capital Leases in accordance with GAAP and amortization of debt discount and debt issuance costs), including, without limitation, all capitalized interest if such interest would be in excess of $100,000 in any fiscal year, all commissions and other fees, discounts, and charges incurred with respect to surety bonds and letters of credit.

     "Interest Hedge Agreement" means an interest hedge, rate swap or cap or other similar arrangement between the Borrower or any of its Subsidiaries and a financial institution providing for the exchange of nominal interest obligations or the cap of the interest rate on the Advances made under this Agreement.

     "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Prime Rate Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.2 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.2. The duration of each such Interest Period shall be one, two or three weeks (with respect to the initial Advances only), or one, two, three or six (or to the extent available to all of the Banks, twelve) months, in each case as the Borrower may, upon notice received by the Agent not later than 11:00 a.m. (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period (except as otherwise provided in Section 2.2(a)), select; provided, however, that:

              (1) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

              (2) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

              (3) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

     "Intermodal Subsidiary" means any Subsidiary of the Borrower which contracts for the benefit of its customers the railroad shipment of such customer's goods with any railroad company.

     "Issuing Bank" means SG or any other Bank which agrees at the request of the Borrower to act as issuer of a Letter of Credit hereunder, or any Bank acting as a successor issuing bank pursuant to Section 8.6, and "Issuing Banks" means, collectively, all of such Banks.

     "Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

     "Letter of Credit" means, individually, any letter of credit issued by an Issuing Bank which is subject to this Agreement, including, without limitation, the letters of credit described on Schedule 1.1(b), and "Letters of Credit" means all such letters of credit collectively.

     "Letter of Credit Documents" means, with respect to any Letter of Credit, such Letter of Credit and any agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.

     "Letter of Credit Exposure" means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time and
(b) the aggregate unpaid amount of all Reimbursement Obligations at such time.

     "Letter of Credit Obligations" means any obligations of the Borrower under this Agreement in connection with the Letters of Credit.

     "Leverage Ratio" means the ratio of the Borrower's Adjusted Consolidated Indebtedness to its EBITDA.

     "Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).

     "Liquid Investments" means:

              (1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States;

              (2) (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof ("bank debt securities"), issued by (A) any Bank or (B) any other bank or trust company which has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of deposit or purchase, such bank debt securities are rated not less than "A" (or the then equivalent) by the rating service of S&P or of Moody's, and (ii) commercial paper issued by (A) any Bank or (B) any other Person if at the time of purchase such commercial paper is rated not less than "A-2" (or the then equivalent) by the rating service of S&P or not less than "P-2" (or the then equivalent) by the rating service of Moody's, or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Majority Banks;

              (3) repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of entering into such agreement the debt securities of such Person are rated not less than "A" (or the then equivalent) by the rating service of S&P or of Moody's; and

              (4) shares of any mutual fund registered under the Investment Company Act of 1940, as amended, which invests solely in underlying securities of the types described in clauses (a), (b) and (c) above and which do not constitute "margin stock" within the meaning of Regulation U of the Federal Reserve Board; and

              (5) such other instruments (within the meaning of Article 9 of the Texas Business and Commerce Code) as the Borrower may request and the Majority Banks may approve in writing, which approval will not be unreasonably withheld.

     "Majority Banks" means, at any time, Banks holding at least 51% of the then aggregate unpaid principal amount of the Notes held by the Banks and the participation interest in the Letter of Credit Exposure of the Banks at such time, or, if no such principal amount and Letter of Credit Exposure is then outstanding, Banks having at least 51% of the aggregate amount of the Revolving Commitments at such time.

     "Mandatory Revolving Borrowing" means a Revolving Borrowing comprised of Prime Rate Advances made to repay a Swingline Advance which has not been repaid to SG on the date due.

     "Material Adverse Change" shall mean a material adverse change in the business, financial condition, or results of operations of the Borrower or any Guarantor, in each case since the date of the Financial Statements.

     "Maturity Date" means June 12, 2003.

     "Maximum Rate" means the maximum nonusurious interest rate under applicable law.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

     "Net Cash Proceeds" means (a) the aggregate cash proceeds (including without limitation, insurance proceeds) received by the Borrower or any Guarantor in connection with any sales, transfers or dispositions of assets, minus (b) the reasonable expenses of the Borrower or such Guarantor in connection with any such sales, transfers or dispositions of assets.

     "Net Depreciated Value" means, with respect to Revenue Equipment and Other Equipment, the aggregate value of such Revenue Equipment and Other Equipment on the books of the Borrower or any Guarantor as of the date of acquisition thereof by the Borrower or such Guarantor or the actual cost of such Revenue Equipment or Other Equipment to the Borrower or such Guarantor, whichever is less (the "Cost"), minus depreciation computed to the date of the most recent Borrowing Base Certificate delivered to the Banks at a rate sufficient to depreciate such Revenue Equipment and Other Equipment, as appropriate, to the extent, and in the periods, set forth below on a straight-line basis to a customary residual value:

              city tractors:  within seven years

              trucks:  within five years

              tractors (other than city tractors): within three years

              trailers:  within seven years

              Other Equipment:  within fifteen years

     "Net Income" means, for any Person for any period for which such amount is being determined, the net income of such Person after taxes, as determined in accordance with GAAP, excluding, however, extraordinary items, including but not limited to (a) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business and (b) any write-up or write-down of assets.

     "Net Purchase Price" means the aggregate cash consideration paid in connection with any Acquisition Expenditure plus any assumptions of Indebtedness in connection with such Acquisition Expenditure.

     "Net Worth" means, for any Person, stockholders' equity of such Person determined in accordance with GAAP.

     "Note" means a Revolving Note or the Swingline Note.

     "Notice of Borrowing" means a notice of borrowing in the form of the attached Exhibit E signed by a Responsible Officer of the Borrower.

     "Notice of Conversion or Continuation" means a notice of conversion or continuation in the form of the attached Exhibit F signed by a Responsible Officer of the Borrower.

     "Obligations" means all Advances, Reimbursement Obligations, Hedging Obligations owing to any Bank or any Affiliate of a Bank and other amounts payable by the Borrower to the Agent or the Banks under the Credit Documents.

     "Other Equipment" means, with respect to any Person, equipment other than Revenue Equipment, free and clear of all Liens other than Permitted Liens.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Liens" means the Liens permitted to exist pursuant to Section
6.1.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

     "Plan" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

     "Prime Rate" means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest publicly announced by Societe Generale, New York Branch as its prime commercial lending rate (which may not be the lowest rate offered to its customers), whether or not the Borrower has notice thereof.

     "Prime Rate Advance" means an Advance which bears interest as provided in
Section 2.6(a).

     "Property" of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

     "Pro Rata Share" means, at any time with respect to any Bank, either (a) the ratio (expressed as a percentage) of such Bank's Revolving Commitment at such time to the aggregate Revolving Commitments at such time or (b) if the Revolving Commitments have been terminated, the ratio (expressed as a percentage) of such Bank's aggregate outstanding Advances and participation interest in the Letter of Credit Exposure at such time to the aggregate outstanding Advances and Letter of Credit Exposure of all the Banks at such time.

     "Real Estate Value" means, with respect to any Eligible Real Property, (a) the net book value of such Eligible Real Property as of the date of the most recent Borrowing Base Certificate delivered to the Banks less (b) the aggregate amount of Indebtedness (other than bond Indebtedness which is supported by a Letter of Credit) secured by Liens on such Property.

     "Receivables" means all rights to receive payment for goods sold or for services rendered in the ordinary course of business.

     "Register" has the meaning set forth in paragraph (c) of Section 9.6.

     "Reimbursement Obligations" means all of the obligations of the Borrower set forth in Section 2.13(c).

     "Release" shall have the meaning set forth in CERCLA or under any other Environmental Law.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA.

     "Response" shall have the meaning set forth in CERCLA or under any other Environmental Law.

     "Responsible Officer" means the Chief Executive Officer, President, Chief Financial Officer, any Treasurer or Secretary of any Person.

     "Restricted Payment" means (a) any direct or indirect payment, prepayment, redemption, purchase, or deposit of funds or Property for the payment (including any sinking fund or defeasance), prepayment, redemption or purchase of Subordinated Debt, and (b) the making by any Person of any dividends or other distributions (in cash, property, or otherwise) on, or payment for the purchase, redemption or other acquisition of, any shares of any capital stock or other ownership interests of such Person, other than dividends payable in such Person's stock or ownership interests.

     "Revenue Equipment" means, with respect to any Person, trucks, tractors, trailers, city tractors, converter gears and all accessories and parts attached thereto, owned by such Person as of the date of determination free and clear of all Liens other than Permitted Liens.

     "Revolving Advance" means any advance by a Bank to the Borrower pursuant to Section 2.1(a).

     "Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Advances of the same Type made by each Bank pursuant to Section 2.1(a) or Converted by each Bank to Revolving Advances of a different Type pursuant to Section 2.2(b).

     "Revolving Commitment" means, with respect to any Bank, the amount set opposite such Bank's name on Schedule 1.1(a) as its Revolving Commitment, or if such Bank has entered into any Assignment and Acceptance, the amount set forth for such Bank as its Revolving Commitment in the Register maintained by the Agent pursuant to Section 9.6(c), as such amount may be reduced pursuant to
Section 2.4.

     "Revolving Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of the attached Exhibit A, evidencing indebtedness of the Borrower to such Bank resulting from Revolving Advances owing to such Bank.

     "Rolling Period" means with respect to any fiscal quarter of the Borrower, such fiscal quarter and the three immediately preceding fiscal quarters.

     "S&P" means Standard & Poor's Ratings Service, a division of McGraw-Hill Companies, Inc., or any successor thereof which is a nationally recognized statistical rating organization.

     "Security Agreements" means, collectively, the Borrower Security Agreement, the Guarantors Security Agreement, and any other agreement executed in connection with the Liens in favor of the Agent for the benefit of the Banks securing the Obligations.

     "Senior Debt" means the Senior Secured Debt or the Senior Unsecured Debt; provided however, that if Moody's and/or S&P have different ratings for both the Senior Secured Debt and the Senior Unsecured Debt, then "Senior Debt" shall mean the Senior Secured Debt; provided further however, that if the Collateral securing this Agreement has been released pursuant to Section 2.17(f), then "Senior Debt" shall mean the Senior Unsecured Debt.

     "Senior Secured Debt" means the Borrower's senior, secured, non-credit enhanced, long-term indebtedness for borrowed money.

     "Senior Unsecured Debt" means the Borrower's senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money; provided however, that if either Moody's or S&P does not rate the Borrower's Senior Unsecured Debt, then "Senior Unsecured Debt" shall mean for the purposes of determining such rating agency's applicable rating, the Borrower's "corporate credit rating".

     "SG" means Societe Generale, Southwest Agency.

     "Subordinated Debentures" means the 6 1/4% Convertible Subordinated Debentures Due 2011 issued by the Borrower pursuant to the Indenture in the original aggregate principal amount of $50,000,000, of which $44,883,000 is outstanding on the date of this Agreement.

     "Subordinated Debt" means (a) the Subordinated Debentures, and (b) any Indebtedness of the Borrower or any of its Subsidiaries which is subordinated to their respective obligations under the Credit Documents and which is on terms and conditions satisfactory to the Agent and the Banks.

     "Subordinated Debt Documents" means the Indenture, the Subordinated Debentures and all documents, instruments and agreements now or hereafter executed by the Borrower or any of its Subsidiaries in respect of Subordinated Debt and any and all amendments, modifications, supplements, renewals or restatements thereof approved in accordance with Section 6.2.

     "Subsidiary" of a Person means any corporation, association, partnership or other business entity of which more than 50% of the outstanding shares of capital stock (or other equivalent interests) having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time capital stock (or other equivalent interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.

     "Swingline Advance" has the meaning set forth in Section 2.1(b).

     "Swingline Note" means a promissory note of the Borrower payable to the order of SG in substantially the form of the attached Exhibit L, evidencing the indebtedness of the Borrower to SG from Swingline Advances owing to SG.

     "Termination Event" means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or
(e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Treadco" means Treadco, Inc., a Delaware corporation, which is an Affiliate of the Borrower.

     "Type" has the meaning set forth in Section 1.4.

     "Year 2000 Compliant" means that all software, embedded microchips, and other processing capabilities utilized by, and material to the business operations or financial condition of, the Borrower and its Subsidiaries are able to correctly perform all date-sensitive functions prior to and after December 31, 1999.

     Section I.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     Section I.3      Accounting Terms; Changes in GAAP.

              (1) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Financial Statements.

              (2) Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in
Section 1.1 shall be based upon the Consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP.

              (3) If any changes in accounting principles after the Effective Date are required by GAAP or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or similar agencies results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found in this Agreement, then the parties shall enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such change, with the desired result that the criteria for evaluating the Borrower's and its Consolidated Subsidiaries' financial condition shall be the same after such change as if such change had not been made.

     Section I.4 Types of Advances. Advances are distinguished by "Type". The "Type" of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or Prime Rate Advance, each of which constitutes a Type.

     Section I.5 Miscellaneous. Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.


                                   ARTICLE II

                    THE ADVANCES AND THE LETTERS OF CREDIT

     Section II.1     The Advances.

              (1) Revolving Advances. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Advances to the Borrower from time to time on any Business Day prior to the Maturity Date in an aggregate amount not to exceed at any time outstanding an amount equal to such Bank's Revolving Commitment less such Bank's Pro Rata Share of the Letter of Credit Exposure at such time. The aggregate amount of all outstanding Revolving Advances, Swingline Advances and Letter of Credit Exposure at any time may not exceed the lesser of (i) the aggregate Revolving Commitments at such time or (ii) the Borrowing Base at such time. Within the limits of each Bank's Revolving Commitment and the Borrowing Base limitation set forth above, the Borrower may from time to time prepay pursuant to Section
2.7 and reborrow under this Section 2.1(a).

              (2) Swingline Advances. On the terms and conditions set forth in this Agreement, SG may, in its sole discretion from time-to-time on any Business Day during the period from the date of this Agreement until the Maturity Date, make advances ("Swingline Advances") under the Swingline Note to the Borrower in an aggregate principal amount not to exceed $15,000,000 outstanding at any time; provided that the aggregate principal amount of outstanding Revolving Advances, Swingline Advances, and Letter of Credit Exposure may not exceed the lesser of (i) the aggregate Revolving Commitments at such time or (ii) the Borrowing Base at such time; and provided further than no Swingline Advance shall be made by SG if the statements set forth in Section 3.2(a) are not true on the date of such Swingline Advance, it being agreed by the Borrower that the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Swingline Advance shall constitute a representation and warranty by the Borrower that on the date of such Swingline Advance such statements are true. Subject to the other provisions hereof, the Borrower may from time-to-time borrow, prepay (in whole or in part) and reborrow Swingline Advances.

                      (1) Except as provided in the following clause (B) below, each request for a Swingline Advance shall be made pursuant to telephone notice to SG given no later than 11:00 a.m. (Dallas, Texas time) on the date of the proposed Swingline Advance, promptly confirmed by a
     completed and executed Notice of Borrowing telecopied to the Agent.   SG
     will promptly make the Swingline Advance available to the Borrower at the Borrowers' account with the Agent.

                      (2) The Borrower and the Banks agree that in the event any Swingline Advance is not repaid on the date due to SG, each Bank shall pay to the Agent its Pro Rata Share of such Swingline Advance and such payment shall be deemed to be a Prime Rate Advance made pursuant to such Bank's Revolving Commitment, whether made before or after termination of the Commitments, acceleration of the Advances, or otherwise, and whether or not the conditions precedent in Section 3.2 have been satisfied. The Agent shall give each Bank notice of such Mandatory Revolving Borrowing by 11:00 a.m. (Dallas, Texas time) on the date the Mandatory Revolving Borrowing is to be made. Each Bank shall make its Advance available to the Agent for the account of SG in immediately available funds by 1:00 p.m. (Dallas, Texas time) on the date requested, and the Borrower hereby irrevocably instructs SG to apply the proceeds of such Mandatory Revolving Borrowing to the payment of the outstanding Swingline Advances.

     Section II.2     Method of Borrowing.

              (1) Notice. Each Revolving Borrowing shall be made pursuant to a Notice of Borrowing, given not later than (i) 11:00 a.m. (Dallas, Texas time) on the third Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Rate Advance or

(ii) 11:00 a.m. (Dallas, Texas time) on the Business Day of the proposed Borrowing, in the case of a Prime Rate Advance, by the Borrower to the Agent, which shall give to each Bank prompt notice on the day of receipt of timely Notice of Borrowing of such proposed Borrowing by telecopier; provided however that the Agent and each of the Banks hereby waive the requirement in subsection
(i) of this Section 2.2(a) that the Borrower provide three Business Days advance written notice of the date of the initial Borrowing. Each Swingline Advance shall be made pursuant to a Notice of Borrowing, given not later than 11:00 a.m. (Dallas, Texas time) on the day of the proposed Borrowing. Each Notice of Borrowing shall be in writing or by telecopier specifying the requested (a) date of such Borrowing, (b) Type of Advances comprising such Borrowing, (c) aggregate amount of such Borrowing, and (d) if such Borrowing is to be comprised of Eurodollar Rate Advances, the Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Agent shall promptly notify each Bank of the applicable interest rate under Section 2.6(b). Each Bank shall (1) in the case of all Revolving Borrowings other than Borrowings made on the same day as the day the Notice of Borrowing is received, before 11:00 a.m. (Dallas, Texas time) on the date of such Borrowing and (2) in the case of Revolving Borrowings made on the same day as the date of the Notice of Borrowing or Mandatory Revolving Borrowings, before 1:00 p.m. (Dallas, Texas time), make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 9.2, or such other location as the Agent may specify by notice to the Banks, in same day funds, such Bank's Pro Rata Share of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at its account with the Agent.

              (2) Conversions and Continuations. In order to elect to Convert or continue Advances comprising part of the same Revolving Borrowing under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Agent at the Agent's office no later than 11:00 a.m. (Dallas, Texas time) (i) on the Business Day of the proposed conversion date in the case of a Conversion of such Advances to Prime Rate Advances and (ii) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, Eurodollar Rate Advances. Each such Notice of Conversion or Continuation shall be in writing or by telecopier, specifying (a) the requested Conversion or continuation date (which shall be a Business Day), (b) the Borrowing amount and Type of the Advances to be Converted or continued, (c) whether a Conversion or continuation is requested, and if a Conversion, into what Type of Advances, and (d) in the case of a Conversion to, or a continuation of, Eurodollar Rate Advances, the requested Interest Period. Revolving Advances may only be Converted or continued as Revolving Advances. Swingline Advances may not be converted or continued. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Agent shall provide each Bank with a copy thereof and, in the case of a Conversion to or a Continuation of Eurodollar Rate Advances, notify each Bank of the applicable interest rate under Section 2.6(b). For purposes other than the conditions set forth in Section 3.2, the portion of Revolving Advances comprising part of the same Revolving Borrowing that are Converted to Revolving Advances of another Type shall constitute a new Revolving Borrowing.

              (3) Certain Limitations. Notwithstanding anything in paragraphs (a) and (b) above:

                               (1) each Borrowing (other than a Borrowing of Swingline Advances) shall be in an aggregate amount not less than $2,000,000 or greater multiples of $1,000,000, in the case of Eurodollar Rate Advances, or $1,000,000 or greater multiples of $100,000, in the case of Prime Rate Advances, and shall consist of Advances of the same Type made on the same day by the Banks ratably according to their respective Commitments.

                               (2) at no time shall there be more than five Interest Periods applicable to outstanding Eurodollar Rate Advances;

                               (3) the Borrower may not select Eurodollar Rate Advances for any Borrowing to be made, Converted or continued if (A) the aggregate amount of such Borrowing is less than $2,000,000 or (B) a Default has occurred and is continuing;

                               (4) (A) if any Bank shall, at any time prior to the making of any requested Borrowing comprised of Eurodollar Rate Advances, notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Eurodollar Lending Office to perform its obligations under this Agreement to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, such Bank's Pro Rata Share of such Borrowing shall be made as a Prime Rate Advance of such Bank, but otherwise shall be considered part of the same Borrowing and interest on such Prime Rate Advance shall be due and payable at the same time that interest on the Eurodollar Rate Advances comprising the remainder of such Borrowing shall be due and payable; and (B) such Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank;

                               (5) if the Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Prime Rate Advance;

                               (6) if the Majority Banks shall, at least one Business Day before the date of any requested Borrowing, notify the Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective Eurodollar Rate Advances, as the case may be, for such Borrowing, the right of the Borrower to select

              Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Prime Rate Advance; and

                               (7) if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1 and paragraph (a) or (b) above, the Agent will forthwith so notify the Borrower and the Banks and such Advances will be made available to the Borrower on the date of such Borrowing as Prime Rate Advances or, if an existing Advance, Converted into Prime Rate Advances.

              (4) Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Bank against any loss, out-of-pocket cost or expense incurred by such Bank as a result of any condition precedent for Borrowing set forth in Article III not being satisfied for any reason, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

              (5)     Agent Reliance.   Unless the Agent shall have received
notice from a Bank before the date of any Revolving Borrowing or Mandatory Revolving Borrowing that such Bank will not make available to the Agent such Bank's Pro Rata Share of the Borrowing, the Agent may assume that such Bank has made its Pro Rata Share of such Borrowing available to the Agent on the date of such Borrowing in accordance with paragraph (a) of this Section 2.2 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Share of such Borrowing available to the Agent, such Bank and the Borrower severally agree to immediately repay to the Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate for such day. If such Bank shall repay to the Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

              (6) Bank Obligations Several. The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, to make its Advance on the date of such Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

              (7) Notes. The indebtedness of the Borrower to each Bank resulting from Revolving Advances owing to such Bank shall be evidenced by the Revolving Note of the Borrower payable to the order of such Bank in substantially the form of Exhibit A. The indebtedness of the Borrower to SG resulting from Swingline Advances owing to SG shall be evidenced by the Swingline Note of the Borrower payable to the order of SG in substantially the form of Exhibit L.

     Section II.3     Fees.

              (1) Commitment Fees. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily amount by which such Bank's Revolving Commitment exceeds the sum of such Bank's outstanding Revolving Advances and Pro Rata Share of the Letter of Credit Exposure at a rate per annum equal to the Applicable Margin for the period from the Effective Date until the Maturity Date, such fees due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Maturity Date.

              (2) Letter of Credit Fees. The Borrower agrees to pay to the Agent for the pro rata benefit of the Banks, fees in respect of all Letters of Credit outstanding at a rate per annum equal to the Applicable Margin calculated on the maximum amount available from time to time to be drawn under such outstanding Letters of Credit, payable in arrears (i) on and through the last Business Day of each March, June, September and December and (ii) on the Maturity Date. In addition, the Borrower agrees to pay to each Issuing Bank for its own account fees in respect of all Letters of Credit outstanding and issued by such Issuing Bank equal to one-eighth percent (1/8%) per annum of the maximum amount available from time to time to be drawn under such outstanding Letters of Credit, payable in arrears on the last Business Day of each March, June, September and December and on the Maturity Date.

              (3) Agent Fees. The Borrower agrees to pay to the Agent for its benefit the fees set forth in the Agent's Fee Letter.

     Section II.4     Reduction of the Revolving Commitments.

              (1) Voluntary Reduction. The Borrower shall have the right, upon at least three Business Days' irrevocable notice to the Agent, to terminate in whole or reduce ratably in part the unused portion of the Revolving Commitments; provided that each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple of $1,000,000. Any reduction or termination of the Revolving Commitments pursuant to this Section
2.4 shall be permanent, with no obligation of the Banks to reinstate such Revolving Commitments and the commitment fees provided for in Section 2.3(a) shall thereafter be computed on the basis of the Revolving Commitments, as so reduced.

              (2) Change of Control. Upon the occurrence of any of the following:

              (i) a change in control is reported by the Borrower in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or (ii) any "person" (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
              Act), directly or indirectly, of securities of the Borrower representing the Control Percentage or more of the combined voting power of the Borrower's then outstanding securities;
              then, in such event the Majority Banks may, at their sole option upon written notice to the Borrower (a "Termination Notice"), declare the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate and the Revolving Commitments shall reduce to zero.

     Section II.5     Repayment of Advances.

              (1) Revolving Advances. The Borrower shall repay the outstanding principal amount of each Revolving Advance on the Maturity Date.

              (2) Swingline Advances. The Borrower shall repay the outstanding principal amount of each Swingline Advance on the earlier of the Maturity Date or the date which is three Business Days after the date such Swingline Advance was made.

     Section II.6 Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

              (1) Prime Rate Advances. If such Advance is a Prime Rate Advance, a rate per annum equal at all times to the lesser of (i) the Adjusted Prime Rate in effect from time to time plus the Applicable Margin and (ii) the Maximum Rate, payable in arrears on the last Business Day of each calendar quarter and on the date such Prime Rate Advance shall be paid in full, provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (a) the rate required to be paid on such Advance immediately prior to the date on which such amount becomes due plus two percent (2%) and (b) the Maximum Rate.

              (2) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the lesser of (i) the Eurodollar Rate for such Interest Period plus the Applicable Margin and (ii) the Maximum Rate, payable in arrears on the last day of such Interest Period, and on the date such Eurodollar Rate Advance shall be paid in full; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (A) the greater of (1) the Adjusted Prime Rate in effect from time to time plus two percent (2%) and (2) the rate required to be paid on such Advance immediately prior to the date on which such amount became due plus two percent (2%) and (B) the Maximum Rate.

              (3) Swingline Advances. If such Advance is a Swingline Advance, a rate per annum equal at all times to the lesser of (i) the rate agreed to pursuant to the Letter Agreement dated as of April 17, 1998 between SG and the Borrower and (ii) the Maximum Rate, payable in arrears on the date such Advance shall be paid in full, provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (A) the rate required to be paid on such Advance immediately prior to the date on which such amount becomes due plus two percent (2%) and
(B) the Maximum Rate.

              (4) Usury Recapture. In the event the rate of interest chargeable under this Agreement or the Notes at any time is greater than the Maximum Rate, the unpaid principal amount of the Notes shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Notes equals the amount of interest which would have been paid or accrued on the Notes if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Notes, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent for the account of the Banks an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Notes if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Notes if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on the Notes. In the event the Banks ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Notes, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

              (5) Other Amounts Overdue. If any amount payable under this Agreement other than the Advances is not paid when due and payable, including without limitation, accrued interest and fees, then such overdue amount shall accrue interest hereon due and payable on demand at a rate per annum equal to the Adjusted Prime Rate plus two percent (2%), from the date such amount became due until the date such amount is paid in full.

     Section II.7     Prepayments.

              (1) Right to Prepay. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.7.

              (2) Optional Prepayments. The Borrower may elect to prepay any of the Advances, after giving notice thereof to the Agent (i) by 11:00 a.m. (Dallas, Texas time) on the day of prepayment of any Swingline Advance, and
(ii) by 11:00 a.m. (Dallas Texas time) at least three Business Days' prior to the day of prepayment of any Eurodollar Rate Advances, and at least one Business Day prior to the day of prepayment of any Prime Rate Advances. Such notice must state the proposed date and aggregate principal amount of such prepayment, whether such prepayment should be applied to reduce outstanding Revolving Advances or Swingline Advances, and if applicable, the relevant Interest Period for the Advances to be prepaid. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, and shall also pay accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date; provided, however, that each partial prepayment of Eurodollar Rate Advances shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple of $1,000,000.

              (3)     Mandatory Prepayments.

                      (1) Change of Control. On the fifth Business Day following the Borrower's receipt of a Termination Notice pursuant to
     Section 2.4(b) hereof, the Borrower shall be required to prepay all outstanding Advances in full and to deposit with the Agent into the Cash Collateral Account an amount equal to the Letter of Credit Exposure.

                      (2) Borrowing Base Deficiency. On each Borrowing Base Determination Date, the Borrower shall be required to prepay the Advances in an aggregate amount equal to the excess of (A) the aggregate amount of outstanding Advances and Letter of Credit Exposure on such date over (B) the Borrowing Base, as determined on such Borrowing Base Determination Date (or, upon payment in full of all outstanding Advances, to deposit with the Agent into the Cash Collateral Account an amount equal to the amount of the Letter of Credit Exposure which exceeds the Borrowing
     Base).

                      (3) Reduction of Revolving Commitments. In the event the Revolving Commitments are reduced in accordance with Section 2.4(a), the Borrower shall prepay the Advances to the extent the outstanding Advances plus the Letter of Credit Exposure exceed the reduced Revolving Commitments (or, upon payment in full of all outstanding Advances, to deposit with the Agent into the Cash Collateral Account an amount equal to the amount of the Letter of Credit Exposure which exceeds the Revolving Commitments as so reduced).

                      (4) Accrued Interest. Each prepayment pursuant to this Section 2.7(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date.

                      (5) Avoidance of Breakage Costs. In the event that the amount of any mandatory prepayment of Advances under this Section 2.7(c) exceeds the aggregate principal amount of Advances which consist of Prime Rate Advances (the amount of such excess being the "Excess Amount"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay such outstanding Advances which are Prime Rate

     Advances and to deposit an amount equal to the Excess Amount with the Agent in the Cash Collateral Account maintained by and in the sole dominion and control of the Agent for the ratable benefit of the Banks. Any amount so deposited shall be held by the Agent as collateral for the Obligations and applied to the prepayment of Advances which are Eurodollar Rate Advances at the end of the current Interest Period(s) applicable thereto. On any day on which amounts collected in the Cash Collateral Account remain on deposit in or to the credit of the Cash Collateral Account after giving effect to the payment made on such day pursuant to this Section 2.7(c), and the Borrower shall have delivered to the Agent a written request or a telephonic request (which shall be promptly confirmed in writing) prior to 10:00 am (Dallas, Texas time) that such remaining collected amounts be invested in cash equivalents specified in such request, the Agent shall invest such funds, to the extent the Agent is reasonably able to do so, in such cash equivalents as are acceptable to, and with no risk to, the Agent on an overnight basis or with maturities such that amounts will be available to pay the Obligations secured thereby as they become due, whether at maturity, by acceleration or otherwise; provided, however, that any loss resulting from such investments shall be charged to and be immediately payable by the Borrower on demand by the Agent.

              (4) Ratable Payments. Each payment of any Advance pursuant to this Section 2.7 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

              (5)     Effect of Notice.  All notices given pursuant to this
Section 2.7 shall be irrevocable and binding upon the Borrower.

     Section II.8 Breakage Costs. If (a) any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance as a result of any payment pursuant to Section 2.7 or the acceleration of the maturity of the Notes pursuant to Article VIII or otherwise; (b) any Conversion of a Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance pursuant to Section
2.12 or otherwise; or (c) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Rate Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Bank to the Borrower through the Agent, pay to the Agent for the account of such Bank any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Bank for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

     Section II.9     Increased Costs.

              (1) Eurodollar Rate Advances. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the calculation of the Eurodollar
Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental

Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), immediately pay to the Agent for the account of such Bank additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank for such increased cost; provided, however, that, before making any such demand, each Bank agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Agent by such Bank at the time such Bank demands payment under this Section shall be conclusive and binding for all purposes, absent manifest error.

              (2) Capital Adequacy. If any Bank or any Issuing Bank determines in good faith that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) implemented or effective after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Bank or such Issuing Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend or such Issuing Bank's commitment to issue Letters of Credit or any Bank's commitment to risk participate in Letters of Credit and other commitments of this type, then, upon 30 days prior written notice by such Bank or such Issuing Bank (with a copy of any such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank or to such Issuing Bank, as the case may be, from time to time as specified by such Bank or such Issuing Bank, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank or such Issuing Bank, in light of such circumstances, (i) with respect to such Bank, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend under this Agreement or its commitment to risk participate in Letters of Credit and (ii) with respect to such Issuing Bank, to the extent that such Issuing Bank reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and detailing the calculation of such amounts submitted to the Borrower by such Bank or such Issuing Bank shall be conclusive and binding for all purposes, absent manifest error.

              (3) Letters of Credit. If any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, any Issuing Bank or any Bank or (ii) impose on such Issuing Bank or any Bank any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause
(i) or (ii) shall be to increase the cost to such Issuing Bank of issuing or maintaining any Letter of Credit, or increase the cost to such Bank of its risk participation in any Letter of Credit

(which increase in cost shall be determined by such Issuing Bank's or such Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by such Issuing Bank or such Bank (with a copy sent to the Agent), as the case may be, the Borrower shall pay to the Agent (for the account of such Issuing Bank), as the case may be, from time to time as specified by such Issuing Bank or such Bank, additional amounts which shall be sufficient to compensate such Issuing Bank or such Bank for such increased cost. Each Issuing Bank and each Bank agrees to use commercially reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for the booking of its Letters of Credit or risk participations if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Issuing Bank or such Bank, be otherwise disadvantageous to such Issuing Bank or such Bank, as the case may be. A certificate as to such increased cost incurred by such Issuing Bank or such Bank, as the case may be, as a result of any event mentioned in clause (i) or
(ii) above, and detailing the calculation of such increased costs submitted by such Issuing Bank or such Bank to the Borrower, shall be conclusive and binding for all purposes, absent manifest error.

     Section II.10    Payments and Computations.

              (1) Payment Procedures. Except if otherwise set forth herein, the Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Dallas, Texas time) on the day when due in Dollars to the Agent at the location referred to in the Notes (or such other location as the Agent shall designate in writing to the Borrower) in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Agent, the Issuing Banks, or a specific Bank pursuant to Section 2.1(b), 2.3(b), 2.3(c), 2.6(c), 2.8, 2.9, 2.11, 2.12, or
2.13(c) but after taking into account payments effected pursuant to Section 9.4) to the Banks in accordance with each Bank's Pro Rata Share for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank or any Issuing Bank to such Bank or such Issuing Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

              (2) Computations. All computations of interest based on the Adjusted Prime Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of fees and interest based on the Eurodollar Rate and the Federal Funds Rate shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

              (3) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

              (4) Agent Reliance. Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate for such day.

              (5)     Application of Payments.  Unless otherwise specified in
Section 2.7 hereof, whenever any payment received by the Agent under this Agreement is insufficient to pay in full all amounts then due and payable under this Agreement and the Notes, such payment shall be distributed and applied by the Agent and the Banks in the following order: first, to the payment of fees and expenses due and payable to the Agent under and in connection with this Agreement or any other Credit Document; second, to the payment of all expenses due and payable under Section 2.11(c), ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; third, to the payment of fees due and payable to the Issuing Banks pursuant to Section 2.3(b); fourth, to the payment of all other fees due and payable under Section
2.3 ratably among the Banks in accordance with their applicable Commitments; and fifth, to the payment of the interest accrued on and the principal amount of all of the Notes and the interest accrued on and all Reimbursement Obligations, regardless of whether any such amount is then due and payable, ratably among the Banks in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Bank.

     Section II.11    Taxes.

              (1) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, each Issuing Bank, and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, such Issuing Bank, or the Agent (as the case may be) is organized or any political subdivision of the jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") and, in the case of each Bank and each Issuing Bank, Taxes by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision of such jurisdiction. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank, any Issuing Bank, or the Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Bank, such Issuing Bank, or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrower's obligation to deduct or withhold Taxes is caused solely by such

Bank's, such Issuing Bank's, or the Agent's failure to provide the forms described in paragraph (e) of this Section 2.11 and such Bank, such Issuing Bank, or the Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

              (2) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as "Other Taxes").

              (3) Indemnification. The Borrower indemnifies each Bank, each Issuing Bank, and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by such Bank, such Issuing Bank, or the Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Agent for the benefit of any party claiming such indemnification within 30 days from the date the Borrower receives written demand detailing the calculation of such amounts therefor from the Agent on behalf of itself as Agent, any Issuing Bank, or any such Bank. If any Bank, the Agent, or any Issuing Bank receives a refund in respect of any taxes paid by the Borrower under this paragraph (c), such Bank, the Agent, or such Issuing Bank, as the case may be, shall promptly pay to the Borrower the Borrower's share of such refund.

              (4) Evidence of Tax Payments. The Borrower will pay prior to delinquency all Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment of such Taxes.

              (5) Foreign Bank Withholding Exemption. Each Bank and each Issuing Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to timely provide the requisite Internal Revenue Service forms.

     Section II.12 Illegality. If any Bank shall notify the Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Bank or its Eurodollar Lending Office to perform its obligations under this Agreement to maintain any Eurodollar Rate Advances of such Bank then outstanding hereunder, then, notwithstanding anything herein to the contrary, the Borrower shall, if demanded by such Bank in its notice, no later than 11:00 a.m. (Dallas, Texas time), (a) if not prohibited by law or regulation to maintain such Eurodollar Rate Advances for the duration of the Interest Period, on the last day of the Interest Period for each outstanding Eurodollar Rate Advance of such Bank or
(b) if prohibited by law or regulation to maintain such Eurodollar Rate Advances for the duration of the Interest Period, on the second Business Day following its receipt of such notice from such Bank, Convert all Eurodollar Rate Advances of such Bank then outstanding to Prime Rate Advances, and pay accrued interest on the principal amount Converted to the date of such Conversion and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such Conversion being made on such date. Each Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

     Section II.13    Letters of Credit.

              (1) Issuance. From time to time from the date of this Agreement until three months before the Maturity Date, at the request of the Borrower, each Issuing Bank shall, on any Business Day and on the terms and conditions hereinafter set forth, issue, increase, decrease, amend, or extend the expiration date of Letters of Credit for the account of the Borrower (for its own benefit or for the benefit of any of its Subsidiaries). No Letter of Credit will be issued, increased, or extended (i) if such issuance, increase, or extension would cause the

Letter of Credit Exposure to exceed the lesser of (A) $75,000,000 or (B) an amount equal to (1) the lesser of the Borrowing Base or the aggregate Revolving Commitments less (2) the aggregate outstanding Revolving Advances, Swingline Advances and Letter of Credit Exposure at such time; (ii) unless such Letter of Credit has an Expiration Date not later than the earlier of (A) one year after the date of issuance thereof and (B) five days before the Maturity Date; (iii) unless such Letter of Credit is in form and substance acceptable to the respective Issuing Bank in its sole discretion; (iv) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person, other than a Letter of Credit issued in substitution of any letter of credit outstanding on the Effective Date and listed on Schedule 1.1(b); (v) unless the Borrower has delivered to the respective Issuing Bank a completed and executed letter of credit application on such Issuing Bank's standard form, which shall contain terms no more restrictive than the terms of this Agreement; and (vi) unless such Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 ("UCP") or any successor to the UCP. If the terms of any letter of credit application referred to in the foregoing clause (v) conflicts with the terms of this Agreement, the terms of this Agreement shall control.

              (2) Participations. With respect to each Letter of Credit described on Schedule 1.1(b) which is outstanding on the Effective Date, each Bank agrees that it has a participation in the related Letter of Credit Exposure equal to such Bank's Pro Rata Share on the Effective Date. On the date of the issuance or increase of any Letter of Credit on or after the Effective Date, each Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall have been deemed to have purchased from such Issuing Bank a participation in the Letter of Credit Exposure related to the Letters of Credit issued by such Issuing Bank equal to such Bank's Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. Each Issuing Bank shall promptly notify each such participant Bank by telex, telephone, or telecopy of each Letter of Credit of such Issuing Bank issued, increased or decreased, and the actual dollar amount of such Bank's participation in such Letter of Credit. Each Bank's obligation to purchase participating interests pursuant to this Section and to reimburse the respective Issuing Bank for such Bank's Pro Rata Share of any payment under a Letter of Credit by such Issuing Bank not reimbursed in full by the Borrower shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any of the circumstances described in paragraph (d) below, (ii) the occurrence and continuance of a Default, (iii) an adverse change in the financial condition of the Borrower or any Guarantor, or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, except for any such circumstance, happening or event constituting or arising from gross negligence or willful misconduct on the part of such Issuing Bank.

              (3) Reimbursement. The Borrower hereby agrees to pay on demand to each Issuing Bank in respect of each Letter of Credit issued by such Issuing Bank an amount equal to any amount paid by such Issuing Bank under or in respect of such Letter of Credit. In the event any Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, such Issuing Bank shall give notice of such payment to the Agent and the Banks, and each Bank shall promptly reimburse such Issuing Bank for such Bank's Pro Rata Share of such payment, and such reimbursement shall be deemed for all purposes of this Agreement to constitute a Prime Rate Advance to the Borrower from such Bank. If such reimbursement is not made by any Bank to any Issuing Bank on the same day on which such Issuing Bank shall have made payment on any such draw, such Bank shall pay interest thereon to such Issuing Bank at a rate per annum equal to the Federal Funds Rate. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Agent and the Banks to record and otherwise treat each payment under a Letter of Credit not immediately reimbursed by the Borrower as a Borrowing comprised of Prime Rate Advances to the Borrower.

              (4) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

                      (1) any lack of validity or enforceability of any Letter of Credit Documents;

                      (2) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

                      (3) the existence of any claim, set-off, defense or other right which the Borrower or any Bank or any other Person may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the respective Issuing Bank or any other Person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

                      (4) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the respective Issuing Bank would not be liable therefor pursuant to the following paragraph (e);

                      (5) payment by the respective Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                      (6) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (d) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit.

              (5) Liability of Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Bank nor any of its officers or directors shall be liable or responsible for:

                      (1) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

                      (2) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

                      (3) payment by such Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

                      (4) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including such Issuing Bank's own negligence),

except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) such Issuing Bank's willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section II.14 Determination of Borrowing Base. The Borrowing Base shall be determined by the Agent, as follows:

              (1) Monthly. On the 25th day of each calendar month the Agent shall determine the Borrowing Base upon receipt of a Borrowing Base Certificate dated as of the last day of the immediately preceding calendar month.

              (2) Acceptable Security Interest. Each of the Eligible Revenue Equipment, the Treadco Shares and the Eligible Receivables shall be subject to an Acceptable Security Interest in favor of the Agent for the benefit of the Banks until the Liens held by the Agent for the benefit of the Banks upon the Collateral have been released pursuant to Section 2.17(f).

              (3) Property Adjustments. Following (i) any sale by the Borrower or any Guarantor of any Property included in the Borrowing Base with a sales value in excess of $25,000,000 individually or in the aggregate since the most recent month end, (ii) any loss or casualty not covered by insurance resulting in destruction of any Property included in the

Borrowing Base if the loss or casualty exceeds $25,000,000 individually or in the aggregate since the most recent month end, and (iii) any permitted purchase by the Borrower or any Guarantor of any Property which can be included in the Borrowing Base with a purchase price in excess of $25,000,000 individually or in the aggregate since the most recent month end (each of such events hereinafter called an "Adjustment Event"), the Borrower shall (in the case of
(i) and (ii) above) or may (in the case of (iii) above) give the Agent notice of such Adjustment Event within five Business Days of the closing of such Adjustment Event, and the Agent may in its sole reasonable discretion (in the case of (i) and (ii) above) or shall (in the case of (iii) above) further adjust the appropriate Borrowing Base components set forth in the most recent month end Borrowing Base Certificate delivered by the Borrower to the Banks to reflect the Adjustment Events occurring since the date of such Borrowing Base Certificate.

              (4) Notice of Borrowing Base Change. Promptly following any date the Borrowing Base is redetermined in accordance with the preceding paragraphs, the Agent shall give notice to the Banks and the Borrower of the new Borrowing Base.

     Section II.15    Bank Replacement.

              (1) Right to Replace. The Borrower shall have the right to replace each Bank affected by a condition under Section 2.2(c)(iv), 2.9, or
2.12 for more than 90 days (each such affected Bank, an "Affected Bank") in accordance with the procedures in this Section 2.15 and provided that no reduction of the total Revolving Commitments occurs as a result thereof.

              (2)     First Right of Refusal; Replacement.

                      (1) Upon the occurrence of any condition permitting the replacement of a Bank, each Bank which is not an Affected Bank shall have the right, but not the obligation, to elect to increase its respective Revolving Commitment by an amount not to exceed the amount of the Revolving Commitments of the Affected Banks, which election shall be made by written notice from each such Bank to the Agent and the Borrower given within 30 days after the date such condition occurs specifying the amount of such proposed increase in such Bank's Revolving Commitment.

                      (2) If the aggregate amount of the proposed increases in Revolving Commitments of all such Banks making such an election is in excess of the Revolving Commitments of the Affected Banks, (A) the Revolving Commitments of the Affected Banks shall be allocated pro rata among such Banks based on the respective amounts of the proposed increases to Revolving Commitments elected by each of such Banks, and (B) the respective Commitments of such Banks shall be increased by the respective amounts as so allocated so that after giving effect to such termination and increases the aggregate amount of the Revolving Commitments of the Banks will be the same as prior to such termination.

                      (3) If the aggregate amount of the proposed increases to Revolving Commitments of all Banks making such an election equals the Revolving

              Commitments of the Affected Banks, the respective Revolving Commitments of such Banks shall be increased by the respective amounts of their proposed increases, so that after giving effect to such termination and increase the aggregate amount of the Revolving Commitments of all of the Banks will be the same as prior to such termination.

                      (4) If the aggregate amount of the proposed increases to Revolving Commitments of all Banks making such an election is less than the Revolving Commitments of the Affected Banks, (A) the respective Revolving Commitments of such Banks shall be increased by the respective amounts of their proposed increases, and (B) the Borrower shall add additional Banks which are Eligible Assignees to this Agreement to replace such Affected Banks, which additional Banks would have aggregate Revolving Commitments no greater than those of the Affected Banks minus the amounts thereof assumed by the other Banks pursuant to such increases.

              (3) Procedure. Any assumptions of Revolving Commitments pursuant to this Section 2.15 shall be (i) made by the purchasing Bank or Eligible Assignee and the selling Bank entering into an Assignment and Assumption and by following the procedures in Section 9.6 for adding a Bank. In connection with the increase of the Revolving Commitments of any Bank pursuant to the foregoing paragraph (b), each Bank with an increased Revolving Commitment shall purchase from the Affected Banks at par such Bank's ratable share of the outstanding Advances of the Affected Banks and assume such Bank's ratable share of the Affected Banks' Letter of Credit Exposure.

     Section II.16 Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of its Advances or its share of Letter of Credit Obligations in excess of its Pro Rata Share of payments on account of the Advances or Letter of Credit Obligations obtained by all the Banks, such Bank shall notify the Agent and forthwith purchase from the other Banks such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (a) the amount of the participation sold by such Bank to the purchasing Bank as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to the purchasing Bank to (ii) the total amount of all such required repayments to the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.16 may, to the fullest extent permitted by law, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

     Section II.17    Collateral.

              (1) Creation and Perfection of Liens. Prior to the termination of the Revolving Commitments and the repayment in full of the Obligations, a perfected Lien shall exist on all Collateral in favor of the Agent for the benefit of the Banks to secure the Obligations in accordance with the terms of the Security Agreements, except that to the extent any Lien previously granted to the Agent for the benefit of the Banks on Revenue Equipment is unperfected as of the Effective Date, the Borrower shall cause such Liens to be perfected as promptly as practicable.

              (2) Further Assurances. The Borrower agrees to promptly, on demand, execute and deliver, and cause the Guarantors to execute and deliver, at the Borrower's expense, such security agreements, pledge agreements, assignments, mortgages, financing statements, stock powers, and other collateral documentation, and take such other actions deemed by the Agent and its counsel to be necessary in order to effect the foregoing.

              (3) Appraisals. The Borrower agrees to obtain, at its own expense and as promptly as practicable, such other appraisals as any Governmental Authority may require the Agent to obtain from time to time to satisfy any applicable Legal Requirement.

              (4) Certificates of Title. The Borrower agrees to hold, and to cause each Guarantor to hold, the certificates of title relating to titled Revenue Equipment of the Borrower or any Guarantor only at the offices listed on Schedule 2.17 attached hereto and in the custody of the Custodians described in the Borrower Security Agreement and the Guarantors Security Agreement.

              (5) Authorized Sales of Property and Release of Liens by Agent. The Banks hereby acknowledge and agree that the Borrower and any Guarantor may from time to time elect to make an Authorized Sale of Property. In connection with any such Authorized Sale of Property, each of the Banks hereby agrees that the Agent is authorized to release, or to provide for the release, of any Lien held by the Agent for the benefit of the Banks upon the Property to be sold without further notice to, or consent from, the Banks; provided that on the date of the requested release of Lien and on the date of the sale of any such Property, no Default has occurred which is continuing (it being agreed by the Borrower that each request for a release of Lien shall constitute a representation and warranty from the Borrower in favor of the Banks, effective on the date of such release of Lien and on the date of the sale of such Property, that no Default has occurred and is continuing on such date or would result from the sale of such Property).

              (6) Release of Collateral. If at any time, (a) either (i) the Borrower's Senior Unsecured Debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's, or (ii) the Borrower's Leverage Ratio is 1.90 to 1.00 or less for a period of three consecutive fiscal quarters, and (b) no Default has occurred and is continuing, then the Agent and the Banks agree that all Liens and security interest they may have on all Collateral shall terminate, and each of the Banks hereby agrees that the Agent is authorized to release, or to provide for the release, of any Lien held by the Agent for the benefit of the Banks upon the Collateral without further notice to, or consent from the Banks. The Agent agrees to promptly notify the Banks upon the release of the Liens held by the Agent for the benefit of the Banks upon all of the Collateral under this
Section 2.17(f).

                                  ARTICLE III

                             CONDITIONS OF LENDING

     Section III.1 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective upon the following conditions precedent having been satisfied:

              (1) Documentation. The Agent shall have received counterparts of this Agreement executed by the Borrower and the Banks, and the following duly executed by all the parties thereto, in form and substance satisfactory to the Agent, and in sufficient copies for each Bank:

                      (1) the Guaranty, the Borrower Security Agreement, the Guarantors Security Agreement, and any related Uniform Commercial Code financing statements;

                      (2) a certificate from the Chief Executive Officer, President or Chief Financial Officer of the Borrower dated as of the Effective Date stating that as of the Effective Date (A) all representations and warranties of the Borrower set forth in this Agreement and the Security Agreements are true and correct in all material respects; (B) no Default has occurred and is continuing; and (C) the conditions in this Section 3.1 have been met;

                      (3) a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor dated as of the date of this Agreement certifying as of the date of this Agreement (A) the names and true signatures of officers of the Borrower and such Guarantor authorized to sign the Credit Documents to which such Person is a party, (B) resolutions of the Board of Directors of such Person with respect to the transactions herein contemplated, and (C) copies of the articles or certificate of incorporation and bylaws of such Person;

                      (4) a favorable opinion of Richard F. Cooper, General Counsel to the Borrower and Guarantors, dated as of the Effective Date and in substantially the form of Exhibit H;

                      (5) a favorable opinion of Bracewell & Patterson, L.L.P., counsel to the Agent, dated as of the Effective Date and in substantially in the form of the attached Exhibit I;

                      (6) the audited Consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries as at December 31, 1997, and the related Consolidated and consolidating statements of operations, shareholders' equity and cash flows, of the Borrower and its Subsidiaries for the fiscal year then ended, duly certified by the Chief Financial Officer or Treasurer of the Borrower;

                      (7) a Borrowing Base Certificate dated as of April 30, 1998 duly completed and executed by the Chief Financial Officer or Treasurer of the Borrower; and

                      (8) such other documents, governmental certificates, agreements, lien searches as the Agent may reasonably request.

              (2) Representations and Warranties. The representations and warranties contained in Article IV hereof and Section 7 of the Guaranty and in each Security Agreement shall be true and correct in all material respects.

              (3) Certain Payments. The Borrower shall have paid the fees required to be paid as of the Effective Date pursuant to the Agent's Fee Letter.

              (4) Termination of Existing Credit Agreement. The Agent and the Banks shall have received sufficient evidence indicating that contemporaneously with the making of the initial Advances, the obligations of the Borrower under the Existing Credit Agreement will be repaid with the proceeds of such Advances and thereafter all obligations of the Borrower and the lenders under the Existing Credit Agreement shall be terminated (including, without limitation, any obligations of any Subsidiary of the Borrower in respect of guaranties, security agreements executed in connection with such Existing Credit Agreement but excluding any obligations which expressly survive the repayment of the amounts owing under the Existing Credit Agreement).

     Section III.2 Conditions Precedent for each Borrowing or Letter of Credit. The obligation of each Bank to fund an Advance on the occasion of each Borrowing (other than the Conversion or continuation of any existing Borrowing and other than a Mandatory Revolving Borrowing) and of any Issuing Bank to issue or increase or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance or increase or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit such statements are true):

              (1) the representations and warranties contained in Article IV hereof and Section 7 of the Guaranty and in each Security Agreement are correct in all material respects on and as of the date of such Borrowing or the issuance or increase or extension of such Letter of

Credit, before and after giving effect to such Borrowing or to the issuance or increase or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date and

              (2) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants as follows:

     Section IV.1 Corporate Existence; Subsidiaries. The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to cause a Material Adverse Change. Each Subsidiary of the Borrower is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to cause a Material Adverse Change. The Borrower has no Subsidiaries on the date of this Agreement other than the Subsidiaries listed on the attached Schedule 4.1, and
Schedule 4.1 lists the jurisdiction of incorporation and the address of the principal office of each such Subsidiary existing on the date of this Agreement.

     Section IV.2 Corporate Power. The execution, delivery, and performance by the Borrower and each Guarantor of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within the Borrower's and the Guarantors' corporate powers, (b) have been duly authorized by all necessary corporate action, (c) do not contravene (i) the Borrower's or any Guarantor's certificate or articles, as the case may be, of incorporation or by-laws or (ii) any law or any contractual restriction binding on or affecting the Borrower or any Guarantor, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing, such Borrowing and the use of the proceeds of such Borrowing will be within the Borrower's corporate powers, will have been duly authorized by all necessary corporate action, (A) will not contravene (1) the Borrower's certificate of incorporation or by-laws or (2) any law or any contractual restriction binding on or affecting the Borrower, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (B) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

     Section IV.3 Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower or any Guarantor of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby. At the time of each Borrowing, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or the use of the proceeds of such Borrowing.

     Section IV.4 Enforceable Obligations. This Agreement, the Notes, and the other Credit Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and the Guaranty and the Guarantors Security Agreement and the other Credit Documents to which each Guarantor is a party have been duly executed and delivered by such Guarantor. Each Credit Document is the legal, valid, and binding obligation of the Borrower and each Guarantor which is a party to it enforceable against the Borrower and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity (whether considered in proceeding at law or in equity).

     Section IV.5     Financial Statements.

              (1) The audited Consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries as at December 31, 1997, and the related Consolidated and consolidating statements of operations, shareholders' equity and cash flows, of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank duly certified by the Chief Financial Officer or Treasurer of the Borrower, fairly present the financial condition of the Borrower and its Subsidiaries as at such date and the results of the operations of the Borrower and its Subsidiaries for the year ended on such date, and such balance sheet and statements were prepared in accordance with GAAP.

              (2)     No Material Adverse Change has occurred.

     Section IV.6 True and Complete Disclosure. No representation, warranty, or other statement made by the Borrower (or on behalf of the Borrower) in this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date of this Agreement. There is no fact known to any Responsible Officer of the Borrower on the date of this Agreement and on the Effective Date that has not been disclosed to the Agent which they reasonably expect to cause a Material Adverse Change. All projections, estimates, and pro forma financial information furnished by the Borrower or on behalf of the Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

     Section IV.7 Litigation. Except as set forth in the attached Schedule 4.7, there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the

Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator, which could reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Credit Document.

     Section IV.8     Use of Proceeds.

              (1) Revolving Advances. The proceeds of the Revolving Advances have been, and will be used by the Borrower to refinance existing indebtedness under the Existing Credit Agreement and for general corporate purposes of the Borrower and its Subsidiaries.

              (2) Swingline Line Advances. The proceeds of the Swingline Line Advances will be used by the Borrower for general corporate purposes of the Borrower and its Subsidiaries.

              (3) Regulations. No proceeds of Advances will be used to purchase or carry any margin stock in violation of Regulations G, T, U or X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board).

     Section IV.9 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section IV.10 Taxes. Except as set forth on Schedule 4.10, all federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower, its Subsidiaries or any member of the Controlled Group (hereafter collectively called the "Tax Group") have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and where the failure to file could reasonably be expected to cause a Material Adverse Change, except where contested in good faith and by appropriate proceedings; and all material taxes and other material impositions due and payable have been timely paid prior to the date on which any material fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings. Neither the Borrower nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the property owned by the Borrower or any other member of the Tax Group is property which the Borrower or any member of the Tax Group is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Borrower and all other members of the Tax Group, the failure to timely pay of which could reasonably be expected to cause a Material Adverse Change. The amounts shown on all tax returns to be due and payable have been paid in full or adequate provision therefor is included on the books of the appropriate member of the Tax Group.

     Section IV.11 Pension Plans. All Plans are in compliance in all material respects with all applicable provisions of ERISA. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. To the knowledge of any Responsible Officer of the Borrower, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. To the knowledge of any Responsible Officer of the Borrower, neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization.

     Section IV.12 Condition of Property; Casualties. The material Properties used or to be used in the continuing operations of the Borrower and each of its Subsidiaries, taken as a whole, are and will continue to be in good repair, working order and condition, normal wear and tear excepted. Since December 31, 1997, neither the business nor the material Properties of the Borrower and its Subsidiaries, taken as a whole, has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

     Section IV.13 Insurance. The Borrower and each of its Subsidiaries carry insurance with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self-insure to the extent that is customary for Persons of similar size engaged in similar businesses.

     Section IV.14    No Burdensome Restrictions; No Defaults.

              (1) Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation which could reasonably be expected to cause a Material Adverse Change. The Borrower and the Guarantors are not in default under or with respect to any contract, agreement, lease or other instrument to which the Borrower or any Guarantor is a party and which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower nor any Guarantor has received any notice of default under any material contract, agreement, lease or other instrument to which the Borrower or such Guarantor is a party which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

              (2)     No Default has occurred and is continuing.

     Section IV.15    Environmental Condition.

              (1) The Borrower and its Subsidiaries, taken as a whole, (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective material Properties and the conduct of their respective businesses; (ii) have been and are in compliance with all terms and conditions of such Environmental Permits and with all other material requirements of applicable Environmental Laws of which the failure to comply could reasonably be expected to cause a Material Adverse Change; (iii) have not received notice of any violation or alleged violation of any Environmental Law or Environmental Permit, which violation could reasonably be expected to cause a Material Adverse Change; and (iv) are not subject to any actual or contingent material Environmental Claim, which Environmental Claim could reasonably be expected to cause a Material Adverse Change.

              (2) None of the present or previously owned or operated Property of the Borrower or of any of its present or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws which could reasonably be expected to cause a Material Adverse Change; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of its Subsidiaries, wherever located, which Lien could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.

              (3) Without limiting the foregoing, the present and, to the best knowledge of any Responsible Officer of the Borrower, future liability, if any, of the Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

     Section IV.16 Permits, Licenses, etc. The Borrower and its Subsidiaries possess all certificates of public convenience, authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are material to the conduct of its business. The Borrower and its Subsidiaries manage and operate their business in accordance with all applicable Legal Requirements which the failure to so manage or operate could reasonably be expected to cause a Material Adverse Change.

     Section IV.17 Existing Mortgage Debt. All outstanding Indebtedness secured by a Lien on real property of the Borrower or any Guarantor existing as of the Effective Date is described on Schedule 6.1, and the amount of such Indebtedness shown on such Schedule is the aggregate outstanding amount as of the Effective Date. No "default" or "event of default", however defined, has occurred and is continuing under any documentation evidencing such Indebtedness or the Lien securing such Indebtedness.

     Section IV.18 Year 2000. (a) The Borrower has (i) begun analyzing the operations of the Borrower and its Subsidiaries and Affiliates that could be adversely affected by the failure to become Year 2000 Compliant and (ii) developed a plan for becoming Year 2000 Compliant in a timely manner, the implementation of which is on schedule in all material respects and (iii) as of the Effective Date, implemented that plan in accordance with that schedule in all material respects. The Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its Subsidiaries and Affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to cause a Material Adverse Change.

     (b) The Borrower reasonably believes any suppliers and vendors that are material to the operations of the Borrower or its Subsidiaries and Affiliates will be Year 2000 Compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to cause a Material Adverse Change.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

     So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Revolving Commitment hereunder, the Borrower agrees, unless the Majority Banks shall otherwise consent in writing, to comply with the following covenants.

     Section V.1 Compliance with Laws, Etc. The Borrower will comply, and cause each of its Subsidiaries to comply, with all Legal Requirements of which the failure to comply could reasonably be expected to cause a Material Adverse Change; provided, however, that this Section 5.1 shall not prevent the Borrower, or any of its Subsidiaries from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings.

     Section V.2 Insurance. The Borrower will maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, provided that the Borrower or such Subsidiary may self-insure to the extent and in the manner normal for similarly situated companies of like size, type and financial condition that are part of a group of companies under common control. All policies shall expressly protect or recognize the Agent's interest as required by the Agent. Upon request the Borrower shall deliver certificates evidencing such insurance and copies of the underlying policies as they are available.

     Section V.3 Preservation of Corporate Existence, Etc. The Borrower will preserve and maintain, and cause each of the Guarantors to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each such Guarantor to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing contained in this Section 5.3 shall prevent any transaction permitted by Sections 6.4 or 6.9.

     Section V.4 Payment of Taxes, Etc. The Borrower will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent and which the failure to timely pay or discharge could reasonably be expected to cause a Material Adverse Change, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that neither the Borrower nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and (except with respect to the claim described on Schedule 4.10) with respect to which reserves in conformity with GAAP have been provided.

     Section V.5 Visitation Rights. At any reasonable time and from time to time and so long as any visit or inspection will not unreasonably interfere with the Borrower's or any of its Subsidiaries operations, upon reasonable notice, the Borrower will, and will cause its Subsidiaries to, permit the Agent and any Bank or any of its agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect at its reasonable discretion the properties of, the Borrower and any such Subsidiary, to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers or directors.

     Section V.6 Reporting Requirements. The Borrower will furnish to the Agent and each Bank:

              (1) Quarterly Financials. As soon as available and in any event not later than 45 days after the end of each of the first three quarters of each fiscal year of the Borrower and not later than 60 days after the end of the fourth quarter of each fiscal year of the Borrower, the unaudited Consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such quarter and the related unaudited statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous year and ending with the end of such quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of the Borrower as having been prepared in accordance with GAAP, together with a Compliance Certificate duly executed by a Responsible Officer;

              (2) Annual Financials. As soon as available and in any event not later than 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein audited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, in each case certified by Ernst & Young L.L.P. or other independent certified public accountants of recognized standing acceptable to the Agent and including, if requested by the Agent, any management letters delivered by such accountants to the Borrower in connection with such audit together with a certificate of such accounting firm to the Banks stating that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, together with a Compliance Certificate;

              (3) Annual Projections. As soon as available and in any event not later than March 31st of each calendar year, the Consolidated annual projections of the Borrower and its Subsidiaries for such year in reasonable detail and duly certified by an authorized financial officer of the Borrower as the projections presented or to be presented to the Borrower's Board of Directors for their review;

              (4) Securities Law Filings. Promptly and in any event within 15 days after the sending or filing thereof, copies of all proxy material, reports and other information which the Borrower or any of its Subsidiaries sends to or files with the United States Securities and Exchange Commission or sends to any shareholder of the Borrower or of any of its Subsidiaries;

              (5) Defaults. As soon as possible and in any event within five days after the occurrence of each Default known to a Responsible Officer of the Borrower or any of its Subsidiaries, a statement of an authorized financial officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto;

              (6) ERISA Notices. Except as to any matter which could not reasonably be expected to cause a Material Adverse Change, as soon as possible and in any event (i) within 30 days after the Borrower or any of its Subsidiaries knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, (ii) within 10 days after the Borrower or any of its Subsidiaries knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such Subsidiary proposes to take with respect thereto; (iii) within 10 days after receipt thereof by the Borrower or any of its Subsidiaries from the

PBGC, copies of each notice received by the Borrower or any such Subsidiary of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan; and (iv) within 10 days after receipt thereof by the Borrower or any of its Subsidiaries from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any of its Subsidiaries concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

              (7) Environmental Notices. Promptly upon the knowledge of any Responsible Officer of the Borrower of receipt thereof by the Borrower or any of its Subsidiaries, a copy of any form of notice, summons or citation received from the United States Environmental Protection Agency, or any other Governmental Authority directly engaged in protection of the Environment, concerning (i) material violations or alleged violations of Environmental Laws, which seeks to impose liability therefor and which, based upon information reasonably available to the Borrower at the time or after such violation, could reasonably be expected to cause a Material Adverse Change, (ii) any action or omission on the part of the Borrower or any of its present or former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which, based upon information reasonably available to the Borrower at the time of such receipt, could reasonably be expected to cause a Material Adverse Change, (iii) any notice of potential responsibility under CERCLA which could reasonably be expected to cause a Material Adverse Change, or (iv) concerning the filing of a Lien other than a Permitted Lien upon, against or in connection with the Borrower, its present or former Subsidiaries, or any of their leased or owned Property, wherever located;

              (8) Other Governmental Notices or Actions. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any of its Subsidiaries, and the knowledge of such receipt by a Responsible Officer of the Borrower or any inside counsel of the Borrower, (i) a copy of any notice, summons, citation, or proceeding seeking to adversely modify in any material respect, revoke, or suspend any license, permit, or other authorization from the United States Department of Transportation, or any other Governmental Authority, which action could reasonably be expected to cause a Material Adverse Change, and (ii) any revocation or involuntary termination of any license, permit or other authorization from the United States Department of Transportation, or any other Governmental Authority, which revocation or termination could reasonably be expected to cause a Material Adverse Change;

              (9) Borrowing Base Certificate. On or prior to the 25th day of each calendar month, a completed Borrowing Base Certificate setting forth the components of the Borrowing Base as of the last day of the immediately preceding calendar month;

              (10) Other Notices. Promptly following any merger or dissolution of any Subsidiary of the Borrower which is permitted hereunder, notice thereof;

              (11) Material Litigation. As soon as possible and in any event within five days of any Responsible Officer of the Borrower or any of its Subsidiaries having knowledge thereof, notice any litigation, claim or any other event which could reasonably be expected to cause a Material Adverse Change;

              (12) Year 2000. The Borrower will promptly notify the Agent in the event the Borrower determines that any computer application which is material to the operations of the Borrower, its Subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not be reasonably be expected to cause a Material Adverse Change; and

              (13) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower, or any of its Subsidiaries, as any Bank through the Agent may from time to time reasonably request.

     Section V.7 Maintenance of Property. The Borrower will, and will cause each of its Subsidiaries to, (a) maintain their material owned, leased, or operated property, equipment, buildings and fixtures in substantially the same or better condition and repair as the condition and repair as of December 31, 1997, normal wear and tear excepted and (b) not knowingly or willfully permit the commission of waste or other injury, or the occurrence of pollution, contamination or any other condition in, on or about the owned or operated property involving the Environment that could reasonably be expected to cause a Material Adverse Change.

     Section V.8 Ownership of ABF. The Borrower will maintain its ownership of 100% of the common stock of ABF Freight System, Inc., a Delaware corporation and wholly-owned Subsidiary of the Borrower.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

     So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Revolving Commitment, the Borrower agrees, unless the Majority Banks otherwise consent in writing, to comply with the following covenants.

     Section VI.1 Liens, Etc. The Borrower will not create, assume, incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries may create, incur, assume or suffer to exist Liens:

              (1)     securing the Obligations;

              (2) for taxes, assessments or governmental charges or levies on Property of the Borrower or any Guarantor to the extent not required to be paid pursuant to Sections 5.1 and 5.4;

              (3) imposed by law, such as landlords', carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 15 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower and its Subsidiaries in accordance with GAAP;

              (4) arising in the ordinary course of business out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, bonds or letters of credit, or similar legislation or to secure public or statutory obligations of the Borrower or any of its Subsidiaries;

              (5) existing on Property acquired by the Borrower or any of its Subsidiaries in the ordinary course of business prior to the Borrower's or such Subsidiaries' acquisition of such Property;

              (6) securing Indebtedness incurred after the Effective Date (other than secured Indebtedness permitted by the following paragraphs (g), (j), (k), and (l) below) in an amount not to exceed $5,000,000 in the aggregate at any time; provided that the fair market value of the collateral securing any such Indebtedness may exceed the outstanding principal amount of such Indebtedness only to the extent such excess is within customary commercial bank lending and collateralization requirements;

              (7) securing Indebtedness existing on the Effective Date and listed on the attached Schedule 6.1; provided that the Indebtedness secured by such Liens shall not be renewed, refinanced or extended if the amount of such Indebtedness so renewed, refinanced or extended is greater than the outstanding amount of such Indebtedness on the date of this Agreement;

              (8) constituting easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

              (9) arising from litigation and which are effectively stayed from execution and would not otherwise cause a Default to occur;

              (10) on real property to secure the purchase price of such Property or improvements thereon;

              (11) on leased real and personal property to secure solely the lease obligations associated with such property;

              (12) on certain Receivables of any Intermodal Subsidiary in favor of any railroad company which secures the obligations of such Intermodal Subsidiary to such railroad company in connection with rail shipments with such railroad company contracted for by such Intermodal Subsidiary for the benefit of the obligors of such Receivables; and

              (13) on real property securing surety bonds in an amount not to exceed $10,000,000.

     Section VI.2 Amendment of Material Documents. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any amendment of the Subordinated Debt Documents.

     Section VI.3 Agreements Restricting Distributions From Subsidiaries. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any agreement (other than a Credit Document) which limits distributions to or any advance by any of the Borrower's Subsidiaries to the Borrower.

     Section VI.4 Merger or Consolidation; Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, (a) merge or consolidate with or into any other Person, unless (i) the Borrower (in the case of any transaction involving the Borrower) or such Subsidiary (unless such Subsidiary is merged into the Borrower or another Subsidiary) is the surviving corporation, and (ii) immediately after giving effect to any such proposed transaction no Default would exist; or (b) sell, transfer, or otherwise dispose of any of the Borrower's or such Subsidiary's Property (unless, in the case of a Subsidiary, such assets are sold, leased, transferred or otherwise conveyed to another Subsidiary which is a Guarantor) except for (i) sales, transfers and dispositions in the ordinary course of business for a fair and adequate consideration, (ii) sales, transfers or dispositions of assets which are obsolete or are no longer in use and which are not significant to the continuation of the Borrower or any of its Subsidiaries business; (iii) sales, transfers or dispositions of assets, other than sales, transfer or dispositions otherwise permitted by (i), (ii) or (iv) hereof, the Net Cash Proceeds of which do not exceed $40,000,000 in the aggregate for all such sales, transfers or dispositions of assets during any fiscal year; or (iv) sales of the assets or capital stock of any Affiliate of the Borrower other than any of its Subsidiaries.

     Section VI.5 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, make any Restricted Payment, except that (a) a wholly-owned Subsidiary of the Borrower may make a Restricted Payment to the Borrower or another wholly-owned Subsidiary of the Borrower, (b) provided no Default has occurred and is continuing or would result therefrom, the Borrower may pay or prepay the sinking fund payments which are required to be made by the Borrower under Section 3.4 of the Indenture, provided that the Borrower may not purchase Subordinated Debentures the aggregate face value of which exceeds $5,000,000 in any fiscal year, and (c) provided no Default has occurred and is continuing or would result therefrom, the Borrower or any Subsidiary may make Restricted Payments of the kind described in clause (b) of the definition of the term "Restricted Payments" in an aggregate amount not to exceed $9,000,000 in any fiscal year, provided further that if the Borrower's Senior Debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's, then the Borrower or any Subsidiary may make Restricted Payments of the kind described in clause (b) of the definition of the term "Restricted Payments" in an aggregate amount not to exceed $18,000,000 in any fiscal year.

     Section VI.6 Investments, Loans, Advances. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist any loans, advances or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any Person, except the following (provided that after giving effect thereto there shall exist no Default):

              (1) the purchase of Liquid Investments with a Bank and the purchase of Subordinated Debentures to the extent permitted by Section 6.5(b);

              (2) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

              (3) ordinary course of business contributions, loans or advances to, or investments in, (i) a direct or indirect Subsidiary of the Borrower, provided that if, at any time the aggregate amount of all such contributions, loans or advances to, or investments in, any such Subsidiary occurring exceeds $5,000,000, the Borrower shall have caused such Subsidiary (if not then a Guarantor) to have executed and delivered to the Agent an Accession Agreement, related financing statements and a certificate covering the same matters described in Section 3.1(a)(iii) with respect to such Guarantor and the Borrower's counsel shall deliver an opinion with respect thereto covering the matters previously opined on with respect to each Guarantor or (ii) the Borrower;

              (4) contributions to, or capital investments in a Person which, prior to such contribution or investment, is not a Subsidiary but which becomes a Subsidiary as a result of such contribution or investment, provided that (i) if the aggregate amount of such contributions to or investments in any such Person exceeds $5,000,000, the Borrower shall have caused such Person to have executed and delivered to the Agent an Accession Agreement, related financing statements and a certificate covering the same matters described in
Section 3.1(a)(iii) with respect to such Person, and the Borrowers' counsel shall deliver an opinion with respect thereto covering the matters previously opined on with regard to each Guarantor; (ii) the aggregate amount of all such contributions to, or investments in any such Persons which have not so executed and delivered an Accession Agreement plus the aggregate amount of investments under paragraph (e) below shall not exceed $5,000,000; and (iii) the aggregate consideration paid (other than in the form of common stock of the Borrower) after the Effective Date for such contributions or investments shall not exceed $5,000,000 in any fiscal year; and

              (5)     other capital investments not otherwise permitted by this
Section 6.6 in any Person which is not, and will not become a Subsidiary of the Borrower as a result of such capital investment provided that (i) the aggregate amount of such investments outstanding at any time plus the aggregate amount of contributions to, or investments in any Persons as contemplated under paragraph
(d) above which have not executed and delivered an Accession Agreement shall not exceed $5,000,000; (ii) such Person shall be in the same or substantially similar line or lines of business as the Borrower and its Subsidiaries or a line of business directly related to providing services of the nature the Borrower and its Subsidiaries provide on the date this Agreement is executed; and (iii) the liabilities of such other Person shall be nonrecourse to the Borrower and its Subsidiaries.

     Section VI.7 Affiliate Transactions. Except as expressly permitted elsewhere in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, make, directly or indirectly: (a) any transfer, sale, lease, assignment or other disposal of any assets to any Affiliate of the Borrower or any purchase or acquisition of assets from any such Affiliate; or
(b) any arrangement or other transaction directly or indirectly with or for the benefit of any such Affiliate (including without limitation, guaranties and assumptions of obligations of an Affiliate); provided that the Borrower and its Subsidiaries (i) may enter into any arrangement or other transaction with any such Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration which it would obtain in a comparable arm's length transaction with a Person not such an Affiliate, (ii) the Borrower and any of its Subsidiaries may guaranty or otherwise assume obligations of an Affiliate to the extent permitted under Section 6.16 hereof, and (iii) may maintain the arrangements listed on the attached Schedule 6.7.

     Section VI.8 Maintenance of Ownership of Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of capital stock of any Guarantor except as otherwise provided in Section 6.4. Upon the sale or disposition of any Guarantor to any Person other than the Borrower or any other Guarantor, the Agent will, at the Borrower's expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably require and take any other actions reasonably required to evidence or effect the release of such Guarantor's Guaranty and the termination of the Liens held by the Agent for the benefit of the Banks upon the Collateral (unless such Liens have been released pursuant to Section 2.17(f)) pursuant to the Guarantors Security Agreement.

     Section VI.9 No Further Negative Pledges. Except as set forth in agreements and documentation governing Indebtedness of the Borrower or any of its Subsidiaries existing on the Effective Date, or with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness related solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), the Borrower will not, and will not permit any of its Subsidiaries to, enter into or suffer to exist any agreement (other than this Agreement and the Credit Documents) (a) prohibiting the creation or assumption of any Lien upon the Properties of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or (b) requiring an obligation to be secured if some other obligation is or becomes secured.

     Section VI.10 Other Businesses. The Borrower will not, and will not permit the Guarantors to, substantially alter the character of their respective businesses from that conducted as of the Effective Date.

     Section VI.11 Debt Service Ratio. The Borrower will not permit its ratio, calculated as of the most recent Calculation Day for the applicable Calculation Period, of (a) EBITDA for the

Rolling Period ending on such date to (b) Adjusted Consolidated Debt Service for such Rolling Period to be less than (i) 2.0 to 1.0 through the fiscal quarter ending December 31, 1999 and (ii) 2.5 to 1.0 thereafter; provided, however that if the Borrower sells, transfers or otherwise disposes of the capital stock or all or substantially all of the Property of any of its Subsidiaries (other than to another Subsidiary which is a Guarantor) which Subsidiary generates in excess of $5,000,000 of annual EBITDA (as determined in accordance with the Consolidated annual projections of the Borrower and its Subsidiaries delivered on or before the Effective Date), then the ratio shall not be less than 2.25 to 1.0 for each such Calculation Period during fiscal year 2000 and 2001.

     Section VI.12 Net Worth. The Borrower will not permit its Consolidated Net Worth as of the most recent Calculation Day to be less than an amount equal to $125,000,000 plus (A) 50% of cumulative Consolidated Net Income of the Borrower (without deduction for quarterly losses) from January 1, 1998 to the date of determination plus (B) 75% of the net cash proceeds of any issuance of equity, including any conversion of the Subordinated Debentures by the Borrower after the Effective Date; provided, however that if the Borrower sells, transfers or otherwise disposes of the capital stock or all or substantially all of the Property of any of its Subsidiaries (other than to another Subsidiary which is a Guarantor) then the minimum Consolidated Net Worth shall be reduced by up to $30,000,000 in book losses resulting from such sale, transfer or disposition, on a dollar for dollar basis. For purposes of calculating "Net Worth" pursuant to this Section 6.12, all earnings and losses of Treadco after December 31, 1997 shall be excluded therefrom.

     Section VI.13 Maximum Leverage Ratio. The Borrower will not permit its Leverage Ratio to be greater than 3.75 to 1.0 calculated as of the most recent Calculation Day for the applicable Calculation Period; provided, however that if the Liens held by the Agent for the benefit of the Banks upon the Collateral have been released pursuant to Section 2.17(f), then the Borrower's Leverage Ratio shall not be greater than 3.45 to 1.0 calculated as of the most recent Calculation Day for the applicable Calculation Period.

     Section VI.14 Capital Expenditures. The Borrower may make or permit any of its Subsidiaries to make or commit to make any Capital Expenditure; provided, however, that Capital Expenditures may not exceed $85,000,000 in an aggregate amount per fiscal year so long as the Borrower's Senior Debt is not rated either BBB- or higher by S&P or Baa3 or greater by Moody's. For purposes of calculating "Capital Expenditures" pursuant to this Section 6.14, all Acquisition Expenditures permitted pursuant to Section 6.16 and any Net Cash Proceeds received pursuant to Section 6.4 shall be excluded.

     Section VI.15 Indebtedness. The Borrower will not incur or permit to exist, or permit any of its Subsidiaries to incur or permit to exist, any Indebtedness other than the Obligations and the following:

              (1) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or another Subsidiary;

              (2) Indebtedness outstanding on the Effective Date and listed on Schedule 6.15;

              (3) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Borrower or a Subsidiary thereof, no Default shall have occurred and be continuing;

              (4) Capital Leases in connection with permitted Capital Expenditures pursuant to Section 6.14;

              (5) Subordinated Debt and other unsecured senior Indebtedness incurred after the Effective Date (other than Indebtedness permitted pursuant to paragraphs (a)-(d) above), provided that the Net Cash Proceeds of such Subordinated Debt and such other unsecured Indebtedness are simultaneously used to prepay Advances; and

              (6) extensions, renewals and refinancing of any of the Indebtedness specified in paragraphs (a) - (c) above so long as the principal amount of such Indebtedness is not thereby increased.

     Section VI.16 Acquisition Expenditures. The Borrower shall not and shall not permit any of its Subsidiaries to make any Acquisition Expenditure, unless (a) such Acquisition Expenditure is made in substantially the same or complementary lines of business of the Borrower and does not violate any other provision of this Agreement; (b) the aggregate amount of the Net Purchase Prices made during any fiscal year does not exceed $40,000,000; (c) the aggregate consideration paid in common stock for all Acquisition Expenditures made during any fiscal year does not exceed $40,000,000; (d) at the time of such Acquisition Expenditure no Default has occurred and is continuing or would occur upon the consummation of such acquisition and the Agent shall have received a Compliance Certificate demonstrating pro forma financial covenant compliance; and (e) immediately following the making of such Acquisition Expenditure, the lesser of (i) the aggregate amount of the Commitments or (ii) the Borrowing Base exceeds the aggregate outstanding principal amount of the Advances and the Letter of Credit Exposure by at least $20,000,000.


                                  ARTICLE VII

                                    REMEDIES

     Section VII.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under any Credit
Document:

              (1) Payment. The Borrower shall fail to pay any principal of any Note or any Reimbursement Obligation when the same becomes due and payable as set forth in this Agreement, or any interest on any Note or any fee or other amount payable hereunder or under any other Credit Document within five days after the same becomes due and payable;

              (2) Representation and Warranties. Any representation or warranty made or deemed to be made (i) by the Borrower in this Agreement or in any other Credit Document, (ii) by the Borrower (or any of its officers) in connection with this Agreement or any other Credit Document, or (iii) by any Subsidiary in any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

              (3) Covenant Breaches. (i) The Borrower shall fail to perform or observe any covenant contained in Sections 5.3 or 5.4, or Section 5.6(e), (f), (g), (h) or (i) or Article VI of this Agreement or the Borrower shall fail to perform or observe its covenant in Section 4.4 of the Borrower Security Agreement, or shall fail to cause any Guarantor to perform or observe its covenant in Section 4.4 of the Guarantors Security Agreement or (ii) the Borrower or any Guarantor shall fail to perform or observe any term or covenant set forth in any Credit Document which is not covered by clause (i) above or any other provision of this Section 7.1 if such failure shall remain unremedied for 30 days after the earlier of the date written notice of such default shall have been given to the Borrower or such Guarantor by the Agent or any Bank or the date a Responsible Officer of the Borrower or any Guarantor has actual knowledge of such default;

              (4) Cross-Defaults. (i) The Borrower or any its Subsidiaries shall fail to pay any principal of or premium or interest on its Indebtedness which is outstanding in a principal amount of at least $15,000,000 individually or when aggregated with all such Indebtedness of the Borrower or its Subsidiaries so in default (but excluding Indebtedness evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Indebtedness which is outstanding in a principal amount of at least $15,000,000 individually or when aggregated with all such Indebtedness of the Borrower and its Subsidiaries so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

              (5) Insolvency. The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower or any such Subsidiary, either such proceeding shall remain undismissed for a period of 30 days or any of the actions sought in such proceeding shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);

              (6) Judgments. Any judgment or order for the payment of money in excess of $15,000,000 (reduced for purposes of this paragraph for the amount in respect of such judgment or order that a reputable insurer has acknowledged being payable under any valid and enforceable insurance policy) shall be rendered against the Borrower or any of its Subsidiaries which, within 30 days from the date such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal;

              (7) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless such Reportable Event, proceedings or appointment are being contested by the Borrower in good faith and by appropriate proceedings, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any member of the Controlled Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan or the insolvency (within the meaning of Section 4245 of ERISA) or reorganization (within the meaning of Section 4241 of ERISA) of a Multiemployer Plan, unless such liability is being contested by the Borrower in good faith and by appropriate proceedings, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through
(vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any Guarantor to any tax, penalty or other liabilities in the aggregate exceeding $15,000,000;

              (8) Guaranty. Any provision of the Guaranty requiring the payment of the Guaranteed Obligations (as defined in the Guaranty) shall for any reason cease to be valid and binding on any Guarantor or any Guarantor shall so state in writing;

              (9) Invalidity of Subordination Provisions. The subordination provisions of the Subordinated Debentures shall be invalidated or otherwise cease to be in full force and effect.

     Section VII.2 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.1) shall have occurred and be continuing, then, and in any such event,

              (1) the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Notes, all interest thereon, the Letter of Credit Obligations, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, all such Letter of Credit Obligations and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower, and

              (2) the Borrower shall, on demand of the Agent at the request or with the consent of the Majority Banks, deposit with the Agent into the Cash Collateral Account an amount of cash equal to the Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time.

     Section VII.3 Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.1 shall occur,

              (1) the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, all Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower and

              (2) to the extent permitted by law or court order, the Borrower shall deposit with the Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time.

     Section VII.4    Cash Collateral Account.

              (1) Pledge. The Borrower hereby pledges, and grants to the Agent for the benefit of the Banks, a security interest in all funds held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of the Obligations, including without limitation all Letter of Credit Obligations owing to any Issuing Bank or any other Bank due and to become due from the Borrower to any Issuing Bank or any other Bank under this Agreement in connection with the Letters of Credit.

              (2) Application against Letter of Credit Obligations. The Agent may, at any time or from time to time apply funds then held in the Cash Collateral Account to the payment of any Letter of Credit Obligations owing to any Issuing Bank, in such order as the Agent may elect, as shall have become or shall become due and payable by the Borrower to any Issuing Bank under this Agreement in connection with the Letters of Credit.

              (3) Duty of Care. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

     Section VII.5 Non-exclusivity of Remedies. No remedy conferred upon the Agent or the Banks is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

     Section VII.6 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.2 to authorize the Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 7.2 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 7.3, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note held by such Bank, and the other Credit Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Bank agrees to promptly notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                                  ARTICLE VIII

                       AGENCY AND ISSUING BANK PROVISIONS


     Section VIII.1 Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law.

     Section VIII.2 Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including the Agent's own negligence) by it or them under or in connection with this Agreement or the other

Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Borrower or its Subsidiaries or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     Section VIII.3 The Agent and Its Affiliates. With respect to its Revolving Commitment, the Advances made by it and the Notes issued to it, the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Agent were not an agent hereunder and without any duty to account therefor to the Banks.

     Section VIII.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, any Co-Documentation Agent or any other Bank and based on the financial statements referred to in
Section 4.5 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any Co-Documentation Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Section VIII.5 Indemnification. The Banks severally agree to indemnify the Agent, the Co-Documentation Agents and each Issuing Bank (to the extent not reimbursed by the Borrower), according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, any Co-Documentation Agent or such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent, any Co-Documentation Agent or such

Issuing Bank under this Agreement or any other Credit Document (including the Agent's, such Co-Documentation Agent's or such Issuing Bank's own negligence), provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's, such Co-Documentation Agent's and such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

     Section VIII.6 Successor Agent and Issuing Banks. The Agent or any Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon receipt of notice of any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent or Issuing Bank with, if an Event of Default has not occurred and is not continuing, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent or Issuing Bank shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's or Issuing Bank's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or Issuing Bank, then the retiring Agent or Issuing Bank may, on behalf of the Banks and the Borrower, appoint a successor Agent or Issuing Bank, which shall be a commercial bank meeting the financial requirements of an Eligible Assignee and, in the case of an Issuing Bank, a Bank. Upon the acceptance of any appointment as Agent or Issuing Bank by a successor Agent or Issuing Bank, such successor Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Issuing Bank, and the retiring Agent or Issuing Bank shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Bank shall remain an Issuing Bank with respect to any Letters of Credit issued by such Issuing Bank and outstanding on the effective date of its resignation or removal and the provisions affecting such Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any retiring Agent's or Issuing Bank's resignation or removal hereunder as Agent or Issuing Bank, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Issuing Bank under this Agreement and the other Credit Documents.

     Section VIII.7 Co-Documentation Agents. The Co-Documentation Agents shall have no duties, obligations or liabilities in their capacity as Co-Documentation Agents.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Section IX.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment shall increase the Commitment of any Bank without the written consent of such Bank, and no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase the aggregate Commitments of the Banks, (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) amend Section 2.16 or this Section 9.1, (e) release any Guarantor from its obligations under the Guaranty, other than the release of any Guarantor's obligations under the Guaranty in accordance with Section 6.8,
(f) release any Lien in favor of the Agent for the benefit of the Banks on Property of the Borrower or Guarantors, except as contemplated by the Security Agreements or as provided in Section 2.17(e) and (f), or (g) amend the definition of "Majority Banks"; and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent, any Co-Documentation Agent or any Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of the Agent, such Co-Documentation Agent or such Issuing Bank, as the case may be, under this Agreement or any other Credit Document, and (ii) no waiver or consent to departure from any of the conditions specified in Section 3.1 or 3.2 shall be effective unless in writing and signed by the Majority Banks and the Agent.

     Section IX.2 Notices, Etc. All notices and other communications shall be in writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, if to the Borrower, at its address at 3801 Old Greenwood Road, Fort Smith, Arkansas
72903,  Attention:   Chief Financial Officer, with a copy to the General
Counsel (telecopy: (501) 785-6124; telephone: (501) 785-6000); if to any Bank at its Domestic Lending Office specified opposite its name on Schedule 9.2; if to the Agent or to SG in its capacity as Agent or as an Issuing Bank, at its address at 4800 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201,
Attention:  David Oldani, Associate and Ms. Terri Jones, Operations (telecopy:
(214) 754-0171; telephone: (214) 979- 2777); and if a Notice of Borrowing or a Notice of Conversion or Continuation to the Agent at the Domestic Lending Office for the Agent specified opposite its name on Schedule 9.2 or, as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered or delivered by overnight courier, be effective three days after deposited in the mails, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Agent pursuant to Article II or VIII shall not be effective until received by the Agent.

     Section IX.3 No Waiver; Remedies. No failure on the part of any Bank, the Agent, or any Issuing Bank to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the other Credit Documents are cumulative and not exclusive of any remedies provided by law.

     Section IX.4 Costs and Expenses. The Borrower agrees to pay on demand all out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other Credit Documents including, without limitation, (a) the fees set forth in the letter agreement dated as of May 29, 1998 between the Borrower and counsel for the Agent, and (b) all reasonable out-of-pocket costs and expenses, if any, of the Agent, each Co-Documentation Agent, each Issuing Bank, and each Bank (including, without limitation, reasonable counsel fees and expenses of the Agent, such Co-Documentation Agent, such Issuing Bank, and each Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents after an Event of Default has occurred and is continuing, and (c) to the extent not included in the foregoing, the costs of any appraisals, title policies, mortgage and intangible taxes, costs of recordation of any mortgages or Uniform Commercial Code financing statement or continuation statement, and any related title or Uniform Commercial Code search conducted subsequent to such recordation, any flood plain search costs, and other costs usual and customary in connection with the taking of a Lien on real property.

     Section IX.5 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent, and when the Agent shall have, as to each Bank, either received a counterpart hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, each Co-Documentation Agent, each Issuing Bank, and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Bank.

     Section IX.6     Bank Assignments and Participations.

              (1) Assignments. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Commitment, the Advances owing to it, the Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Agreement and shall involve a ratable assignment of such Bank's Revolving Commitment and such Bank's Revolving Advances, (ii) the amount of the resulting Revolving Commitment and Revolving Advances of the assigning Bank (unless it is assigning all its Revolving Commitment) and the assignee Bank pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Revolving Note subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Agent or an Eligible Assignee which is an Affiliate of the assigning Bank) shall pay to the Agent a $3,000 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding anything herein to the contrary, any Bank may assign, as collateral or otherwise, any of its rights under the Credit Documents to any Federal Reserve Bank.

              (2) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

              (3) The Register. The Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Revolving Commitments of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Issuing Banks, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this

Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

              (4) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the Revolving Note or, in the case of an assignment to another Bank, Revolving Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit G, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for such Note or Notes, a new Revolving Note payable to the order of such Eligible Assignee in amount equal to the Revolving Commitment assumed by it pursuant to such Assignment and Acceptance, and if the assigning Bank has retained any Revolving Commitment hereunder, a new Revolving Note payable to the order of such Bank in an amount equal to, respectively, the Revolving Commitment retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibit A.

              (5) Participations. Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Commitment, the Advances owing to it, its participation interest in the Letter of Credit Obligations, and the Revolving Note held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Revolving Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent, and the Issuing Banks and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) such Bank shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of any Note in which the participant has an interest, reductions in fees or interest, or extending the Maturity Date, and (vi) such Bank shall give prompt prior notice to the Borrower of each such participation to be sold by such Bank. The Borrower hereby agrees that participants shall have the same rights under Sections 2.8, 2.9, 2.11(c), and 9.7 hereof as the Bank to the extent of their respective participations. Notwithstanding the foregoing, upon the receipt of notice by the Borrower of the sale of a participation by any Bank to one or more banks or other entities (other than an Affiliate of such Bank) in or to all or a portion of its rights and obligations under this Agreement (each such bank or other entity, a "Proposed Participant"), the Borrower shall have the right, but not the obligation, to select additional banks to replace such Proposed Participant on the same terms and conditions as the Proposed Participant upon prompt written notice from the Borrower to the Agent and the Bank selling such participation. The Borrower shall have ten days from the date of its receipt of notice of the proposed sale of such participation to the Proposed Participant to select replacement banks to replace such Proposed Participant. If the Borrower does not select any replacement banks or does not elect to select any replacement banks the applicable Bank may sell such participation to the Proposed Participant.

              (6) Confidentiality. Each Bank may furnish any information concerning the Borrower and its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower and its Subsidiaries received by it from such Bank. Such Bank shall promptly deliver a signed copy of any such confidentiality agreement to the Borrower.

     Section IX.7 Indemnification. The Borrower shall indemnify the Agent, the Co-Documentation Agents, the Banks (including any lender which was a Bank hereunder prior to any full assignment of its Revolving Commitment), the Issuing Banks, and each affiliate thereof and their respective directors, officers, employees and agents from, and discharge, release, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Borrower or any Affiliate of the Borrower of the proceeds of any Advance,
(ii) any breach by the Borrower or any Guarantor of any provision of this Agreement or any other Credit Document, (iii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, or (iv) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously-owned or operated properties, or the operations or business, of the Borrower or any of its Subsidiaries, and the Borrower shall reimburse the Agent, each Co-Documentation Agent, each Issuing Bank, and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including legal fees) incurred in connection with any such investigation, litigation or other proceeding; and EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.

     Section IX.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section IX.9 Survival of Representations, etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Banks, none of which investigations shall diminish any Bank's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.8, 2.9, 2.11(c), and
9.7 shall survive any termination of this Agreement and repayment in full of the Obligations.

     Section IX.10 Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

     Section IX.11 Business Loans. The Borrower warrants and represents that the Advances evidenced by the Notes are and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One ("Chapter One") of the Texas Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the "indicated rate ceiling" (as such term is defined in Chapter One) from time to time in effect.

     Section IX.12 Usury Not Intended. It is the intent of the Borrower and each Bank in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Bank including such applicable laws of the State of Texas and the United States of America from time to time in effect. In furtherance thereof, the Banks and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Bank receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower). The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

     Section IX.13 Governing Law. This Agreement, the Notes and the other Credit Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

     Section IX.14 Consent to Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement, the Notes and the other Credit Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Borrower at its address specified in Section 9.2. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Bank, the Agent, or any Co-Documentation Agent to serve legal process in any other manner permitted by the law or affect the right of any Bank, the Agent or any Co-Documentation Agent to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

     Section IX.15 Banks Not in Control. None of the covenants or other provisions contained in the Credit Documents shall or shall be deemed to, give the Banks the rights or power to exercise control over the affairs and/or management of the Borrower, any of its Subsidiaries or any Guarantor, the power of the Banks being limited to the right to exercise the remedies provided in the Credit Documents; provided, however, that if any Bank becomes the owner of any stock, or other equity interest in, any Person whether through foreclosure or otherwise, such Bank shall be entitled (subject to requirements of law) to exercise such legal rights as it may have by being owner of such stock, or other equity interest in, such Person.

     Section IX.16 Headings Descriptive. The headings of the several Sections and paragraphs of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     SECTION IX.17 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER CREDIT DOCUMENT OR TO ANY COUNTERCLAIM THEREIN.

     SECTION IX.18 ENTIRE AGREEMENT. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

     THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY

EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE
PARTIES.


                  [Remainder of page left intentionally blank]

     EXECUTED as of the date first referenced above.

                                       BORROWER:

                                       ARKANSAS BEST CORPORATION



                                       ----------------------------------------
                                       David E. Loeffler
                                       Vice President, Chief Financial Officer
                                        and Treasurer

                                       AGENT:

                                       SOCIETE GENERALE, SOUTHWEST AGENCY



                                       ----------------------------------------
                                       Christopher J. Speltz
                                       Director - Head of SG-Dallas



                                       ----------------------------------------
                                       David C. Oldani
                                       Associate

                                       CO-DOCUMENTATION AGENTS:

                                       BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION



                                       ----------------------------------------
                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                       WELLS FARGO BANK (TEXAS), N.A.



                                       ----------------------------------------
                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                       BANKS:

                                       SOCIETE GENERALE, SOUTHWEST AGENCY



                                       ----------------------------------------
                                       Christopher J. Speltz
                                       Director - Head of SG-Dallas



                                       ----------------------------------------
                                       David C. Oldani
                                       Associate

                                       BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION



                                       ----------------------------------------
                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                       WELLS FARGO BANK (TEXAS), N.A.



                                       ----------------------------------------
                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                       ABN AMRO BANK N.V.




                                       ----------------------------------------
                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------


                                       ----------------------------------------
                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                       CREDIT LYONNAIS NEW YORK BRANCH



                                       ----------------------------------------
                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                       DEPOSIT GUARANTY NATIONAL BANK



                                       ----------------------------------------
                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                       THE FIRST NATIONAL BANK OF CHICAGO




                                       ----------------------------------------
                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                       NATEXIS BANQUE BFCE



                                       ----------------------------------------
                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------



                                       ----------------------------------------
                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                 EXHIBIT A

                                 REVOLVING NOTE


$ ________________________                                    ___________. 19__


         For value received, the undersigned Arkansas Best Corporation, a Delaware corporation ("Borrower"), hereby promises to pay to the order of _________________________ ("Bank") the principal amount of _______________ and
____/100 Dollars ($__________) or, if less, the aggregate outstanding principal amount of each Revolving Advance (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower, together with interest on the unpaid principal amount of each such Revolving Advance from the date of such Revolving Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of June 12, 1998 (as the same may be further amended or modified from time to time, the "Credit Agreement"), among the Borrower, the Banks, Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents and Societe Generale, Southwest Agency, as Administrative Agent. Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Revolving Advances by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Advance being evidenced by this Note and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to the Agent at 4800 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201 (or at such other location or address as may be specified by the Agent to the Borrower) in same day funds. The Bank shall record all Revolving Advances and payments of principal made under this Note, but no failure of the Bank to make such recordings shall affect the Borrower's repayment obligations under this Note.

         Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the state of Texas (except that Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15, which regulates certain revolving credit loan accounts shall not apply to this Note).

                              ARKANSAS BEST CORPORATION



                              By:
                                 -----------------------------------------
                                   David E. Loeffler
                                   Vice President, Chief Financial Officer,
                                   and Treasurer

                                    EXHIBIT B


                 SUBSIDIARY GUARANTY AND CONTRIBUTION AGREEMENT


         This Subsidiary Guaranty and Contribution Agreement dated as of June 12, 1998 (this "Agreement") is executed by the parties signatory hereto or to an Accession Agreement in favor of the Agent, the Co-Documentation Agents and the Banks parties to the Credit Agreement herein described.

                                  INTRODUCTION


         A. This Agreement is given in connection with the Credit Agreement dated as of June 12, 1998 (as the same may be further amended or modified from time to time, the "Credit Agreement") among Arkansas Best Corporation, a Delaware corporation (the "Borrower"), the Banks, Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents, and Societe Generale, Southwest Agency, as Administrative Agent.

         B. The Borrower is the principal financing entity for all capital requirements of its Subsidiaries, and from time to time the Borrower has made and will continue to make capital contributions and advances to its Subsidiaries, including each of the parties hereto (such parties herein called the "Guarantors"). Each Guarantor is a direct or indirect subsidiary of the Borrower and will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

         C. Under the Credit Agreement, it is a condition to the making of the Advances by the Banks and the issuance of the Letters of Credit by the Issuing Bank that each Guarantor shall have executed and delivered this Agreement.

         Therefore, in order to induce the Banks to make the Advances and the Issuing Bank to issue its Letters of Credit, each Guarantor hereby agrees as follows:

Section 1. Definitions. All capitalized terms not otherwise defined in this Agreement that are defined in the Credit Agreement shall have the meaning assigned to such terms by the Credit Agreement.

Section 2. Guaranty. Each Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under the Credit Agreement, the Notes, and any other Credit Document, whether for principal, Reimbursement Obligations, Hedging Obligations owing to any Bank or any Affiliate of any Bank, interest, fees, expenses, or otherwise (such obligations being the "Guaranteed

Obligations"), and any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent, any Co-Documentation Agent or any Bank in enforcing any rights under this Agreement. Each Guarantor agrees that its guaranty obligation under this Agreement is a guarantee of payment, not of collection and that such Guarantor is primarily liable for the payment of the Guaranteed Obligations.

Section 3. Limit of Liability. Each Guarantor shall be liable under this Agreement with respect to the Guaranteed Obligations only for amounts aggregating up to the largest amount that would not render its guaranty obligation hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

Section 4. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Credit Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Co-Documentation Agents or the Banks with respect thereto. The liability of each Guarantor under this Agreement shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, or any other agreement or instrument relating thereto;

         (b) any change in the time, manner, or place of payment of, or in any other term of, any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any Credit Document;

         (c) any exchange, release, or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any other agreement or guaranty, for any of the Guaranteed Obligations; or

         (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of the Borrower or a Guarantor.

         Section 5. Continuation and Reinstatement, Etc. Each Guarantor agrees that, to the extent that the Borrower makes payments to the Agent, any Co-Documentation Agent or any Bank, or the Agent, any Co-Documentation Agent or any Bank receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. The Guarantor shall defend and indemnify the Agent, each Co-Documentation Agent and each Bank from and against any claim or loss under this Section 5 (including reasonable attorneys' fees and expenses) in the defense of any such action or suit.

Section 6.  Certain Waivers.

         6.01. Notice. Each Guarantor hereby waives promptness, diligence, notice of acceptance, notice of acceleration, notice of intent to accelerate, and any other notice with respect to any of the Guaranteed Obligations and this Agreement.

         6.02. Other Remedies. Each Guarantor hereby waives any requirement that the Agent, any Co-Documentation Agent or any Bank protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral, including any action required by Chapter 34 of the Texas Business and Commerce Code.

         6.03. Waiver of Subrogation. (a) Each Guarantor hereby irrevocably waives, until payment in full of all Guaranteed Obligations and termination of all Commitments, any claim or other rights which it may acquire against the Borrower that arise from such Guarantor's obligations under this Agreement or any other Credit Document, including, without limitation, any right of subrogation (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. ' 509, or otherwise), reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Agent, any Co-Documentation Agent or any Bank against the Borrower or any collateral which the Agent, any Co-Documentation Agent or any Bank now has or acquires. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full and all of the Commitments terminated, such amount shall be held in trust for the benefit of the Agent, the Co-Documentation Agents and the Banks, and shall promptly be paid to the Agent for the benefit of the Agent, the Co-Documentation Agents and the Banks to be applied to the Guaranteed Obligations, whether matured or unmatured, as the Agent may elect. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 6.03(a) is knowingly made in contemplation of such benefits.

         (b) Each Guarantor further agrees that it will not enter into any agreement providing, directly or indirectly, for any contribution, reimbursement, repayment, or indemnity by the Borrower or any other Person on account of any payment by such Guarantor to the Agent or the Banks under this Agreement.

Section 7. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

         7.01. Corporate Authority. Such Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, which is set forth on Schedule 4.1 to the Credit Agreement. The execution, delivery and performance by such Guarantor of this Agreement are within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (a) such Guarantor's charter or bylaws or (b) any law or material contractual restriction affecting such Guarantor or its Property.

         7.02. Government Approval. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery, and performance by such Guarantor of this Agreement.

         7.03. Binding Obligations. This Agreement is the legal, valid, and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights (whether considered in a proceeding at law or in equity).

Section 8. Covenants. Each Guarantor will comply with all covenant provisions of
Article V and Article VI of the Credit Agreement to the extent such provisions are applicable to a Subsidiary of the Borrower.

Section 9. Contribution. As a result of the transactions contemplated by the Credit Agreement, each of the Guarantors will benefit, directly and indirectly, from the Obligations and in consideration thereof desire to enter into a contribution agreement among themselves as set forth in this Section 9 to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions in the event any payment is made by any Guarantor hereunder to the Agent or the Banks (such payment being referred to herein as a "Contribution," and for purposes of this Agreement, includes any exercise of recourse by the Agent against any Property of a Contributor designated as collateral under the Guarantors Security Agreement and application of proceeds of such collateral in satisfaction of such Guarantor's obligations under this Agreement). The Guarantors hereby agree as follows:

         9.01. Calculation of Contribution. In order to provide for just and equitable contribution among the Guarantors in the event any Contribution is made by a Guarantor (a "Funding Guarantor"), such Funding Guarantor shall be entitled to a contribution from certain other Guarantors for all payments, damages and expenses incurred by that Funding Guarantor in discharging any of the Obligations, in the manner and to the extent set forth in this Section. The amount of any Contribution under this Agreement shall be equal to the payment made by the Funding Guarantor to the Agent or any other Beneficiary pursuant to this Agreement and shall be determined as of the date on which such payment is made.

         9.02. Benefit Amount Defined. For purposes of this Agreement, the "Benefit Amount" of any Guarantor as of any date of determination shall be the net value of the benefits to such Guarantor and all of its Subsidiaries (including any Subsidiaries which may be Guarantors) from extensions of credit made by the Banks to the Borrower under the Credit Agreement; provided, that in determining the contribution liability of any Guarantor which is a Subsidiary to its direct or indirect parent corporation or of any

Guarantor to its direct or indirect Subsidiary, the Benefit Amount of such Subsidiary and its Subsidiaries, if any, shall be subtracted in determining the Benefit Amount of the parent corporation. Such benefits shall include benefits of funds constituting proceeds of Advances made to the Borrower by the Banks which are in turn advanced or contributed by the Borrower to such Guarantor or its Subsidiaries and benefits of Letters of Credit issued pursuant to the Credit Agreement on behalf of, or the proceeds of which are advanced or contributed or otherwise benefit, directly or indirectly, such Guarantor and its Subsidiaries (collectively, the "Benefits"). In the case of any proceeds of Advances or Benefits advanced or contributed to a Person (an "Owned Entity") any of the equity interests of which are owned directly or indirectly by a Guarantor, the Benefit Amount of a Guarantor with respect thereto shall be that portion of the net value of the benefits attributable to Advances or Benefits equal to the direct or indirect percentage ownership of such Guarantor in its Owned Entity.

         9.03. Contribution Obligation. Each Guarantor shall be liable to a Funding Guarantor in an amount equal to the greater of (A) the (i) ratio of the Benefit Amount of such Guarantor to the total amount of Obligations, multiplied by (ii) the amount of Obligations paid by such Funding Guarantor and (B) 95% of the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Guarantor is deemed made for purposes of this Agreement (giving effect to all payments made by other Funding Guarantors as of such date in a manner to maximize the amount of such contributions).

         9.04. Allocation. In the event that at any time there exists more than one Funding Guarantor with respect to any Contribution (in any such case, the "Applicable Contribution"), then payment from other Guarantors pursuant to this Agreement shall be allocated among such Funding Guarantors in proportion to the total amount of the Contribution made for or on account of the Borrower by each such Funding Guarantor pursuant to the Applicable Contribution. In the event that at any time any Guarantor pays an amount under this Agreement in excess of the amount calculated pursuant to clause (A) of Subsection 9.03 above, that Guarantor shall be deemed to be a Funding Guarantor to the extent of such excess and shall be entitled to contribution from the other Guarantors in accordance with the provisions of this Section.

         9.05. Subsidiary Payment. The amount of contribution payable under this Section by any Guarantor shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Guarantor.

         9.06. Equitable Allocation. If as a result of any reorganization, recapitalization, or other corporate change in the Borrower or any of its Subsidiaries, or as a result of any amendment, waiver or modification of the terms and conditions of other Sections of this Agreement or the Obligations, or for any other reason, the contributions under this Section become inequitable as among the Guarantors, the Guarantors shall promptly modify and amend this Section to provide for an equitable allocation of contributions. Any of the foregoing modifications and amendments shall be in writing and signed by all Guarantors.

         9.07. Asset of Party to Which Contribution is Owing. The Guarantors acknowledge that the right to contribution hereunder shall constitute an asset in favor of the Guarantor to which such contribution is owing.

         9.08. Subordination. No payments payable by a Guarantor pursuant to the terms of this Section 9 shall be paid until all amounts then due and payable by the Borrower to any Bank, pursuant to the terms of the Credit Documents, are paid in full in cash. Nothing contained in this Section 9 shall affect the obligations of any Guarantor to any Bank under the Credit Agreement or any other Credit Documents.

Section 10.  Miscellaneous.

         10.01. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing, including telegraphic communication, and delivered or teletransmitted to the Agent, as set forth in the Credit Agreement, and to each Guarantor, at the address set forth beside such Guarantor's name on Annex 1 hereto or in the Accession Agreement executed by such Guarantor, or to such other address as shall be designated by any Guarantor or the Agent in written notice to the other parties. All such notices and other communications shall be effective when delivered or teletransmitted to the above addresses.

         10.02. Amendments, Etc. No waiver of any provision of this Agreement nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Agent, Majority Banks and the Borrower, and no amendment of this Agreement shall be effective unless the same shall be in writing and signed by each Guarantor and the Agent, with the consent of the Majority Banks; provided that any amendment or waiver releasing any Guarantor from any liability hereunder shall be signed by all the Banks; and provided further that any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, in the event that any Subsidiary of the Borrower hereafter is required in a accordance with the terms of the Credit Agreement or otherwise agrees to become a guarantor of the Borrower's obligations under the Credit Documents, then such Subsidiary may become a party to this Agreement by executing an Accession Agreement ("Accession Agreement") in the form attached hereto as Annex 2, and each Guarantor and the Agent hereby agrees that upon such Subsidiary's execution of such Accession Agreement, this Agreement shall be deemed to have been amended to make such Person a Guarantor hereunder for all purposes and a party hereto and no signature is required on behalf of the other Guarantors or the Agent to make such an amendment to this Agreement effective.

         10.03. No Waiver; Remedies. No failure on the part of the Agent, or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         10.04. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Agent, the Co-Documentation Agents and the Banks are hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by the Agent, the Co-Documentation Agents or the Banks to the account of any Guarantor against any and all of the obligations of such Guarantor under this Agreement, irrespective of whether or not the Agent, the Co-Documentation Agents or the Banks shall have made any demand under this Agreement and although such obligations may be contingent and unmatured. The Agent, the Co-Documentation Agents and the Banks agree promptly to notify each Guarantor affected by any such set-off after any such set-off and application made by the Agent, the Co-Documentation Agents or the Banks provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent, the Co-Documentation Agents and the Banks under this Section 10.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent, the Co-Documentation Agents and the Banks may have.

         10.05. Continuing Guaranty; Transfer of Interest. This Agreement shall create a continuing guaranty and shall (a) remain in full force and effect until payment in full and termination of the Guaranteed Obligations, (b) be binding upon each Guarantor, its successors, and assigns, and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Co-Documentation Agents, the Banks, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when any Bank assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person pursuant to the terms of the Credit Agreement or other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Bank under this Agreement. Upon the payment in full and termination of the Guaranteed Obligations, the guaranties granted hereby shall terminate and all rights hereunder shall revert to each Guarantor to the extent such rights have not been applied pursuant to the terms hereof. Upon any such termination, the Agent will, at each Guarantor's expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

         10.06. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Each Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement and the other Credit Documents, and such Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each

Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address specified below. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Bank, the Agent, or any Co-Documentation Agent to serve legal process in any other manner permitted by the law or affect the right of any Bank, any Co-Documentation Agent or the Agent to bring any action or proceeding against any Guarantor or its Property in the courts of any other jurisdiction.

         SECTION 10.07. WAIVERS OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY OR TO ANY COUNTERCLAIM THEREIN.

         SECTION 10.08. ENTIRE AGREEMENT. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

         THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         Each Guarantor has caused this Agreement to be duly executed as of the date first above written.

                                       GUARANTORS:

                                       ABF CARTAGE, INC.
                                       ABF FARMS, INC.
                                       ABF FREIGHT SYSTEM (B.C.) LTD.
                                       ABF FREIGHT SYSTEM CANADA, LTD.
                                       ABF FREIGHT SYSTEM, INC.
                                       AGILE FREIGHT SYSTEM, INC.
                                       AGRICULTURAL EXPRESS OF AMERICA, INC.
                                       BEST SERVICE CORP.
                                       CAROTRANS INTERNATIONAL, INC.
                                       CLIPPER EXXPRESS COMPANY
                                       DATA-TRONICS CORP.
                                       FLEETNET AMERICA, INC.
                                       G.I. TRUCKING COMPANY
                                       LAND-MARINE CARGO, INC.
                                       TRANSPORT REALTY, INC.



                                       By:
                                          --------------------------------------
                                                David E. Loeffler
                                                Authorized Agent

                                     ANNEX 1
                to Subsidiary Guaranty and Contribution Agreement

                       ADDRESSES OF GUARANTORS FOR NOTICES


ABF Cartage, Inc.                            Clipper Exxpress Company
3801 Old Greenwood Road                      15700 West 103rd Street
Fort Smith, Arkansas 72903                   Lemont, Illinois 60439

ABF Farms, Inc.                              Data-Tronics Corp.
3801 Old Greenwood Road                      3801 Old Greenwood Road
Fort Smith, Arkansas 72903                   Fort Smith, Arkansas 72903

ABF Freight System (B.C.), Ltd.              FleetNet America, Inc.
3801 Old Greenwood Road                      300 Commerce Drive
Fort Smith, Arkansas 72903                   Cherryville, North Carolina 28021

ABF Freight System Canada, Ltd.              G. I. Trucking Company
3801 Old Greenwood Road                      14727 Alondra Boulevard
Fort Smith, Arkansas 72903                   La Mirada, California 90638

ABF Freight System, Inc.                     Land-Marine Cargo, Inc.
3801 Old Greenwood Road                      3801 Old Greenwood Road
Fort Smith, Arkansas 72903                   Fort Smith Arkansas 72903

Agile Freight System, Inc.                   Transport Realty, Inc.
15700 West 103rd Street                      3801 Old Greenwood Road
Lemont, Illinois 60439                       Fort Smith, Arkansas 72903

Agricultural Express of America, Inc.
15700 West 103rd Street
Lemont, Illinois 60434

Best Service Corp.
3801 Old Greenwood Road
Fort Smith, Arkansas 72903

CaroTrans International, Inc.
15700 West 103rd Street
Lemont, Illinois 60434

                                     ANNEX 2
                to Subsidiary Guaranty and Contribution Agreement


                               ACCESSION AGREEMENT

         ___________[NAME OF SUBSIDIARY], a ________________ corporation (the "Company"), hereby agrees with (i) Societe Generale, Southwest Agency, as Administrative Agent (the "Agent") under the Credit Agreement dated as of June 12, 1998 among Arkansas Best Corporation, a Delaware corporation which is the direct or indirect shareholder of the Company, the lenders parties thereto, Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents, and Societe Generale, Southwest Agency as Administrative Agent (as such agreement is further amended from time to time in accordance with its terms, the "Credit Agreement"; capitalized terms used herein and not otherwise defined having the meanings set forth therein), and (ii) the parties to the Subsidiary Guaranty and Contribution Agreement dated as of June 12, 1998 and the Guarantors Security Agreement dated as of June 12, 1998 each executed in connection with the Credit Agreement, as follows:

         The Company hereby agrees and confirms that, as of the date hereof, it
(a) intends to be a party to the Guaranty and a party to the Guarantors Security Agreement and undertakes to perform all the obligations expressed therein, respectively, of a Guarantor (as defined in the Guaranty) and a Grantor (as defined in the Guarantors Security Agreement), (b) agrees to be bound by all of the provisions of the Guaranty and of the Guarantors Security Agreement as if it had been an original party to such Guaranty and such Guarantors Security Agreement, and (c) confirms that the representations and warranties set forth in the Guaranty and the Guarantors Security Agreement with respect to the Company, a party thereto, are true and correct in all material respects as of the date of this Accession Agreement.

         For purposes of notices under the Guaranty and under the Guarantors Security Agreement, the address for the Company is as follows:


                  Attention:
                            -------------------------------
                  Telephone:
                            -------------------------------
                  Telecopy:
                           --------------------------------


         For purposes of Section 3.2 of the Guarantors Security Agreement, the address of the Company where all of its books and records concerning its Accounts is [the same as the address set forth above] [as set forth below:].

         For purposes of Section 3.5 of the Guarantors Security Agreement, a UCC Financing Statement for the Company should be filed in the following office(s):

                  -------------------------

                  -------------------------

         This Accession Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF this Accession Agreement was executed and delivered as of the ___ day of _________, 19__.


                                       [NAME OF SUBSIDIARY]



                                       -----------------------------------------
                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                   EXHIBIT C


                               SECURITY AGREEMENT


         This Security Agreement dated as of June 12, 1998 (as amended or otherwise modified from time to time, the "Security Agreement") is by and between Arkansas Best Corporation, a Delaware corporation (the "Grantor"), and Societe Generale, Southwest Agency, as Administrative Agent for the Banks parties to the Credit Agreement described below (the "Agent").

                                  INTRODUCTION

         The Grantor, Societe Generale, Southwest Agency, as Administrative Agent, Bank of America National Trust and Savings Association and Well Fargo Bank (Texas), N.A., as Co-Documentation Agents, and the Banks have entered into an Credit Agreement dated as of June 12, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement"). Under the Credit Agreement, the Grantor is required to execute and deliver this Security Agreement. Therefore, in order to induce the Banks to enter into the Credit Agreement and to make the Advances and the Issuing Banks to issue the Letters of Credit in accordance with the terms of the Credit Agreement, the Grantor hereby agrees with the Agent for its benefit and the ratable benefit of the Banks as follows:

         Section 1.  Definitions.

         (a) All capitalized terms not otherwise defined in this Security Agreement that are defined in the Credit Agreement shall have the meaning assigned to such terms by the Credit Agreement.

         (b) Any terms used in this Security Agreement that are defined in the Texas Business and Commerce Code ("UCC") shall have the meaning assigned to those terms by the UCC, whether specified elsewhere in this Security Agreement or not.

         Section 2.   Security Interest.

         2.1. Grant of Security Interest. The Grantor hereby grants to the Agent for its benefit and the ratable benefit of the Banks security interests in the Collateral (as defined in Section 2.2 below) to secure the performance and payment of all obligations of the

Grantor now or hereafter existing under the Credit Agreement and the other Credit Documents, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, Hedging Obligations owing to any Bank or any Affiliate of any Bank, fees, expenses, indemnification, or otherwise (collectively, the "Secured Obligations").

         2.2. Collateral. "Collateral" shall mean all of the Grantor's right, title, and interest in the following, whether now owned or hereafter acquired:

         (a) Revenue Equipment. All trucks, tractors, trailers and city tractors, and all accessories and parts therefor or attached thereto (the "Revenue Equipment");

         (b) Accounts. All accounts and all rights to payment owing or to be owing to the Grantor, wherever the records for such accounts and rights to payment are held, including all instruments and chattel paper, wherever located, that represent any right of the Grantor to payment for services rendered, whether or not it has been earned by performance (all such accounts, instruments and chattel paper being the "Accounts");

         (c) Stock. All shares of capital stock of Treadco, Inc., a Delaware corporation, and each Subsidiary of the Grantor (collectively herein all of such shares are called the "Pledged Shares");

         (d)     Collateral Account.  The Collateral Account referred to in
Section 4.7 of this Security Agreement and all Liquid Investments held in the Collateral Account;

         (e) Records. All ledger sheets, files, records, computer databases and software and documents relating to the foregoing Collateral; and

         (f) Proceeds. All proceeds of the foregoing Collateral and, to the extent not otherwise included, all payments under any insurance, indemnity, warranty, or guaranty of or for the foregoing Collateral.

         Section 3. Representations and Warranties. The Grantor hereby represents and warrants the following to the Agent and the Banks:

         3.1. Revenue Equipment. All Revenue Equipment which, under applicable law, is required to be registered, is properly registered in the name of the Grantor or, in the case of newly acquired Revenue Equipment, the Grantor is diligently pursuing the process of causing such Revenue Equipment to be registered in the Grantor's name. All Revenue Equipment, the ownership of which, under applicable law, is evidenced by a certificate of title, is properly titled in the name of the Grantor. All certificates of title with respect to the Revenue Equipment owned by the Grantor will be maintained by the Custodians (as defined in Section 4.9 of this Security Agreement) at the address of the Grantor referenced on Schedule 2.17 in the Credit Agreement.

         3.2. Accounts. The chief place of business and chief executive office of the Grantor and the office where the Grantor keeps its records concerning the Accounts are located at the address for the Grantor on Annex 1 attached hereto. None of the Accounts are evidenced by a promissory note or other instrument.

         3.3. Pledged Shares. The Pledged Shares are duly authorized, validly issued and fully paid and non-assessable, and the Agent will be in possession of all certificates evidencing the Pledged Shares, accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Agent.

         3.4. Other Liens. The Grantor is, and will be the record and beneficial owner of all Collateral pledged by the Grantor free and clear of any Lien, except for Liens created hereby or Liens or interests otherwise permitted by the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is, or will be on file in any recording office, except such as may be filed in connection with this Security Agreement or in connection with Liens or interests otherwise permitted by the Credit Agreement.

         3.5. Lien Priority and Perfection.

         (a) This Security Agreement creates valid security interests in the Collateral, securing the payment of the Secured Obligations, and such security interests are or will be perfected first priority security interests, second only to perfected Liens or interests otherwise permitted by the Credit Agreement, (i) in the case of Collateral other than as described in clause (ii) and (iii) below following the filing of a UCC Financing Statement in the form of Annex 2 attached hereto (with the Grantor's name and address filled in under the title "Debtor") in the office(s) set forth on Annex 3 attached hereto, (ii) in the case of Pledged Shares, provided that the Agent retains possession of such Pledged Shares and instruments of transfer or assignment related thereto which were executed in blank and delivered by the Grantor to the Agent prior to the date hereof, and (iii) in the case of titled Revenue Equipment, when the Agent's interest as a secured party is recorded on the certificates of title relating to the Grantor's titled Revenue Equipment (other than certificates of title for Revenue Equipment which is already subject to a Lien permitted by the Credit Agreement) as contemplated by the Custodial Agreement described in
Section 4.9 of this Security Agreement.

         (b) No other authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is necessary to grant the security interests contemplated hereby, or to allow the Grantor to perform its obligations hereunder, or to permit the Agent to exercise its rights and remedies hereunder.

         Section 4.  Grantor Covenants.

         4.1. Further Assurances. The Grantor agrees that at any time, at the Grantor's expense, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will at the Agent's request: (a) deliver and pledge to the Agent any instrument representing any Account, duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent, (b) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be reasonably necessary, or as the Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, and (c) if the Grantor is an owner of Pledged Shares issued by Treadco, Inc., notify Treadco, Inc. of the Lien on such Pledged Shares created hereby and cause Treadco, Inc. to send written notice to the Agent acknowledging such Lien and expressly agreeing to remit any and all dividends and distributions on account of such Pledged Shares remitted after the date of this Security Agreement directly to the Agent.

         4.2. Revenue Equipment.  The Grantor shall:

         (a) cause the Revenue Equipment owned by the Grantor to be maintained and preserved in accordance with Section 5.7 of the Credit Agreement, and shall in accordance with past practices, make or cause to be made all repairs, replacements, and other improvements which are necessary or desirable to restore the Revenue Equipment to good working order;

         (b) promptly furnish to the Agent a statement respecting any material loss or damage to any of the Revenue Equipment owned by the Grantor which is not repaired;

         (c) promptly pay or cause to be paid prior to delinquency all property and other taxes, assessments, and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Revenue Equipment owned by the Grantor, except to the extent permitted by the Credit Agreement;

         (d) promptly cause all Revenue Equipment owned by the Grantor which, under applicable law, is required to be registered, to be properly registered in the name of the Grantor, and cause all Revenue Equipment, the ownership of which, under applicable law, is evidenced by a certificate of title to be properly titled in the name of the Grantor, and to have the Agent's interest in such Revenue Equipment properly noted on the certificate of title with respect thereof (it being agreed that a Grantor will not be in default under this provision if the Grantor is diligently pursuing the process, as applicable, of causing such Revenue Equipment to be registered in the Grantor's name or to be titled in the Grantor's name or to have the Agent's interest noted on such certificate of title, provided, however, that with respect to any newly acquired Revenue Equipment if the process of titling such Revenue Equipment in the Grantor's name and recording the Agent's interest on such title is not completed within 120 days after the Grantor's acquisition of the applicable unit of Revenue Equipment, such unit of Revenue Equipment shall not be counted in determining the Borrowing Base until such process is completed). Until the Agent exercises remedies under this Security Agreement, the certificates of title with respect to Revenue Equipment owned by the Grantor shall be maintained by the Custodians at one of the addresses referenced on Schedule 2.17 of the Credit Agreement as the location of such certificates of title.

         4.3. Insurance.

         (a) The Grantor shall, at its own expense, maintain, or cause to be maintained, insurance with respect to the Revenue Equipment owned by the Grantor in such amounts, against such risks, in such form, and with such insurers, as the Credit Agreement requires. Further, the Grantor shall, at the request of the Agent, duly deliver certificates of loss casualty insurance to the Agent showing the Agent as loss payee as its interests may appear.

         (b) During the continuance of any Event of Default, all loss casualty insurance payments in respect of such Revenue Equipment shall be paid to and applied by the Agent as specified in Section 6.

         4.4. Accounts. The Grantor shall keep its chief place of business and chief executive office and the office where it keeps the instruments, chattel paper, or contracts representing Accounts and the records concerning the Accounts at the location therefor specified in Section 3.2 or, upon 30 days' prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by Section 4.1 shall have been taken with respect to the Accounts. The Grantor will hold and preserve such instruments, chattel paper, contracts, and records and will permit representatives of the Agent at any time during normal business hours to inspect and copy them.

         4.5. Liability Under Contracts. Notwithstanding anything in this Security Agreement to the contrary, (a) the execution of this Security Agreement shall not release the Grantor from its obligations and duties under the contracts and agreements included in the Collateral to the extent set forth therein, (b) the exercise by the Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Agent nor any Bank shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of the execution and delivery of this Security Agreement, nor shall the Agent or any Bank be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         4.6. Pledged Shares.

         (a) Following the Grantor's acquisition of any Pledged Shares, the Grantor shall deliver or cause to be delivered to the Agent all certificates evidencing such Pledged Shares, accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Agent.

         (b) At any time during the continuation of an Event of Default, the Agent may from time to time in its sole discretion, cause any or all of the Pledged Shares to be transferred of record into the name of the Agent or a nominee. The Grantor will promptly give to the Agent copies of any notices and other communications received by it with respect to Pledged Shares registered in the name of the Grantor, and the Agent will promptly give the Grantor copies of any notices and other communications received by the Agent with respect to Pledged Shares registered in the name of the Agent or a nominee.

         (c) Provided that no Event of Default shall be continuing, the Grantor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Shares, and the Agent shall, upon receiving a written request from the Grantor, which request shall be deemed to be a representation and warranty by the Grantor that no Event of Default is continuing, deliver to the Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any Subsidiary Shares which are registered in the name of the Agent or a nominee as shall be specified in such request and be in form and substance satisfactory to the Agent.

         (d) While an Event of Default shall be continuing, all rights of the Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (c) above shall end upon notice from the Agent to the Grantor and thereafter the Agent shall have the right to the extent permitted by law for so long as such Event of Default continues, and the Grantor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to all Pledged Shares with the same force and effect as if the Agent were the absolute and sole owner thereof.

         (e) While an Event of Default shall be continuing, the Agent shall be entitled to receive and retain as Collateral all dividends and distributions made in respect of the Pledged Shares, and shall deposit all cash dividends into the Collateral Account described in Section 4.7 hereof. Any such dividends or distributions on account of Pledged Shares shall, if received by the Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement).

         4.7. Collateral Account.

         (a) There is hereby established with the Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of the Collateral required to be delivered to the Agent pursuant to any provision of this Agreement. Any income received by the Agent with respect to the balance from time to time of the Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Account together with any Liquid Investments from time to time made pursuant to paragraph (c) of this Section shall vest in the Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

         (b) At any time during the continuation of an Event of Default, the Agent shall, if so instructed by the Majority Banks, apply or cause to be applied (subject to collection) any or all of the balance from time to time of the Collateral Account in the manner specified in Section 6.

         (c) Amounts on deposit in the Collateral Account shall be invested and re-invested from time to time in such Liquid Investments as the Grantor shall determine, which Liquid Investments shall be held in the name and be under the control of the Agent, provided that, at any time during the continuation of an Event of Default, the Agent shall, if instructed by the Majority Banks, liquidate any such Liquid Investments and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 6. In order to provide the Agent, for the benefit of the Banks, with a perfected security interest therein, each Liquid Investment shall be either:

                 (i) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Agent or an agent thereof (which shall not be the Grantor or any of its Affiliates) in the State of Texas; or

                 (ii) in book-entry form and issued by the United States and subject to pledge under applicable state law and treasury regulations and as to which (in the opinion of counsel to the Agent) appropriate measures shall have been taken for perfection of the security interests.

         4.8. Transfer of Certain Collateral; Release of Certain Security Interest. The Grantor agrees that it shall not sell, assign, or otherwise dispose of any Collateral other than Revenue Equipment sold in the ordinary course of the Grantor's business and in accordance with the terms of the Credit Agreement without the prior written consent of the Agent and the Majority Banks. The Agent shall promptly, at a Grantor's expense, execute and deliver all further instruments and documents, and take all further action that the Grantor may reasonably request in order to release its security interest in any Collateral which is disposed of in accordance with the terms of this Security Agreement.

         4.9.Release of Security Interest in Revenue Equipment. (a) The Grantor shall be entitled to sell its Revenue Equipment in the ordinary course of business, prior to the occurrence of any Default and in accordance with the terms of the Credit Agreement. In connection with any such sale, the Agent agrees for its benefit and the benefit of the Banks that the lien of the Agent recorded on any certificate of title with respect to any Revenue Equipment to be sold may be released by the Agent's custodians (the "Custodians") pursuant to a custodial agreement substantially in the form attached hereto as Annex 5 ("Custodial Agreement"), with a power of attorney, effective for a period of one calendar quarter (or the remaining portion thereof) which shall authorize the Custodians to execute, on behalf of the Agent, all documents and instruments necessary to release the security interest granted hereunder with respect to the Revenue Equipment to be sold or transferred, subject to the limitations set forth in the Custodial Agreement and such power of attorney. Upon the occurrence of any Default under the Credit Agreement, the Agent may revoke any then outstanding power of attorney provided in accordance with this Section, by giving notice of such revocation to the Custodians, and the Grantor. Upon the resignation of any individual holding a power of attorney hereunder, the Agent may designate an agent (whether or not such agent is an employee of the Grantor or any of its Subsidiaries) to hold a power of attorney, and such agent may enter onto any premises where the Grantor retains certificates of title on behalf of the Agent for the purpose of fulfilling such agent's obligations to the Agent under said power of attorney.

         (b) At the request of the Agent, the Grantor shall provide the Agent with a report listing Revenue Equipment owned by the Grantor as of the end of the most recent fiscal period.

         Section 5. Remedies. If any Event of Default shall have occurred and be continuing

         5.1. UCC Remedies.

         (a) To the extent permitted by law, and in the case of Accounts, the Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Security Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral).

         (b) All payments received by the Grantor under or in connection with or in respect of the Collateral shall be deposited with the Agent.

         5.2. Assembly of Collateral. The Agent may require the Grantor to, at the Grantor's expense, promptly assemble all or part of the Collateral in Little Rock, Arkansas; Springfield, Illinois; Atlanta, Georgia; Dallas, Texas; Los Angeles, California; Denver, Colorado; Salt Lake City, Utah; Dayton, Ohio; Cherryville, North Carolina; or such other cities as the Grantor and the Agent may agree at such time; and make it available to the Agent at a place in each such city to be designated by the Agent which is reasonably convenient to both parties. The Agent may occupy any premises owned or leased by the Grantor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation.

         5.3. Sale of Collateral. The Agent may sell all or part of the Collateral at a public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Grantor agrees that to the extent permitted by law such sales may be made without notice. If notice is required by law, the Grantor hereby deems 10 days advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market shorter notice may be reasonable. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         5.4. Contract Rights. The Agent may exercise any rights and remedies of the Grantor under or in connection with the instruments, chattel paper, or contracts which represent Accounts or otherwise relate to the Collateral, including, without limitation, any rights of the Grantor to demand or otherwise require payment of any amount under, or performance of any provisions of, the instruments, chattel paper, or contracts which represent Accounts.

         5.5. Accounts.

         (a) The Agent may, or may direct the Grantor to, take any action the Agent deems necessary or advisable to enforce collection of the Accounts including, without limitation, notifying the account debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Agent. Upon such notification and direction, and at the expense of the Grantor, the Agent may enforce collection of any such Accounts, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as the Grantor might have done.

         (b) After receipt by the Grantor of the notice referred to in paragraph (a) above, all amounts and proceeds (including instruments) received by the Grantor in respect of the Accounts shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of the Grantor, and shall promptly be paid over to the Agent in the same form as so received (with any necessary indorsement) to be held as Collateral. The Grantor shall not adjust, settle, or compromise the amount or payment of any receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon other than in the ordinary course of business and consistent with past practices.

         5.6. Pledged Shares.

         (a) The Agent is authorized in connection with any sale of Pledged Shares (i) to restrict the prospective bidders on or purchasers of any of the Pledged Shares to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any such Collateral, (ii) to cause to be placed on certificates for any or all of the Pledged Shares a legend to the effect that such security has not been registered under the Securities Act of 1933 ("Securities Act") and may not be disposed of in violation of the provisions of the Securities Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Agent reasonably deems necessary or advisable in order to comply with the Securities Act or any other law or regulation.

         (b) If the Agent shall determine to exercise its right to sell all or any of the Pledged Shares and if in the opinion of counsel for the Agent it is necessary, or if in the opinion of the Agent it is advisable, to have the Pledged Shares registered under the provisions of the Securities Act, the Grantor agrees, at its own expense, through the exercise of registration rights or otherwise, (i) to use its best efforts to cause the issuer of such Pledged Shares and its officers to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, through the exercise of registration rights or otherwise, as may be necessary or, in the opinion of the Agent, advisable to register such securities under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) to use its best efforts to cause the issuer of such Pledged Shares to agree to make, and to make available to its security holders as soon as practicable, an earning statement (which need not be audited) covering a period of at least 12 months, beginning with the first month after the effective date of any such registration statement, which earning statement will satisfy the provisions of
Section 11(a) of the Securities Act, (iii) to use its best efforts to qualify such securities under state Blue Sky or securities laws and to obtain the approval of any governmental authorities for the sale of such securities, as requested by the Agent, and (iv) to indemnify and hold harmless and use its best efforts to cause the issuer of such Pledged Shares to indemnify and hold harmless the Agent, and any underwriters (and any Person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Securities Act or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Secured Parties or any underwriters (or any person controlling any of the foregoing); provided that the Grantor shall not be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission with written information furnished to such corporation by the Agent or any underwriter expressly for use in such registration statement or prospectus. The rights of the Agent under this subsection (b) are in addition to and not in limitation of the rights of the Agent as assignee of any registration rights included in the Collateral.

         (c) Undertakings to Apply Reports. If the Agent shall determine to exercise its right to sell all or any of the Pledged Shares pursuant to Rule 144 of the General Rules and Regulations of the Securities Act ("Rule 144"), at the request of the Agent, the Grantor shall exercise best efforts to cause the issuer of such Pledged Shares to file, on a timely basis, all annual quarterly and other reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission thereunder, as amended from time to time. In addition, at the request of the Agent, the Grantor shall exercise best efforts to cause the issuer of such Pledged Shares to cooperate with the Agent so as to enable such sales to be made in accordance with applicable laws, rules, and regulations and the requirements of the broker through which the sales are proposed to be executed, and shall, upon request and assuming that the requirements of Rule 144 have been complied with, furnish at the Grantor's expense an opinion of counsel to the issuer of such Pledged Shares that the proposed sale is in compliance with Rule 144.

         (d) Treadco Right of First Refusal. Notwithstanding anything in this Section 5.6 to the contrary, at any time prior to the date (the "First Refusal Termination Date") which is 90 days after the first date the Agent begins to exercise its remedies under Section 6 hereof with respect to any Collateral covered hereby and gives notice of such exercise of remedies to the Grantor, the Agent shall give a right of first refusal to Treadco, Inc. to buy any Pledged Shares issued by Treadco, Inc. to be sold by the Agent in accordance with this Section; provided, however, that Treadco, Inc. must exercise its right to purchase such Pledged Shares (a) prior to the 10th Business Day following the date the Agent receives a binding letter of intent from any other potential purchaser of such Pledged Shares setting forth the price such purchaser is willing to pay for such Pledged Shares and other material terms, which letter of intent was received by the Agent on or prior to the First Refusal Termination Date, and (b) by paying to the Agent a price equal or greater to the price for such Pledged Shares specified in such letter of intent by such other purchaser.

         Section 6. Application of Collateral. The proceeds of any sale, or other realization upon all or any part of the Collateral pledged by the Grantor shall be applied by the Agent in the following order:

         first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Agent and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and to the ratable payment of any other unreimbursed expenses for which the Agent or any Bank is to be reimbursed pursuant to
Section 9.4 of the Credit Agreement;

         second, to the ratable payment of accrued but unpaid interest on the Secured Obligations;

         third, to the ratable payment of unpaid principal of the Secured Obligations;

         fourth, to cash secure the Secured Obligations relating to the Letter of Credit Exposure by depositing necessary amounts in the Collateral Account; and

         fifth, to the ratable payment of all other amounts payable by the Grantor under the Credit Agreement and this Security Agreement.

         Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations of the Grantor shall be paid over to the Grantor or to whomever may be lawfully entitled to receive such surplus.

         Section 7.  Agent as Attorney-in-Fact for Grantor.

         7.1. Attorney-In-Fact. The Grantor hereby irrevocably appoints the Agent as the Grantor's attorney-in-fact, with full authority to act for the Grantor and in the name of the Grantor to, in the Agent's discretion:

         (a) filing one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law;

         (b)     to obtain and adjust insurance required as pursuant to Section
5.3 to the extent the Grantor has failed to provide such insurance;

         (c) to receive, indorse, and collect any drafts or other instruments, documents, and chattel paper which are part of the Collateral pledged by the Grantor; and

         (d) during the continuance of any Event of Default, to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral pledged by the Grantor and to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of such Collateral or otherwise to enforce the rights of the Agent with respect to any of such Collateral.

         The power of attorney granted hereby is coupled with an interest and is irrevocable.

         7.2. Agent Performance. If the Grantor fails to perform any covenant contained herein, the Agent may itself perform, or cause performance of, such covenant, and the Grantor shall pay for the expenses of the Agent incurred in connection therewith in accordance with Section 9.1.

         7.3. Agent's Duties. The powers conferred on the Agent under this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         Section 8.  Miscellaneous.

         8.1. Expenses. The Grantor will upon demand pay to the Agent the amount of any reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (a) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Agent or the Banks hereunder, and (c) the failure by the Grantor to perform or observe any of the provisions hereof.

         8.2. Amendments; Etc. No waiver of any provision of this Security Agreement nor consent to any departure by the Grantor herefrom shall be effective unless the same shall be in writing and signed by the Agent (with the consent of such Banks as may be required pursuant to the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any amendment of this Security Agreement (except as provided in the foregoing sentence) shall be in writing and signed each of the parties hereto.

         8.3. Addresses for Notices. All notices and other communications provided for hereunder shall be made to the parties at their addresses and as provided in the Credit Agreement. All such notices and other communications shall be effective as provided in the Credit Agreement.

         8.4. Continuing Security Interest; Transfer of Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full and termination of the Secured Obligations, (b) be binding upon the Grantor, its successors, and assigns, and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Banks, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when any Bank assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person pursuant to the terms of the Credit Agreement or other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Bank under this Security Agreement. Upon the payment in full and termination of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral pledged by the Grantor shall revert to the Grantor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

         8.5. Concerning the Agent. The provisions of Article VIII of the Credit Agreement shall inure to the benefit of the Agent in respect of this Security Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent in its capacity as Agent hereunder:

         (a) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Majority Banks or, in the absence of such instructions, in accordance with its discretion.

         (b) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interests granted hereby in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Security Agreement by the Grantor.

         8.6. Choice of Law. This Security Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of Texas.

         The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.


                                           ARKANSAS BEST CORPORATION,
                                           a Delaware corporation



                                           -----------------------------------
                                           David E. Loeffler
                                           Vice President, Chief Financial
                                           Officer, and Treasurer


                                           SOCIETE GENERALE, SOUTHWEST AGENCY,
                                           as Agent



                                           ----------------------------------
                                           Christopher Speltz
                                           First Vice President

                                    ANNEX 1
                         to Borrower Security Agreement


                    ADDRESS WHERE RECORDS FOR ACCOUNTS AND

                         GENERAL INTANGIBLES ARE KEPT


         Arkansas Best Corporation
         3801 Old Greenwood Rd.
         Fort Smith, Arkansas  72903

                                   ANNEX 2
                        to Borrower Security Agreement


                          UCC-1 FINANCING STATEMENT



1.       The name and address of the DEBTOR is:


         Arkansas Best Corporation
         3801 Old Greenwood Road
         Fort Smith, Arkansas  72903

2.       The name and address of the SECURED PARTY is:


         Societe Generale, Southwest Agency
         4800 Trammell Crow Center
         2001 Ross Avenue
         Dallas, Texas 75201

3.       The federal tax I.D. number of the Debtor is:  71-0673405

4.       This Financing Statement covers the following assets or types of
         Collateral:

                 (a) Revenue Equipment. All now owned or hereafter acquired trucks, tractors, trailers and city tractors, and all accessories and parts therefor or attached thereto;

                 (b) Accounts. All now owned or hereafter acquired accounts and all rights to payment owing or to be owing to the Debtor, wherever the records for such accounts and rights to payment are held, including all instruments and chattel paper, wherever located, that represent any right of the Debtor to payment for services rendered, whether or not it has been earned by performance;

                 (c) Stock. All shares of capital stock of Treadco, Inc., a Delaware corporation, and each subsidiary of the Debtor;

                 (d) Records. All now owned or hereafter acquired ledger sheets, files, records, computer databases and software and documents relating to the foregoing Collateral; and

                 (e) Proceeds. All proceeds of the foregoing Collateral and, to the extent not otherwise included, all payments under any insurance, indemnity, warranty, or guaranty of or for the foregoing Collateral.

                                        DEBTOR:
                                        ------

                                        ARKANSAS BEST CORPORATION



                                        ---------------------------------------
                                        David E. Loeffler
                                        Vice President, Chief Financial Officer, and Treasurer

                                   ANNEX 3
                        to Borrower Security Agreement

                             UCC FILING LOCATIONS


Arkansas Secretary of State
Office of the County Clerk of Sebastian County, Arkansas

                                   ANNEX 4
                        to Borrower Security Agreement

                             CUSTODIAL AGREEMENT


         This Custodial Agreement ("Agreement") dated as of June 12, 1998, is among the individuals signatory hereto as Custodians below, each such individual residing at the address set forth below his or her name below (such individuals each herein called the "Custodian"), and Societe Generale, Southwest Agency, as Administrative Agent (the "Agent") under the Credit Agreement (as amended or otherwise modified from time to time, the "Credit Agreement") dated as of June 12, 1998 among Arkansas Best Corporation, a Delaware corporation (the "Borrower"), the lenders parties thereto (the "Banks"), Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents, and the Agent. All capitalized terms defined in the Credit Agreement and used herein without definition shall have the same meanings herein as therein defined.

         WHEREAS, the Agent has requested the Custodian to act on the Agent's behalf to protect and preserve the Agent's rights, for the benefit of the Banks, with respect to certain Revenue Equipment pledged as collateral and securing the obligations of the Borrower and each Guarantor to the Banks; and

         WHEREAS, the Custodian has agreed so to act on behalf of the Agent under the terms of this Agreement;

         NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

         (a) As described in the Borrower Security Agreement and the Guarantors Security Agreement, and subject to the limitations described therein, any Grantor (as defined in such Security Agreements) may sell or transfer Revenue Equipment constituting Collateral (as defined in such Security Agreements) in the ordinary course of business. Due to the difficulty of administering such sales if the Agent were to hold the certificates of title with respect to all Revenue Equipment at its offices in Dallas, Texas, the Agent hereby designates each Custodian, as agent for the Agent, and by this Agreement authorizes such Custodian to hold such certificates of title for the Agent at the offices specified on Schedule 2.17 to the Credit Agreement. By execution hereof, each Custodian agrees that he or she shall act as Custodian for the Agent as herein provided and shall not take any action to release the Agent's lien on any of such certificates of title except as may from time to time be necessary to permit ordinary course of business sales of Revenue Equipment prior to the occurrence of a Default under the Credit Agreement in accordance with the terms of a power of attorney which will from time to time be executed and delivered to such Custodian by the Agent.

         (b) The Agent and each Custodian agree that such Custodian will act in accordance with the terms hereof on behalf of the Agent, to protect the Agent's interest in said Revenue Equipment for which ownership is evidenced by a certificate of title and in which the Agent has an interest. Each Custodian shall take reasonable measures and exercise reasonable care to prevent any Person other than any additional Custodian appointed by the Agent under the terms of an agreement substantially similar to this Agreement, from releasing or causing to be released the Agent's lien on any such Revenue Equipment, and will promptly notify the Agent of any such actions of which such Custodian becomes aware.

         (c) The Agent anticipates issuing a power of attorney substantially in the form of the Schedule attached hereto to the Custodian on a periodic basis, each for a limited duration, as described in Section 4.9 of the Borrower Security Agreement and the Guarantors Security Agreement to permit the Custodian to act on behalf of the Agent in releasing the Agent's lien on Revenue Equipment sold in accordance with the Credit Agreement and such Security Agreements and in supplying lienholder information to the proper governmental authorities for title processing and licensing necessary to reflect the Agent's continuing security interest in Revenue Equipment. Each Custodian recognizes that the power of attorney received by him or her shall be broad to enable the release of the Agent's lien as contemplated by the Security Agreements but nevertheless agrees that he or she will only release liens on Revenue Equipment in accordance with the terms of the Security Agreements and this Agreement, and such Custodian is hereby authorized to do so and to supply lienholder information. No Custodian will release or take any action toward releasing any liens if such Custodian has reason to believe that (a) such release would not be in compliance with the terms of the Security Agreements or this Agreement, or (b) representations by employees, officers or other agents of the Grantor to the effect that certain sales or transfers comply with the terms of the Security Agreements are untrue, and such Custodian will promptly notify the Agent thereof.

         (d) Upon the occurrence of any Default under the Credit Agreement, the Agent may by notice to each Custodian, immediately revoke the power of attorney in effect at such time, and upon receipt of such notice which may be by telephone, telecopy or telex, such Custodian shall not take any further action to release any lien until instructed otherwise by the Agent.

         (e) Any Custodian may resign as Custodian hereunder upon 14 days' advance written notice to the Agent and the Borrower. Without limiting any rights of the Agent under the Credit Agreement and the Security Agreements, the Agent may terminate any Custodian's responsibilities hereunder (a) immediately in the event that such Custodian breaches his agreements, covenants or responsibilities hereunder or (b) upon 14 days' written notice, without cause, with the consent of the Borrower. Upon the resignation or termination of any Custodian, such Custodian shall have no further rights or responsibilities hereunder and shall immediately return to the Agent any then effective power of attorney; such Custodian will not hold himself or herself out as having any authority as a Custodian, and such Custodian shall notify all Persons as may be reasonably necessary to resolve any confusion, that such individual is no longer a Custodian hereunder.

         (f) This Agreement may be amended or waived only by a writing signed by the Agent, the Borrower and each Custodian. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal as of the date first above written.


                              SOCIETE GENERALE, SOUTHWEST
                              AGENCY, as Agent



                              ----------------------------------------------
                              By:
                                 -------------------------------------------
                              Title:
                                    ----------------------------------------


                              CUSTODIANS:


                              ---------------------------------------------
                              Name:
                                   ----------------------------------------

                              Address:


                              ---------------------------------------------

                              ---------------------------------------------
                              Telephone:
                                        -----------------------------------
                              Telecopy:
                                       ------------------------------------

         The undersigned, Arkansas Best Corporation, hereby recognizes that any Custodian referred to above shall, as agent for the Agent, hold certificates of title to Revenue Equipment which is subject to a Lien in favor of the Agent for the benefit of the Banks at the office referred to in the foregoing Custodial Agreement and, accordingly, for valuable consideration, receipt of which is hereby acknowledged, the undersigned grants such Custodian on behalf of itself and its Subsidiaries a continuing right to use its offices for such purpose as may be necessary and convenient to carry out the provisions of the foregoing Custodial Agreement.

                                  ARKANSAS BEST CORPORATION



                                  -----------------------------------------
                                  David E. Loeffler Vice President, Chief
                                  Financial Officer, and Treasurer

                        SCHEDULE TO CUSTODIAL AGREEMENT

                               POWER OF ATTORNEY

         This Power of Attorney is made the ___ day of _________, 19__, by Societe Generale, Southwest Agency, as Administrative Agent (the "Agent") for itself and the lenders which are or may become parties to the Credit Agreement dated as of June 12, 1998 among Arkansas Best Corporation, such lenders, Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents, and the Agent (as it may be amended or otherwise modified from time to time, the "Credit Agreement").

         KNOW ALL PERSONS BY THESE PRESENTS, that the Agent does hereby constitute and appoint ______________________________ as the Agent's true and lawful attorney and in the name, place, and stead of the Agent to execute, on behalf of the Agent, such documents and instruments necessary to release the security interest or lien granted by the Grantor (as defined in the Borrower Security Agreement and the Guarantors Security Agreement referenced in the Credit Agreement) on the revenue equipment for which a certificate of title has been issued and which designates the Agent as the secured party on the application for certificate of title or certificate of title, as appropriate, with respect to any revenue equipment of the Grantor the ownership of which is evidenced by a certificate of title.

         This Power of Attorney shall expire at the close of business on ______' 19__.

         IN WITNESS WHEREOF, the Agent has caused this Power of Attorney to be duly executed this ___ day of ___________, 19__.



                              SOCIETE GENERALE, SOUTHWEST
                              AGENCY, as Agent



                              --------------------------------------------
                              By:
                                 -----------------------------------------
                              Title:
                                    --------------------------------------

I attest to the fact that this is a true and exact copy of the Original Power of Attorney

Subscribed and sworn to before me
this _____ day of __________, 199__.


Notary Public
My Commission Expires:__________

                                    EXHIBIT D


                               SECURITY AGREEMENT


         This Security Agreement dated as of June 12, 1998 (as amended or otherwise modified from time to time, the "Security Agreement") is by and among the parties named as Grantors on the signature pages hereto or on the signature page of an Accession Agreement (as herein defined) executed after the date hereof (collectively herein such parties are called the "Grantors", and each a "Grantor"), and Societe Generale, Southwest Agency, as Administrative Agent for the Banks parties to the Credit Agreement described below (the "Agent").

                                  INTRODUCTION

         The Agent, Arkansas Best Corporation, a Delaware corporation (the "Borrower") which is the direct or indirect sole shareholder of each Grantor, Societe Generale, Southwest Agency, as Administrative Agent, Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas) N.A., as Co-Documentation Agents, and the Banks have entered into a Credit Agreement dated as of June 12, 1998, (as amended or otherwise modified from time to time, the "Credit Agreement"). Each Grantor has guaranteed the Borrower's obligations under the Credit Agreement pursuant to the Guaranty dated as of June 12, 1998, each among the Grantors in favor of the Banks, the Co-Documentation Agents and the Agent (as amended or otherwise modified from time to time, the "Guaranty"). Under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement. Therefore, in order to induce the Banks to enter into the Credit Agreement and to make the Advances and the Issuing Banks to issue the Letters of Credit in accordance with the terms of the Credit Agreement, each Grantor hereby agrees with the Agent for its benefit and the ratable benefit of the Banks as follows:

         Section 1.  Definitions.

         (a) All capitalized terms not otherwise defined in this Security Agreement that are defined in the Credit Agreement shall have the meaning assigned to such terms by the Credit Agreement.

         (b) Any terms used in this Security Agreement that are defined in the Texas Business and Commerce Code ("UCC") shall have the meaning assigned to those terms by the UCC, whether specified elsewhere in this Security Agreement or not.

         Section 2. Security Interest.

         2.1. Grant of Security Interest. Each Grantor hereby grants to the Agent for its benefit and the ratable benefit of the Banks security interests in the Collateral (as defined in Section 2.2 below) to secure the performance and payment of all obligations of such Grantor now or hereafter existing under the Guaranty, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, Hedging Obligations owing to any Bank or any Affiliate of any Bank, expenses, indemnification, or otherwise (collectively, the "Secured Obligations").

         2.2. Collateral. "Collateral" shall mean all of each Grantor's right, title, and interest in the following, whether now owned or hereafter acquired:

         (a) Revenue Equipment. All trucks, tractors, trailers and city tractors, and all accessories and parts therefor or attached thereto (the "Revenue Equipment");

         (b) Accounts. All accounts and all rights to payment owing or to be owing to each Grantor, wherever the records for such accounts and rights to payment are held, including all instruments and chattel paper, wherever located, that represent any right of such Grantor to payment for services rendered, whether or not it has been earned by performance (all such accounts, instruments, and chattel paper being the "Accounts");

         (c) Stock. All shares of each Subsidiary of each Grantor (collectively herein all of such shares are called the "Pledged Shares");

         (d) Collateral Account. The Collateral Account referred to in Section
4.7 of this Security Agreement and all Liquid Investments held in the Collateral Account;

         (e) Records. All ledger sheets, files, records, computer databases and software and documents relating to the foregoing Collateral; and

         (f) Proceeds. All proceeds of the foregoing Collateral and, to the extent not otherwise included, all payments under any insurance, indemnity, warranty, or guaranty of or for the foregoing Collateral.

         Section 3. Representations and Warranties. Each Grantor hereby represents and warrants the following to the Agent and the Banks:

         3.1. Revenue Equipment. All Revenue Equipment which, under applicable law, is required to be registered, is properly registered in the name of such Grantor or, in the case of newly acquired Revenue Equipment, such Grantor is diligently pursuing the process of causing such Revenue Equipment to be registered in such Grantor's name. All Revenue Equipment, the ownership of which, under applicable law, is evidenced by a certificate of title, is properly titled in the name of such Grantor. All certificates of title with respect to the Revenue Equipment owned by such Grantor will be maintained by the Custodians (as defined in Section 4.9 of this Security Agreement) at the address referenced for such Grantor on Schedule 2.17 to the Credit Agreement.

         3.2. Accounts. The chief place of business and chief executive office of each Grantor and the office where such Grantor keeps its records concerning the Accounts are located at the address for such Grantor on Annex 1 attached hereto or as set forth in the Accession Agreement executed by such Grantor. None of the Accounts is evidenced by a promissory note or other instrument.

         3.3. Pledged Shares. The Pledged Shares are duly authorized, validly issued and fully paid and non-assessable, and the Agent will be in possession of all certificates evidencing the Pledged Shares, accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Agent.

         3.4. Other Liens. Each Grantor is, and will be the record and beneficial owner of all Collateral pledged by such Grantor free and clear of any Lien, except for Liens created hereby or Liens or interests otherwise permitted by the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is, or will be on file in any recording office, except such as may be filed in connection with this Security Agreement or in connection with Liens or interests otherwise permitted by the Credit Agreement.

         3.5. Lien Priority and Perfection. (a) This Security Agreement creates valid security interests in the Collateral, securing the payment of the Secured Obligations, and such security interests (other than security interests in Property of any Canadian Subsidiary) are or will be perfected first priority security interests, second only to interests otherwise permitted by the Credit Agreement, with respect to each Grantor's Collateral (i) in the case of Collateral other than as described in clauses (ii) and (iii) below following the filing of a UCC Financing Statement in the form of Annex 2 attached hereto (with each Grantor's name and address filed in under the title "Debtor") in the office(s) set forth on Annex 3 attached hereto with respect to such Grantor or in the Accession Agreement executed by such Grantor, (ii) in the case of the Pledged Shares owned by such Grantor, provided that the Agent retains possession of such Pledged Shares and instruments of transfer or assignment related thereto which were executed in blank by such Grantor and delivered by such Grantor to the Agent prior to the date hereof, and (iii) in the case of titled Revenue Equipment of such Grantor, when the Agent's interest as a secured party is recorded on the certificates of title relating to such Grantor's titled Revenue Equipment (other than certificates of title for Revenue Equipment which is already subject to a Lien permitted by the Credit Agreement) as contemplated by the Custodial Agreement described in Section 4.9 of this Security Agreement.

         (b) No other authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is necessary to grant the security interests contemplated hereby, or to allow any Grantor to perform its obligations hereunder, or to permit the Agent to exercise its rights and remedies hereunder.

         Section 4.  Grantor Covenants.

         4.1. Further Assurances. Each Grantor agrees that at any time, at such Grantor's expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will at the Agent's request: (a) deliver and pledge to the Agent any instrument representing any Account, duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent, and (b) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be reasonably necessary, or as the Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

         4.2.  Revenue Equipment.  Each Grantor shall:

         (a) cause the Revenue Equipment owned by such Grantor to be maintained and preserved in accordance with Section 5.7 of the Credit Agreement, and shall in accordance with past practices, make or cause to be made all repairs, replacements, and other improvements which are necessary or desirable to restore the Revenue Equipment to good working order;

         (b) promptly furnish to the Agent a statement respecting any material loss or damage to any of Revenue Equipment owned by such Grantor which is not repaired;

         (c) promptly pay or cause to be paid prior to delinquency all property and other taxes, assessments, and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Revenue Equipment owned by such Grantor, except to the extent permitted by the Credit

Agreement;

         (d) promptly cause all Revenue Equipment owned by such Grantor which, under applicable law, is required to be registered, to be properly registered in the name of such Grantor, and cause all Revenue Equipment, the ownership of which, under applicable law, is evidenced by a certificate of title to be properly titled in the name of such Grantor, and to have the Agent's interest in such Revenue Equipment properly noted on the certificate of title with respect thereof (it being agreed that a Grantor will not be in default under this provision if such Grantor is diligently pursuing the process, as applicable, of causing such Revenue Equipment to be registered in such Grantor's name or to be titled in such Grantor's name or to have the Agent's interest noted on such certificate of title, provided, however, that with respect to any newly acquired Revenue Equipment if the process is not completed within 120 days after such Grantor's acquisition of the applicable unit of Revenue Equipment, such unit of Revenue Equipment shall not be counted in determining the Borrowing Base until such process is completed). Until the Agent exercises remedies under this Security Agreement, the certificates of title with respect to Revenue Equipment owned by each Grantor shall be maintained by the Custodians at one of the addresses referenced on Schedule 2.17 of the Credit Agreement as the location of such certificates of title.

         4.3.  Insurance.

         (a) Each Grantor shall, at its own expense, maintain, or cause to be maintained, insurance with respect to the Revenue Equipment owned by such Grantor in such amounts, against such risks, in such form, and with such insurers, as the Credit Agreement requires. Further, such Grantor shall, at the request of the Agent, duly deliver certificates of loss casualty insurance to the Agent showing the Agent as loss payee and additional insured as its interests may appear.

         (b) During the continuance of any Event of Default, all loss casualty insurance payments in respect of such Revenue Equipment shall be paid to and applied by the Agent as specified in Section 6.

         4.4. Accounts. Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps the instruments, chattel paper, or contracts representing Accounts and the records concerning the Accounts at the location therefor specified in Section 3.2 or, upon 30 days' prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by Section 4.1 shall have been taken with respect to the Accounts. Each Grantor will hold and preserve such instruments, chattel paper, contracts, and records and will permit representatives of the Agent at any time during normal business hours to inspect and copy them.

         4.5. Liability Under Contracts. Notwithstanding anything in this
Security

Agreement to the contrary, (a) the execution of this Security Agreement shall not release any Grantor from its obligations and duties under the contracts and agreements included in the Collateral to the extent set forth therein, (b) the exercise by the Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Agent nor any Bank shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of the execution and delivery of this Security Agreement, nor shall the Agent or any Bank be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         4.6.  Pledged Shares.

         (a) Following any Grantor's acquisition of any Pledged Shares, such Grantor shall deliver or cause to be delivered to the Agent all certificates evidencing such Pledged Shares, accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Agent.

         (b) At any time during the continuation of an Event of Default, the Agent may from time to time in its sole discretion, cause any or all of the Pledged Shares to be transferred of record into the name of the Agent or a nominee. Each Grantor will promptly give to the Agent copies of any notices and other communications received by it with respect to Pledged Shares registered in the name of such Grantor, and the Agent will promptly give such Grantor copies of any notices and other communications received by the Agent with respect to Pledged Shares registered in the name of the Agent or a nominee.

         (c) Provided that no Event of Default shall be continuing, each Grantor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Shares, and the Agent shall, upon receiving a written request from such Grantor, which request shall be deemed to be a representation and warranty by such Grantor that no Event of Default is continuing, deliver to such Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any Pledged Shares which are registered in the name of the Agent or a nominee as shall be specified in such request and be in form and substance satisfactory to the Agent.

         (d) While an Event of Default shall be continuing, all rights of any Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (c) above with respect to the Pledged Shares shall end upon notice from the Agent to such Grantor and thereafter the Agent shall have the right to the extent permitted by law for so long as such Event of Default continues, and such

Grantor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to such Pledged Shares with the same force and effect as if the Agent were the absolute and sole owner thereof.

         (e) While an Event of Default shall be continuing, the Agent shall be entitled to receive and retain as Collateral all dividends and distributions made in respect of the Pledged Shares, and shall deposit all cash dividends into the Collateral Account described in Section 4.7 hereof. Any such dividends or distributions on account of Pledged Shares shall, if received by any Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement).

         4.7.  Collateral Account.

         (a) There is hereby established with the Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of the Collateral required to be delivered to the Agent pursuant to any provision of this Agreement. Any income received by the Agent with respect to the balance from time to time of the Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Account together with any Liquid Investments from time to time made pursuant to paragraph (c) of this Section shall vest in the Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

         (b) At any time during the continuation of an Event of Default, the Agent shall, if so instructed by the Majority Banks, apply or cause to be applied (subject to collection) any or all of the balance from time to time of the Collateral Account in the manner specified in Section 6.

         (c) Amounts on deposit in the Collateral Account shall be invested and re-invested from time to time in such Liquid Investments as the Borrower shall determine on behalf of the Grantor which deposited such amounts, which Liquid Investments shall be held in the name and be under the control of the Agent, provided that, at any time during the continuation of an Event of Default, the Agent shall, if instructed by the Majority Banks, liquidate any such Liquid Investments and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 6. In order to provide the Agent, for the benefit of the Banks, with a perfected security interest therein, each Liquid Investment shall be either:

                  (i) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Agent or an agent thereof (which shall not be the Grantor or any of its Affiliates) in the State of Texas; or

                  (ii) in book-entry form and issued by the United States and subject to pledge under applicable state law and treasury regulations and as to which (in the opinion of counsel to the Agent) appropriate measures shall have been taken for perfection of the security interests.

         4.8. Transfer of Certain Collateral; Release of Certain Security Interest. Each Grantor agrees that it shall not sell, assign, or otherwise dispose of any Collateral other than Revenue Equipment sold in the ordinary course of such Grantor's business and in accordance with the terms of the Credit Agreement without the prior written consent of the Agent and the Majority Banks. The Agent shall promptly, at a Grantor's expense, execute and deliver all further instruments and documents, and take all further action that such Grantor may reasonably request in order to release its security interest in any Collateral which is disposed of in accordance with the terms of this Security Agreement.

         4.9. Release of Security Interest in Revenue Equipment. (a) Each Grantor shall be entitled to sell its Revenue Equipment in the ordinary course of business prior to the occurrence of any Default and in accordance with the terms of the Credit Agreement. In connection with any such sale, the Agent agrees for its benefit and the benefit of the Banks that the lien of the Agent recorded on any certificate of title with respect to any Revenue Equipment to be sold may be released by the Agent's custodians (the "Custodians") pursuant to a custodial agreement substantially in the form attached hereto as Annex 5 ("Custodial Agreement"), with a power of attorney, effective for a period of one calendar quarter (or the remaining portion thereof), which shall authorize the Custodians to execute, on behalf of the Agent, all documents and instruments necessary to release the security interest granted hereunder with respect to the Revenue Equipment to be sold or transferred, subject to the limitations set forth in the Custodial Agreement and such power of attorney. Upon the occurrence of any Default under the Credit Agreement, the Agent may revoke any then outstanding power of attorney provided in accordance with this Section, by giving notice of such revocation to the Custodians, the Borrower and the Grantors. Upon the resignation of any individual holding a power of attorney hereunder, the Agent may designate an agent (whether or not such agent is an employee of the Borrower or any of its Subsidiaries) to hold a power of attorney, and such agent may enter onto any premises where any Grantor retains certificates of title on behalf of the Agent for the purpose of fulfilling such agent's obligations to the Agent under said power of attorney.

         (b) At the request of the Agent, each Grantor shall provide the Agent with a report listing Revenue Equipment owned by such Grantor as of the end of the most recent fiscal period.

         Section 5. Remedies. If any Event of Default shall have occurred and be continuing:

         5.1. UCC Remedies.

         (a) To the extent permitted by law, and in the case of Accounts, the Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Security Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral).

         (b) All payments received by any Grantor under or in connection with or in respect of the Collateral shall be deposited with the Agent.

         5.2. Assembly of Collateral. The Agent may require each Grantor to, at such Grantor's expense, promptly assemble all or part of the Collateral in Little Rock, Arkansas; Springfield, Illinois; Atlanta, Georgia; Dallas, Texas; Los Angeles, California; Denver, Colorado; Salt Lake City, Utah; Dayton, Ohio; Cherryville, North Carolina; or such other cities as such Grantor and the Agent may agree at such time; and make it available to the Agent at a place in each such city to be designated by the Agent which is reasonably convenient to both parties. The Agent may occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation.

         5.3. Sale of Collateral. The Agent may sell all or part of the Collateral at a public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that to the extent permitted by law such sales may be made without notice. If notice is required by law, such Grantor hereby deems 10 days advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market shorter notice may be reasonable. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         5.4. Contract Rights. The Agent may exercise any rights and remedies of each Grantor under or in connection with the instruments, chattel paper, or contracts which represent Accounts, or otherwise relate to the Collateral, including, without limitation, any rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provisions of, the instruments, chattel paper, or contracts which represent Accounts.

         5.5.  Accounts.

         (a) The Agent may, or may direct any Grantor to, take any action the Agent deems necessary or advisable to enforce collection of the Accounts including, without limitation, notifying the account debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Agent. Upon such notification and direction, and at the expense of each Grantor, the Agent may enforce collection of any such Accounts, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as such Grantor might have done.

         (b) After receipt by any Grantor of the notice referred to in paragraph
(a) above, all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of such Grantor, and shall promptly be paid over to the Agent in the same form as so received (with any necessary indorsement) to be held as Collateral. No Grantor shall adjust, settle, or compromise the amount or payment of any receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon other than in the ordinary course of business and consistent with past practices.

         5.6.  Pledged Shares.

         (a) The Agent is authorized in connection with any sale of Pledged Shares (i) to restrict the prospective bidders on or purchasers of any of the Pledged Shares to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any such Collateral, (ii) to cause to be placed on certificates for any or all of the Pledged Shares a legend to the effect that such security has not been registered under the Securities Act of 1933 ("Securities Act") and may not be disposed of in violation of the provisions of the Securities Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Agent reasonably deems necessary or advisable in order to comply with the Securities Act or any other law or regulation.

         (b) If the Agent shall determine to exercise its right to sell all or any of the Pledged Shares and if in the opinion of counsel for the Agent it is necessary, or if in the opinion of the Agent it is advisable, to have the Pledged Shares registered under the provisions of the Securities Act, each Grantor agrees, at its own expense, through the exercise of registration rights or otherwise, (i) to use its best efforts to cause the issuer of such Pledged Shares and its officers to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, through the exercise of registration rights or otherwise, as may be necessary or, in the opinion of the Agent, advisable to register such securities under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) to use its best efforts to cause the issuer of such Pledged Shares to agree to make, and to make available to its security holders as soon as practicable, an earning statement (which need not be audited) covering a period of at least 12 months, beginning with the first month after the effective date of any such registration statement, which earning statement will satisfy the provisions of Section 11(a) of the Securities Act, (iii) to use its best efforts to qualify such securities under state Blue Sky or securities laws and to obtain the approval of any governmental authorities for the sale of such securities, as requested by the Agent, and (iv) to indemnify and hold harmless and use its best efforts to cause the issuer of such Pledged Shares to indemnify and hold harmless the Agent, and any underwriters (and any Person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Securities Act or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Secured Parties or any underwriters (or any person controlling any of the foregoing); provided that no Grantor shall be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission with written information furnished to such corporation by the Agent or any underwriter expressly for use in such registration statement or prospectus. The rights of the Agent under this subsection (b) are in addition to and not in limitation of the rights of the Agent as assignee of any registration rights included in the Collateral.

         (c) Undertakings to File Reports. If the Agent shall determine to exercise its right to sell all or any of the Pledged Shares pursuant to Rule 144 of the General Rules and Regulations of the Securities Act ("Rule 144"), at the request of the Agent, each Grantor shall exercise best efforts to cause the issuer of such Pledged Shares to file, on a timely basis, all annual quarterly and other reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission thereunder, as amended from time to time. In addition, at the request of the Agent, each Grantor shall exercise best efforts to cause the issuer of such Pledged Shares to cooperate with the Agent so as to enable such sales to be made in accordance with applicable laws, rules, and regulations and the requirements of the broker through which the sales are proposed to be executed, and shall, upon request and assuming that the requirements of Rule 144 have been complied with, furnish at such Grantor's expense an opinion of counsel to the issuer of such Pledged Shares that the proposed sale is in compliance with Rule 144.

         Section 6. Application of Collateral. The proceeds of any sale, or other realization upon all or any part of the Collateral pledged by any Grantor shall be applied by the Agent in the following order:

         first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Agent and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and to the ratable payment of any other unreimbursed expenses for which the Agent or any Bank is to be reimbursed pursuant to Section
9.4 of the Credit Agreement;

         second, to the ratable payment of accrued but unpaid interest on the Secured Obligations of such Grantor;

         third, to the ratable payment of unpaid principal of the Secured Obligations of such Grantor;

         fourth, to cash secure the Secured Obligations of such Grantor relating to the Letter of Credit Exposure by depositing necessary amounts in the Collateral Account; and

         fifth, to the ratable payment of all other amounts payable by such Grantor under the Guaranty and this Security Agreement.

         Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations of such Grantor shall be paid over to such Grantor or to whomever may be lawfully entitled to receive such surplus.

         Section 7.  Agent as Attorney-in-Fact for Grantor.

         7.1. Attorney-In-Fact. Each Grantor hereby irrevocably appoints the Agent as such Grantor's attorney-in-fact, with full authority to act for such Grantor and in the name of such Grantor to, in the Agent's discretion:

         (a) filing one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law;

         (b) to obtain and adjust insurance required as pursuant to Section 5.3 to the extent such Grantor has failed to provide such insurance;

         (c) to receive, indorse, and collect any drafts or other instruments, documents, and chattel paper which are part of the Collateral pledged by such Grantor; and

         (d) during the continuance of any Event of Default, to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral pledged by such Grantor and to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of such Collateral or otherwise to enforce the rights of the Agent with respect to any of such Collateral.

         The power of attorney granted hereby is coupled with an interest and is irrevocable.

         7.2. Agent Performance. If any Grantor fails to perform any covenant contained herein, the Agent may itself perform, or cause performance of, such covenant, and such Grantor shall pay for the expenses of the Agent incurred in connection therewith in accordance with Section 9.1.

         7.3. Agent's Duties. The powers conferred on the Agent under this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         Section 8.  Miscellaneous.

         8.1. Expenses. Each Grantor will upon demand pay to the Agent the amount of any reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (a) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Agent or the Banks hereunder, and (c) the failure by such Grantor to perform or observe any of the provisions hereof.

         8.2. Amendments; Etc. No waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom shall be effective unless the same shall be in writing and signed by the Agent (with the consent of such Banks as may be required pursuant to the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any amendment of this Security Agreement (except as provided in the foregoing sentence) shall be in writing and signed by all of the parties hereto; provided, however, that any Subsidiary of the Borrower that may hereafter become a Guarantor in accordance with the provisions of the Credit Agreement and the Guaranty may become a party to this Security Agreement by executing an Accession Agreement ("Accession Agreement") in the form attached as Annex 2 to the Guaranty, and each Grantor and the Agent hereby agrees that upon such Guarantor's execution of such Accession Agreement, this Security Agreement shall be deemed to have been amended to make such Person a Grantor hereunder for all purposes and a party hereto and no signature is required on behalf of the other Grantors or the Agent to make such an amendment to this Security Agreement effective.

         8.3. Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in the Credit Agreement (i) in the case of the Agent, at the address for the Agent provided in the Credit Agreement and (ii) in the case of any Grantor, to such Grantor at the address for such Grantor set forth on Annex 1 attached to the Guaranty or in the Accession Agreement executed by such Grantor. All such notices and other communications shall be effective as provided in the Credit Agreement.

         8.4. Continuing Security Interest; Transfer of Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full and termination of the Secured Obligations, (b) be binding upon each Grantor, its successors, and assigns, and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Banks, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when any Bank assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person pursuant to the terms of the Credit Agreement or other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Bank under this Security Agreement. Upon the payment in full and termination of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral pledged by any Grantor shall revert to such Grantor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Agent will, at each Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

         8.5. Concerning the Agent. The provisions of Article VIII of the Credit Agreement shall inure to the benefit of the Agent in respect of this Security Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent in its capacity as Agent hereunder:

         (a) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Majority Banks or, in the absence of such instructions, in accordance with its discretion.

         (b) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interests granted hereby in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Security Agreement by the Grantors.

         8.6. Choice of Law. This Security Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of Texas.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

                                GRANTORS:

                                ABF CARTAGE, INC.
                                ABF FARMS, INC.
                                ABF FREIGHT SYSTEM (B.C.) LTD.
                                ABF FREIGHT SYSTEM CANADA, LTD.
                                ABF FREIGHT SYSTEM, INC.
                                AGILE FREIGHT SYSTEM, INC.
                                AGRICULTURAL EXPRESS OF AMERICA, INC.
                                BEST SERVICE CORP.
                                CAROTRANS INTERNATIONAL, INC.
                                CLIPPER EXXPRESS COMPANY
                                DATA-TRONICS CORP.
                                FLEETNET AMERICA, INC.
                                G.I. TRUCKING COMPANY
                                LAND-MARINE CARGO, INC.
                                TRANSPORT REALTY, INC.



                                -----------------------------------
                                David E. Loeffler
                                Authorized Agent

                                     ANNEX 1
                        to Guarantors Security Agreement



                       NAMES AND ADDRESSES OF EACH GRANTOR
                       WHERE RECORDS FOR ACCOUNTS ARE KEPT

ABF Cartage, Inc.
3801 Old Greenwood Road
Fort Smith, Arkansas 72903

ABF Farms, Inc.
3801 Old Greenwood Road
Fort Smith, Arkansas 72903

ABF Freight System (B.C.), Ltd.
3801 Old Greenwood Road
Fort Smith, Arkansas 72903

ABF Freight System Canada, Ltd.
3801 Old Greenwood Road
Fort Smith, Arkansas 72903

ABF Freight System, Inc.
3801 Old Greenwood Road
Fort Smith, Arkansas 72903

Agile Freight System, Inc.
15700 West 103rd Street
Lemont, Illinois 60439

Agricultural Express of America, Inc.
15700 West 103rd Street
Lemont, Illinois 60434

Best Service Corp.
3801 Old Greenwood Road
Fort Smith, Arkansas 72903

CaroTrans International, Inc.
15700 West 103rd Street
Lemont, Illinois 60434

Clipper Exxpress Company
15700 West 103rd Street
Lemont, Illinois 60439

Data-Tronics Corp.
3801 Old Greenwood Road
Fort Smith, Arkansas 72903

FleetNet America, Inc.
300 Commerce Drive
Cherryville, North Carolina 28021

G.I. Trucking Company
14727 Alondra Boulevard
La Mirada, California 90638

Land-Marine Cargo, Inc.
3801 Old Greenwood Road
Fort Smith, Arkansas 72903

Transport Realty, Inc.
3801 Old Greenwood Road
Fort Smith, Arkansas 72903

                                     ANNEX 2
                        to Guarantors Security Agreement


                               FINANCING STATEMENT


1. The name and address of the DEBTOR is:





2. The name and address of the SECURED PARTY is:

         Societe Generale, Southwest Agency
         4800 Trammell Crow Center
         2001 Ross Avenue
         Dallas, Texas 75201

3. The federal tax I.D. number of the Debtor is: ___________________.

4. This Financing Statement covers the following assets or types of Collateral:

                  (a) Revenue Equipment. All now owned or hereafter acquired trucks, tractors, trailers and city tractors, and all accessories and parts therefor or attached thereto;

                  (b) Accounts. All now owned or hereafter acquired accounts and all rights to payment owing or to be owing to the Debtor, wherever the records for such accounts and rights to payment are held, including all instruments and chattel paper, wherever located, that represent any right of the Debtor to payment for services rendered, whether or not it has been earned by performance;

                  (c) Stock. All shares of capital stock of each Subsidiary of the Debtor;

                  (d) Records. All now owned or hereafter acquired ledger sheets, files, records, computer databases and software and documents relating to the foregoing Collateral; and

                  (e) Proceeds. All proceeds of the foregoing Collateral and, to the extent not otherwise included, all payments under any insurance, indemnity, warranty, or guaranty of or for the foregoing Collateral.

                                     DEBTOR:

                                     --------------------------------------


                                     --------------------------------------
                                     By:
                                         ---------------------------------
                                     Title:
                                            ------------------------------

                                     ANNEX 3
                        to Guarantors Security Agreement


                              UCC FILING LOCATIONS


ABF Cartage, Inc.

         Arkansas Secretary of State
         Sebastian County, Arkansas
         Hawaii Secretary of State

ABF Farms, Inc.

         Arkansas Secretary of State
         Sebastian County, Arkansas

ABF Freight System (B.C.), Ltd.

         Arkansas Secretary of State
         Sebastian County, Arkansas
         Illinois Secretary of State

ABF Freight System Canada, Ltd.

         Arkansas Secretary of State
         Sebastian County, Arkansas
         Illinois Secretary of State

ABF Freight System, Inc.

         Alabama Secretary of State
         Arizona Secretary of State
         Arkansas Secretary of State
         Sebastian County, Arkansas
         Garland County, Arkansas
         Craighead County, Arkansas
         Drew County, Arkansas
         Jefferson County, Arkansas
         Washington County, Arkansas
         Pulaski County, Arkansas
         California Secretary of State
         Colorado Secretary of State
         Connecticut Secretary of State

         Florida Secretary of State
         Clarke County, Georgia
         Douglas County, Georgia
         Gordon County, Georgia
         Chatham County, Georgia
         Dougherty County, Georgia
         Jackson County, Georgia
         Fulton County, Georgia
         Clayton County, Georgia
         DeKalb County, Georgia
         Jeff Davis County, Georgia
         Bibb County, Georgia
         Henry County, Georgia
         Hawaii Secretary of State
         Idaho Secretary of State
         Illinois Secretary of State
         Indiana Secretary of State
         Iowa Secretary of State
         Kansas Secretary of State
         Kentucky Secretary of State
         Jefferson County, Kentucky
         Rapides Parish, Louisiana
         Jefferson Parish, Louisiana
         Caddo Parish, Louisiana
         Maryland Secretary of State
         Baltimore City, Maryland
         Howard County, Maryland
         Prince George County, Maryland
         Massachusetts Secretary of State
         Plymouth County, Massachusetts
         Middlesex County, Massachusetts
         Bristol County, Massachusetts
         Worcester County, Massachusetts
         Michigan Secretary of State
         Minnesota Secretary of State
         Mississippi Secretary of State
         Warren County, Mississippi
         Washington County, Mississippi
         Hinds County, Mississippi
         Missouri Secretary of State
         Jackson County, Missouri
         Cape Girardeau, Missouri
         Independent City of St. Louis, Missouri

         Greene County, Missouri
         Buchanan County, Missouri
         Nebraska Secretary of State
         Nevada Secretary of State
         New Hampshire Secretary of State
         New Jersey Secretary of State
         New Mexico Secretary of State
         New York Secretary of State
         Albany County, New York
         Kings County, New York
         Erie County, New York
         Suffolk County, New York
         Monroe County, New York
         Onondaga County, New York
         North Carolina Secretary of State
         Buncombe County, North Carolina
         Mecklenberg County, North Carolina
         Gaston County, North Carolina
         Catawba County, North Carolina
         Durham County, North Carolina
         Henderson County, North Carolina
         Guilford County, North Carolina
         Cumberland County, North Carolina
         Forsyth County, North Carolina
         Union County, North Carolina
         Nash County, North Carolina
         Wake County, North Carolina
         Oregon Secretary of State
         Ohio Secretary of State
         Summit County, Ohio
         Franklin County, Ohio
         Lucas County, Ohio
         Butler County, Ohio
         Hamilton County, Ohio
         Cuyahoga County, Ohio
         Montgomery County, Ohio
         Portage County, Ohio
         Belmont County, Ohio
         Trumbull County, Ohio
         Pennsylvania Secretary of State
         Northumberland County, Pennsylvania
         Allegheny County, Pennsylvania
         Berks County, Pennsylvania

         Delaware County, Pennsylvania
         Cumberland County, Pennsylvania
         Erie County, Pennsylvania
         Lehigh County, Pennsylvania
         Philadelphia County, Pennsylvania
         Luzerne County, Pennsylvania
         York County, Pennsylvania
         Oklahoma Secretary of State
         Rhode Island Secretary of State
         South Carolina Secretary of State
         Tennessee Secretary of State
         Texas Secretary of State
         Utah Secretary of State
         Vermont Secretary of State
         Chittenden County, Vermont
         Virginia Secretary of State
         Independent City of Lynchburg, Virginia
         Independent City of Norfolk, Virginia
         Martinsville County, Virginia
         Prince William County, Virginia
         Chesapeake County, Virginia
         Independent City of Richmond, Virginia
         Washington Secretary of State
         Wisconsin Secretary of State
         West Virginia Secretary of State

Agile Freight System, Inc.

         California Secretary of State

Agricultural Express of America, Inc.

         Illinois Secretary of State
         California Secretary of State

Best Service Corp.

         Arkansas Secretary of State
         Sebastian County, Arkansas
CaroTrans International, Inc.

         California Secretary of State
         Florida Secretary of State

         Georgia Secretary of State
         DeKalb County, Georgia
         Illinois Secretary of State
         Jefferson Parish, Louisiana
         Maryland Secretary of State
         Independent City of Baltimore, Maryland
         New Jersey Secretary of State
         North Carolina Secretary of State
         Gaston County, North Carolina
         Mecklenburg County, North Carolina
         South Carolina Secretary of State
         Texas Secretary of State
         Virginia Secretary of State
         Virginia Beach County, Virginia

Clipper Exxpress Company

         Illinois Secretary of State
         Nevada Secretary of State
         Ohio Secretary of State

Data-Tronics Corp.

         Arkansas Secretary of State
         Sebastian County, Arkansas

FleetNet America, Inc.
         North Carolina Secretary of State
         Gaston County, North Carolina

G.I. Trucking Company

         Arizona Secretary of State
         California Secretary of State
         Los Angeles County, California
         Colorado Secretary of State
         Oklahoma Secretary of State
         Texas Secretary of State
         Utah Secretary of State
         Washington Secretary of State

Land-Marine Cargo, Inc.

         Illinois Secretary of State

Transport Realty, Inc.

         Arkansas Secretary of State
         Sebastian County, Arkansas

                                     ANNEX 4
                        to Guarantors Security Agreement

                               CUSTODIAL AGREEMENT


         This Custodial Agreement ("Agreement") dated as of ______________, is among the individuals signatory hereto as Custodians below, each such individual residing at the address set forth below his or her name below (such individuals each herein called the "Custodian"), and Societe Generale, Southwest Agency, as Administrative Agent (the "Agent") under the Credit Agreement (as amended or otherwise modified from time to time, the "Credit Agreement") dated as of June 12, 1998 among Arkansas Best Corporation, a Delaware corporation (the "Borrower"), the lenders parties thereto (the "Banks"), Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents, and the Agent. All capitalized terms defined in the Credit Agreement and used herein without definition shall have the same meanings herein as therein defined.

         WHEREAS, the Agent has requested the Custodian to act on the Agent's behalf to protect and preserve the Agent's rights, for the benefit of the Banks, with respect to certain Revenue Equipment pledged as collateral and securing the obligations of the Borrower and each Guarantor to the Banks; and

         WHEREAS, the Custodian has agreed so to act on behalf of the Agent under the terms of this Agreement;

         NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

         (a) As described in the Borrower Security Agreement and the Guarantors Security Agreement, and subject to the limitations described therein, any Grantor (as defined in such Security Agreements) may sell or transfer Revenue Equipment constituting Collateral (as defined in such Security Agreements) in the ordinary course of business. Due to the difficulty of administering such sales if the Agent were to hold the certificates of title with respect to all Revenue Equipment at its offices in Dallas, Texas, the Agent hereby designates each Custodian, as agent for the Agent, and by this Agreement authorizes such Custodian to hold such certificates of title for the Agent at the offices specified on Schedule 2.17 to the Credit Agreement. By execution hereof, each Custodian agrees that he or she shall act as Custodian for the Agent as herein provided and shall not take any action to release the Agent's lien on any of such certificates of title except as may from time to time be necessary to permit ordinary course of business sales of Revenue Equipment prior to the occurrence of a Default under the Credit Agreement in accordance with the terms of a power of attorney which will from time to time be executed and delivered to such Custodian by the Agent.

         (b) The Agent and each Custodian agree that such Custodian will act in accordance with the terms hereof on behalf of the Agent, to protect the Agent's interest in said Revenue Equipment for which ownership is evidenced by a certificate of title and in which the Agent has an interest. Each Custodian shall take reasonable measures and exercise reasonable care to prevent any Person other than any additional Custodian appointed by the Agent under the terms of an agreement substantially similar to this Agreement, from releasing or causing to be released the Agent's lien on any such Revenue Equipment, and will promptly notify the Agent of any such actions of which such Custodian becomes aware.

         (c) The Agent anticipates issuing a power of attorney substantially in the form of the Schedule attached hereto to the Custodian on a periodic basis, each for a limited duration, as described in Section 4.9 of the Borrower Security Agreement and the Guarantors Security Agreement to permit the Custodian to act on behalf of the Agent in releasing the Agent's lien on Revenue Equipment sold in accordance with the Credit Agreement and such Security Agreements and in supplying lienholder information to the proper governmental authorities for title processing and licensing necessary to reflect the Agent's continuing security interest in Revenue Equipment. Each Custodian recognizes that the power of attorney received by him or her shall be broad to enable the release of the Agent's lien as contemplated by the Security Agreements but nevertheless agrees that he or she will only release liens in accordance with the terms of the Security Agreements and this Agreement, and such Custodian is hereby authorized to do so and to supply lienholder information. No Custodian will release or take any action toward releasing any liens if such Custodian has reason to believe that (a) such release would not be in compliance with the terms of the Security Agreements or this Agreement, or (b) representations by employees, officers or other agents of the Grantor to the effect that certain sales or transfers comply with the terms of the Security Agreements are untrue, and such Custodian will promptly notify the Agent thereof.

         (d) Upon the occurrence of any Default under the Credit Agreement, the Agent may by notice to each Custodian, immediately revoke the power of attorney in effect at such time, and upon receipt of such notice which may be by telephone, telecopy or telex, such Custodian shall not take any further action to release any lien until instructed otherwise by the Agent.

         (e) Any Custodian may resign as Custodian hereunder upon 14 days' advance written notice to the Agent and the Borrower. Without limiting any rights of the Agent under the Credit Agreement and the Security Agreements, the Agent may terminate any Custodian's responsibilities hereunder (a) immediately in the event that such Custodian breaches his agreements, covenants or responsibilities hereunder or (b) upon 14 days' written notice, without cause, with the consent of the Borrower. Upon the resignation or termination of any Custodian, such Custodian shall have no further rights or responsibilities hereunder and shall immediately return to the Agent any then effective power of attorney; such Custodian will not hold himself or herself out as having any authority as a Custodian, and such Custodian shall notify all Persons as may be reasonably necessary to resolve any confusion, that such individual is no longer a Custodian hereunder.

         (f) This Agreement may be amended or waived only by a writing signed by the Agent, the Borrower and each Custodian. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal as of the date first above written.

                                     SOCIETE GENERALE, SOUTHWEST
                                     AGENCY, as Agent


                                     --------------------------------------
                                     By:
                                         ----------------------------------
                                     Title:
                                            -------------------------------


                                     CUSTODIANS:


                                     --------------------------------------
                                     Name:
                                           --------------------------------

                                     Address:


                                     --------------------------------------

                                     --------------------------------------
                                     Telephone:
                                                 --------------------------
                                     Telecopy:
                                                 --------------------------

         The undersigned, Arkansas Best Corporation, hereby recognizes that any Custodian referred to above shall, as agent for the Agent, hold certificates of title to Revenue Equipment which is subject to a Lien in favor of the Agent for the benefit of the Banks at the office referred to in the foregoing Custodial Agreement and, accordingly, for valuable consideration, receipt of which is hereby acknowledged, the undersigned grants such Custodian on behalf of itself and its Subsidiaries a continuing right to use its offices for such purpose as may be necessary and convenient to carry out the provisions of the foregoing Custodial Agreement.

                                     ARKANSAS BEST CORPORATION



                                     --------------------------------------
                                     By:
                                         ----------------------------------
                                     Title:
                                            -------------------------------

                         SCHEDULE TO CUSTODIAL AGREEMENT

                                POWER OF ATTORNEY

         This Power of Attorney is made the ____ day of _________, 19___ by Societe Generale, Southwest Agency, as Administrative Agent (the "Agent") for itself and the lenders which are or may become parties to the Credit Agreement dated as of June 12, 1998 among Arkansas Best Corporation, such lenders, Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents, and the Agent (as it may be amended or otherwise modified from time to time, the "Credit Agreement").

         KNOW ALL PERSONS BY THESE PRESENTS, that the Agent does hereby constitute and appoint ______________________________ as the Agent's true and lawful attorney and in the name, place, and stead of the Agent to execute, on behalf of the Agent, such documents and instruments necessary to release the security interest or lien granted by the Grantor (as defined in the Borrower Security Agreement and Guarantors Security Agreement referenced in the Credit Agreement) on revenue equipment for which a certificate of title has been issued and which designates the Agent as the secured party on the application for certificate of title or certificate of title, as appropriate, with respect to any revenue equipment of the Grantor the ownership of which is evidenced by a certificate of title.

         This Power of Attorney shall expire on ___________, 19__.

         IN WITNESS WHEREOF, the Agent has caused this Power of Attorney to be duly executed this ___ day of __________, 19__.


                                     SOCIETE GENERALE, SOUTHWEST
                                     AGENCY, as Agent


                                     --------------------------------------
                                     By:
                                         ----------------------------------
                                     Title:
                                            -------------------------------

I attest to the fact that this is a true and exact copy of the Original Power of Attorney

Subscribed and sworn to before me
this _____ day of __________, 199__.


---------------------------------------------
Notary Public
My Commission Expires:__________

                                    EXHIBIT E


                               NOTICE OF BORROWING


                                     [Date]


Societe Generale, Southwest Agency,
as Administrative Agent under the Credit Agreement herein described 4800 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201

Attention:  Ms. Terri Jones and Mr. David Oldani

Ladies and Gentlemen:

The undersigned, Arkansas Best Corporation, a Delaware corporation (the "Borrower"), refers to the Credit Agreement dated as of June 12, 1998 (as the same may be further amended or modified from time to time, the "Credit Agreement," the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, the Banks, the Co-Documentation Agents and the Agent, and hereby gives you irrevocable notice pursuant to Section 2.2(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2(a) of the Credit Agreement:


                  (a) The Business Day of the Proposed Borrowing is _____________, 19_____.

                  (b) The Proposed Borrowing will be a Revolving Borrowing composed of [Prime Rate Advances] [Eurodollar Rate Advances].

                  (c) The aggregate amount of the Proposed Borrowing is $____________.

                  (d) The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [_____ month[s]].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (a) the representations and warranties contained in the Credit Agreement and Section 7 of the Guaranty and in each Security Agreement are correct in all

Societe Generale, Southwest Agency
[Date]
Page 2


         material respects, before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing; and

                  (b) no Default has occurred and remains uncured, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

                                          Very truly yours,

                                          ARKANSAS BEST CORPORATION



                                          By:
                                             ---------------------------------
                                             David E. Loeffler
                                             Vice President, Chief Financial
                                             Officer, and Treasurer

                                    EXHIBIT F


                      NOTICE OF CONVERSION OR CONTINUATION


                                     [Date]


Societe Generale, Southwest Agency,
as Administrative Agent under the Credit Agreement herein described 4800 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201

Attention:  Ms.  Terri Jones and Mr. David Oldani

Ladies and Gentlemen:

The undersigned, Arkansas Best Corporation, a Delaware corporation (the "Borrower"), refers to the Credit Agreement dated as of June 12, 1998 (as the same may be further amended or modified from time to time, the "Credit Agreement," the defined terms of which are used in this Notice of Conversion or Continuation unless otherwise defined in this Notice of Conversion or Continuation), among the Borrower, the Banks, the Co-Documentation Agents, and the Agent, and hereby gives you irrevocable notice pursuant to Section 2.2(b) of the Credit Agreement that the undersigned hereby requests a Conversion or continuation of an outstanding Borrowing, and in connection with that request sets forth below the information relating to such Conversion or continuation (the "Proposed Borrowing") as required by Section 2.2(b) of the Credit
Agreement:


                  (a) The Business Day of the Proposed Borrowing is _______________, 19 ____.

                  (b) The Proposed Borrowing will be a composed of [Prime Rate Advances] [Eurodollar Rate Advances].

                  (c) The aggregate amount of the Borrowing to be Converted or continued is $ _______ and consists of [Prime Rate Advances] [Eurodollar Rate Advances].

                  (d) The Proposed Borrowing consists of [a Conversion to [Prime Rate Advances] [Eurodollar Rate Advances]] [a continuation of [Prime Rate Advances] [Eurodollar Rate Advances]].

Societe Generale, Southwest Agency
[Date]
Page 2



                  (e) The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [____ month[s]].


                                            Very truly yours,

                                            ARKANSAS BEST CORPORATION


                                            By:
                                               --------------------------------
                                               David E. Loeffler
                                               Vice President, Chief Financial
                                               Officer, and Treasurer

                                   EXHIBIT G


                           ASSIGNMENT AND ACCEPTANCE

                          Dated ________________, 19__


         Reference is made to the Credit Agreement dated as of June 12, 1998 (as the same may be further amended or modified from time to time, the "Credit Agreement") among Arkansas Best Corporation, a Delaware corporation (the "Borrower"), the Banks, Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents, and Societe Generale, Southwest Agency, as Administrative Agent. Capitalized terms not otherwise defined in this Assignment and Acceptance shall have the meanings assigned to them in the Credit Agreement.

         Pursuant to the terms of the Credit Agreement, ________________ wishes
to assign and delegate    1 of its rights and obligations under the Credit
Agreement.  Therefore, _________________ ("Assignor"), _______________
("Assignee"), and the Agent agree as follows:

         1. As of the Effective Date (as defined below), the Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i), (ii), and (iii) of Section 2, a ___% interest in and to all of the Assignor's rights and obligations under the Credit Agreement in connection with its Commitment, including, without limitation, such percentage interest in the Assignor's Revolving Commitment and the Advances owing to the Assignor, the participation interest in the Letter of Credit Obligations held by the Assignor and the Term Note held by the Assignor.

         2. The Assignor (i) represents and warrants that, prior to executing this Assignment and Acceptance, its Revolving Commitment is $__________, the aggregate outstanding principal amount of Revolving Advances owed to it by the Borrower is $_____________, and its Pro Rata Share of the Letter of Credit Exposure is $___________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other





---------------

     (1) Specify percentage in no more than 5 decimal points.

Credit Document or any other instrument or document furnished pursuant thereto;
(iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; and (v) attaches the Note referred to in paragraph 1 above and requests that the Agent exchange such Note for a new Revolving Note dated ____________, 19__ in the principal amount of $______________ payable to the order of the Assignee [, and a new Revolving Note dated ___________, 19__ in the principal amount of $__________, payable to the order of Assignor].

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Co-Documentation Agents, the Assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and any other Credit Document as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Credit Document are required to be performed by it as a Bank; (v) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof; (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and its Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty(2), and (vii) represents that it is an Eligible Assignee.

         4. The effective date for this Assignment and Acceptance shall be ________________ (the "Effective Date")(3) and following the execution of this Assignment and Acceptance, the Agent will record it.

  5. Upon such recording, and as of the Effective Date, (i) the Assignee shall be a _________





---------------

     (2) If the Assignee is organized under the laws of a jurisdiction outside the United States.
     (3) See Section 9.6. Such date shall be at least three Business Days after the execution of this Assignment and Acceptance.

party to the Credit Agreement for all purposes, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights against the Borrower pursuant to Sections 2.9, 2.11(c) and 9.7 of the Credit Agreement, which shall survive this assignment) and be released from its obligations under the Credit Agreement.

         6. Upon such recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and commitment fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

         The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.



                                [ASSIGNOR]


                                By:
                                       ----------------------------------------
                                Name:
                                       ----------------------------------------
                                Title:
                                       ----------------------------------------

                                Address:
                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------


                                Attention:
                                         --------------------------------------
                                Telecopy:
                                         --------------------------------------
                                Telephone:
                                         --------------------------------------

                                [ASSIGNEE]


                                By:
                                       ----------------------------------------
                                Name:
                                       ----------------------------------------
                                Title:
                                       ----------------------------------------

                                Domestic Lending Office:

                                Address:
                                         --------------------------------------

                                         --------------------------------------

                                Attention:
                                         --------------------------------------
                                Telecopy:
                                         --------------------------------------
                                Telephone:
                                         --------------------------------------

                                Eurodollar Lending Office:

                                Address:
                                         --------------------------------------

                                         --------------------------------------

                                Attention:
                                         --------------------------------------
                                Telecopy:
                                         --------------------------------------
                                Telephone:
                                         --------------------------------------


                                SOCIETE GENERALE, SOUTHWEST AGENCY,
                                as Agent


                                By:
                                       ----------------------------------------
                                Name:
                                       ----------------------------------------
                                Title:
                                       ----------------------------------------


                                Address:    4800 Trammel Crow Center
                                            2001 Ross Avenue
                                            Dallas, Texas 75201

                                Attention:  David Oldani
                                Telecopy:  (214) 979-1104
                                Telephone: (214) 979-2777

                                   EXHIBIT H


June 12, 1998




To Each of the Banks Party to the
Credit Agreement and Societe Generale,
Southwest Agency, as Administrative
Agent for the Banks

Ladies and Gentlemen:

I have acted as counsel to Arkansas Best Corporation, a Delaware corporation (the "Borrower"), and the Guarantors in connection with the Credit Agreement dated as of June 12, 1998 (the "Credit Agreement"), among the Borrower, the Banks, Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents, and Societe Generale, Southwest Agency, as Administrative Agent. I have been requested to render this opinion pursuant to Section 3.01(a)(iv) of the Credit Agreement. Capitalized terms not otherwise defined in this opinion that are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.

In connection with this opinion, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such corporate documents and records of the Borrower and the Guarantors and have received such information from officers and representatives of the Borrower and the Guarantors as I have deemed necessary or appropriate to enable me to express the opinions expressed below. I have also relied on certificates of officers of the Borrower and the Guarantors and certificates of public officials as to certain factual matters. For purposes of this opinion, I have also examined each of the Credit Documents.

In rendering my opinion, I have assumed (a) the genuineness of all signatures,
(b) the authenticity of all documents submitted to me as originals, (c) the conformity to authentic original documents of all documents submitted to me as certified, conformed, or photostatic copies, and (d) the due authorization, execution, and delivery of all documents referred to herein by the parties thereto other than the Borrower and the Guarantors.

To Each of the Banks Party to the
Credit Agreement and Societe Generale,
Southwest Agency, as Administrative
Agent for the Banks
June 12, 1998
Page 2

Based on the foregoing and subject to the further assumptions, qualifications, and limitations set forth below, and as may be disclosed in the Credit Documents, I am of the opinion that:

1. The Borrower and the Guarantors are corporations duly incorporated, validly existing, and in good standing under the laws of the jurisdictions of their incorporation.

2. The Borrower and the Guarantors have the requisite corporate power to own or hold under lease their assets and to carry on their businesses as now being conducted and as proposed to be conducted.

3. The Borrower and the Guarantors are duly qualified as foreign corporations and are authorized to do business in each jurisdiction where the character of the properties owned or held under lease by them or the nature of the business transacted by them makes such qualification necessary and where failure to so qualify would have a material adverse effect on the business, operations, or financial condition of the Borrower or any of the Guarantors.

4. To my knowledge after due inquiry, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against or affecting the Borrower or any of the Guarantors or the rights of the Borrower or any of the Guarantors which could reasonably be expected to have a material adverse effect on the financial condition, operations, or business of the Borrower or any of the Guarantors or the ability of the Borrower or any of the Guarantors to perform their respective obligations under the Credit Documents.

5. None of (a) the execution and delivery of the Credit Documents, (b) the consummation of the transactions therein contemplated, or (c) compliance with the terms and provisions thereof will (i) conflict with or result in a breach of, or require any consent under, the certificate or articles, as the case may be, of incorporation or bylaws of the Borrower or any of the Guarantors, or any law or regulation applicable to the Borrower or any of the Guarantors, or any of their respective properties, or any order, writ, injunction or decree of any court or Governmental Authority or agency known to us after due inquiry, (ii) conflict with any material agreement or instrument to which the Borrower or any of the Guarantors is a party or by which the Borrower or any of the Guarantors or their respective properties are bound, known to us after due inquiry (a "Material Contract"), or (iii) constitute a default under any Material Contract or (except for the Liens permitted by the Agreement) result in the creation or imposition of any

To Each of the Banks Party to the
Credit Agreement and Societe Generale,
Southwest Agency, as Administrative
Agent for the Banks
June 12, 1998
Page 3

         Lien upon any of the revenues or assets of the Borrower or any of the Guarantors pursuant to the terms of any such Material Contract.

6. The Borrower and the Guarantors have all necessary corporate power and authority to execute, deliver and perform their respective obligations under the Credit Documents to which they are a party and the execution, delivery, and performance by the Borrower and the Guarantors of the Credit Documents to which they are a party and the obligations thereunder have been duly authorized by all necessary corporate action.

7. The Credit Documents to which they are a party have been duly and validly executed and delivered by the Borrower and the Guarantors and constitute legal, valid, and binding obligations of the Borrower and the Guarantors enforceable against them in accordance with their respective terms, except that the enforceability thereof may be limited (a) by bankruptcy, insolvency, reorganization, fraudulent conveyance, or moratorium or other similar laws relating to the enforcement of creditors' rights generally and (b) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8. No authorizations, approvals, or consents of, or filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery, or performance by the Borrower or any of the Guarantors of the Credit Documents to which they are a party, except for authorizations, consents, and approvals that have already been obtained and filings which have already been made.

9. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation_U or X of the Board of Governors of the Federal Reserve System).

10. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

11. The Borrower Security Agreement and the Guarantors Security Agreement each create valid security interests in favor of the Agent for the benefit of the Banks, enforceable against the Borrower and each Guarantor, respectively, in all rights, titles and interests of the Borrower in the Collateral (as defined in such Security Agreement), as security for the Secured Obligations (as defined in such Security Agreements). Upon (i) the filing of the UCC1 Financing Statements executed by

To Each of the Banks Party to the
Credit Agreement and Societe Generale,
Southwest Agency, as Administrative
Agent for the Banks
June 12, 1998
Page 4

         the Borrower and the respective Guarantors in the forms attached as Annex 2to each such Security Agreement at the locations listed on Annex 3 to each such Security Agreement and Annex 7 to the Guarantors Security Agreement for the respective Grantor (as defined in such Security Agreements), (ii) the delivery of the Pledged Shares (as such terms are defined in each such Security Agreement), together with stock powers executed in blank to the Agent, and (iii) the filing of applications for certificates of title noting the Agent's lien thereon with the appropriate Registry of Motor Vehicles or similar authority, then such security interests granted by the Borrower and the Guarantors (other than the Canadian Subsidiaries) under the Uniform Commercial Code or other applicable law will be perfected security interests in the Collateral described therein or evidenced thereby.

The foregoing opinion is, with your concurrence, predicated upon and qualified in its entirety by the following:

         I am a member of the Bar of the State of Arkansas, and I express no opinion as to the laws of any jurisdiction, other than the Federal Laws of the United States of America, the Laws of the State of Arkansas, and the Delaware General Corporation Law. Insofar as the foregoing opinion involves agreements that purport to be governed by Texas or other states' laws, I have assumed that such law is the same as the Law of the State of Arkansas.

This opinion is solely for your benefit and may not be relied upon by any person other than you and your counsel and any of your assignees and participants.

Very truly yours,



Richard F. Cooper

                                   EXHIBIT I


                                  June 12, 1998



To each of the Banks party to the
Credit Agreement and Societe Generale,
Southwest Agency, as Administrative Agent for the Banks.


Ladies and Gentlemen:

We have acted as special counsel to Societe Generale, Southwest Agency, acting for itself and as Administrative Agent, and Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents (the "Agents"), in connection with the preparation, execution and delivery of the Credit Agreement dated as of June 12, 1998 (the "Credit Agreement") among Arkansas Best Corporation, a Delaware corporation (the "Borrower"), the Banks, Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents, and Societe Generale, Southwest Agency, as Administrative Agent. Capitalized terms not otherwise defined in this opinion that are defined in the Credit Agreement shall have the meaning assigned to them in the Credit Agreement.

In connection with our representation of the Agents, we have examined executed counterparts of the Credit Agreement, the Notes, the Guaranty, the Security Agreements, the opinions of legal counsel to the Borrower and the Guarantors, delivered on the date hereof, and such other documents furnished by the Borrower and the Guarantors pursuant to Section 3.1 of the Credit Agreement (the "Closing Documents").

For purposes of this opinion, we have assumed (a) the authenticity of all such documents submitted to us as originals, (b) the genuineness of all signatures, and (c) the conformity to the originals of all such documents submitted to us as copies. We have relied (a) as to factual matters, on the representations and warranties and other statements of fact contained in the Closing Documents, and
(b) as to matters of law covered by the opinions of counsel to the Borrower and Guarantors, on such opinions. We also have assumed that each of the Borrower, the Guarantors, the Banks, the Co-Documentation Agents and the Administrative Agent has duly executed and delivered the Closing Documents with all necessary power and authority.

To each of the Banks party to the
Credit Agreement and Societe Generale,
Southwest Agency, as Agent for the Banks
June 12, 1998
Page 2



Based upon the foregoing examination of documents and assumptions and upon such other investigation as we have deemed necessary, we are of the opinion that the opinion of Borrower's and Guarantors' counsel and the other Closing Documents are substantially responsive to the requirements of the Credit Agreement.

This opinion is solely for the benefit of the Banks and the Agents, their respective successors, assigns, participants and other transferees and may be relied upon only by such persons in connection with the transactions contemplated by the Credit Agreement.

                                            Very truly yours,



                                            Bracewell & Patterson, L.L.P.

                                    EXHIBIT J


                             COMPLIANCE CERTIFICATE


         This certificate dated as of __________, 199__ is prepared pursuant to
Section 5.6 [(a)] [(b)] of the Credit Agreement dated as of June 12, (as it may be amended in accordance with its terms, the "Credit Agreement") among Arkansas Best Corporation (the "Borrower"), the Banks, Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents, and Societe Generale, Southwest Agency, as Administrative Agent. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement.

         The Borrower hereby certifies (a) that no Default has occurred or is continuing, (b) that all of the representations and warranties made by the Borrower and its Subsidiaries in the Credit Agreement and Section 7 of the Guaranty and each Security Agreement are true and correct in all material respects as if made on this date, and (c) that as of the last day of the previous quarter the amounts and calculations attached as Exhibit A hereto were true and correct.

         Executed this _____ day of __________, 199__.


                                            ARKANSAS BEST CORPORATION



                                            By:
                                               --------------------------------
                                               David E. Loeffler
                                               Vice President, Chief Financial
                                               Officer, and Treasurer

                                    EXHIBIT K

                           BORROWING BASE CERTIFICATE


         Arkansas Best Corporation, a Delaware corporation (the "Borrower"), pursuant to Section 5.6(i) of the Credit Agreement dated as of June 12, 1998 (terms defined therein used herein as so defined), among the Borrower, the Banks, Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents, and Societe Generale, Southwest Agency, as Administrative Agent, does hereby certify the following as of __________, 19__ [last day of immediately preceding calendar month]:



1.       Net Depreciated Value of Eligible Revenue Equipment                              $
                                                                                          --------------------------

2.       Borrowing Base Value of Eligible Revenue Equipment (80%)                         $
                                                                                          --------------------------

3.       Aggregate Outstanding Eligible Receivables                                       $
                                                                                          --------------------------

4.       Borrowing Base Value of Eligible Receivables (85%)                               $
                                                                                          --------------------------

5.       Real Estate Value of Eligible Real Property                                      $
                                                                                          --------------------------

6.       Borrowing Base Value of Eligible Real Property (70%)                             $
                                                                                          --------------------------

7.       Current Market Value of Treadco Shares ($_____ per share)                        $
                                                                                          --------------------------

8.       Borrowing Base Value of Treadco Shares (50%)                                     $
                                                                                          --------------------------

9.       Net Depreciated Value of Eligible Other Equipment                                $
                                                                                          --------------------------

10.      Borrowing Base Value of Eligible Other Equipment (50%)                           $
                                                                                          --------------------------

11.      TOTAL BORROWING BASE VALUE
         (Sum of Lines 2, 4, 6, 8, and 10)                                                $
                                                                                          --------------------------

12.      Total Revolving Commitments                                                      $
                                                                                          --------------------------

13.      BORROWING BASE LIMIT UNDER REVOLVING COMMITMENTS
         (Lesser of Line 11 or Line 12)                                                   $
                                                                                          --------------------------

14.      Outstanding Revolving Advances                                                   $
                                                                                          --------------------------


15.      Letter of Credit Exposure                                                        $
                                                                                          --------------------------

16.      Availability under Revolving Commitments
         (Line 13 minus the sum of Lines 14 and 15)                                       $
                                                                                          --------------------------

         The Borrower has caused this Borrowing Base Certificate to be executed this ____ day of ____, 199__.


                                                  ARKANSAS BEST CORPORATION


                                                  By:
                                                     --------------------------
                                                  Name:
                                                       ------------------------
                                                  Title:
                                                        -----------------------

                                    EXHIBIT L


                             FORM OF SWINGLINE NOTE


$15,000,000                                                      June 12, 1998


         For value received, the undersigned Arkansas Best Corporation, a Delaware corporation ("Borrower"), hereby promises to pay to the order of Societe Generale, Southwest Agency (the "Bank") the principal amount of Fifteen Million and No/100 Dollars ($15,000,000) or, if less, the aggregate outstanding principal amount of each Swingline Advance (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower, together with interest on the unpaid principal amount of each such Swingline Advance from the date of such Swingline Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

         This Note is the Swingline Note referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of June 12, 1998 (as the same may be further amended or modified from time to time, the "Credit Agreement"), among the Borrower, the Banks, Bank of America National Trust and Savings Association and Wells Fargo Bank (Texas), N.A., as Co-Documentation Agents, and Societe Generale, Southwest Agency, as Administrative Agent. Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Swingline Advances by the Bank to the Borrower from time to time at the discretion of the Bank in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Swingline Advance being evidenced by this Note and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to the Agent at 4800 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201 (or at such other location or address as may be specified by the Agent to the Borrower) in same day funds. The Bank shall record all Swingline Advances and payments of principal made under this Note, but no failure of the Bank to make such recordings shall affect the Borrower's repayment obligations under this Note.

         Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the state of Texas (except that Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15, which regulates certain revolving credit loan accounts shall not apply to this Note).

                                       ARKANSAS BEST CORPORATION



                                       By:
                                          -------------------------------------
                                          David E. Loeffler
                                          Vice President, Chief Financial
                                          Officer, and Treasurer